UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of
1934
(Amendment No.)

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
LIBERTY GLOBAL PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2023

Dear Shareholder:

You are invited to attend the 2023 Annual General Meeting of Shareholders of Liberty Global plc to be held at 3:00 p.m. CET (9:00 a.m Eastern time), on Wednesday, June 14, 2023, at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, telephone number +31 20 778 9840.

The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the resolutions you will be asked to consider and vote upon and related matters.

Your vote is important, regardless of the number or class of shares you own. Whether or not you plan to attend the 2023 Annual General Meeting, please read the enclosed proxy materials and vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by promptly signing, dating and returning your proxy card in the envelope provided.

Thank you for your continued support and interest in our company.

Sincerely,

Michael T. Fries

President and Chief Executive Officer

Liberty Global plc

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC

Notice of Annual General Meeting of Shareholders

to be Held June 14, 2023

The 2023 Annual General Meeting of Shareholders (the AGM) of Liberty Global plc (Liberty Global) will be held at 3:00 p.m. CET (9:00 a.m Eastern time), on Wednesday, June 14, 2023, at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, telephone number +31 20 778 9840, for the following purposes:

1.	Elect Miranda Curtis CMG as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2026 or until a successor in interest is appointed.

2.	Elect J David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2026 or until a successor in interest is appointed.

3.

Approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2022, contained in Appendix A of the proxy statement (in accordance with requirements applicable to U.K. companies).

4.

Approve the director’s compensation policy contained in Appendix A of Liberty Global’s proxy statement for the 2023 AGM (in accordance with requirements applicable to United Kingdom (U.K.) companies) to be effective as of the date of the 2023 AGM.

5.

Approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the 2023 AGM pursuant to the compensation disclosure rules of the Securities and Exchange Commission, under the heading “Executive Officers and Directors Compensation”.

6.	Ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2023.

7.

Appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (the Companies Act) (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	Authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

9.

To authorize Liberty Global’s board of directors in accordance with Section 551 of the Act to exercise all the powers to allot shares in Liberty Global and to grant rights to subscribe for or to convert any security into shares of Liberty Global.

10.

Authorize Liberty Global’s board of directors in accordance with Section 570 of the Companies Act to allot equity securities (as defined in Section 560 of the Companies Act) pursuant to the authority contemplated by Resolution 9 for cash, without the rights of preemption provided by Section 561 of the Companies Act.

11.

Authorize Liberty Global and its subsidiaries to make political donations to political parties, independent election candidates and/or political organizations other than political parties and/or incur political expenditures of up to $1,000,000 under the Companies Act.

12.

Approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2023 AGM.

13.	Approve the Liberty Global 2023 Incentive Plan, as further detailed in this proxy statement.

Please refer to the proxy statement for detailed information on each of these resolutions. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that the shareholders entitled to vote at the AGM vote “FOR” each of the resolutions. No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.

Resolutions 1 through 9 and 11 through 13 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a simple majority of votes cast are cast in favor thereof. Resolution 10 will be proposed as a special resolution, which means that, assuming a quorum is present, the resolution will be approved if 75% of the votes cast are cast in favor thereof.

With respect to the advisory vote on resolution 3 regarding approving our U.K. statutory implementation report for the year ended December 31, 2022, and resolution 5 regarding our named executive officer compensation as reported in the proxy statement, the result of the vote for each resolution will not require our board of directors or any committee thereof to take any action. Our board of directors will, however, carefully consider the outcome of the advisory vote on the resolutions, as our board values the opinions of our shareholders.

During the AGM, our board of directors will lay before our company our U.K. annual report and accounts for the year ended December 31, 2022, which report includes our statutory accounts, the U.K. Statutory Directors’ Report and the statutory Auditors’ Report for the year ended December 31, 2022.

PROXY VOTING METHODS

Vote by Internet	Visit www.envisionreports.com/lgip. You will need the individual identifying number included on your proxy card, voting instruction form or notice.

Vote by Mail	Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

Vote by Phone	Call the number located on your proxy card.

Attend the Meeting in Person

All shareholders of Liberty Global are invited to attend the AGM.

All shareholders of record of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares of Liberty Global (collectively, the voting shares) as of 11:00 p.m. Central European Time (5:00 p.m. Eastern Time) on April 28, 2023, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof and are entitled to vote at the AGM or any adjournment thereof. The holders of our voting shares will vote together as a single class on each of the above resolutions. A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202 U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM. The shareholders of record of Liberty Global Class C ordinary shares are not entitled to vote on the resolutions to be presented at the AGM.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet, by phone or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the U.S.).

If you vote via the internet, your vote must be received by 7:00 a.m. CET (1:00 a.m. Eastern time), on June 14, 2023. You may revoke your proxy in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

Bryan H. Hall

Secretary

April 28, 2023

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

2

LIBERTY GLOBAL PLC

161 Hammersmith Road, London W6 8BS

United Kingdom

Registered in England Nr 8379990

PROXY STATEMENT FOR THE

2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of record as of 11:00 p.m. Central European Time (5:00 p.m. Eastern Time) on April 27, 2023, of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares, each with nominal value $0.01 per share, of Liberty Global plc, a public limited company organized under the laws of England and Wales (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2023 Annual General Meeting of Shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). Under English law, holders of a company’s ordinary shares are referred to as “members”, but for convenience, they are referred to in this proxy statement as “shareholders”.

As permitted by the SEC’s rules and regulations in the United States (U.S.) and the United Kingdom Companies Act 2006 (the Companies Act), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about May 5, 2023. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested. In addition to the annual report accompanying our proxy materials as required by the rules and regulations of the SEC, we are also providing our United Kingdom (U.K.) annual report and accounts for the year ended December 31, 2022 (the U.K. Report and Accounts) as required by the Companies Act. The U.K. Report and Accounts includes the U.K. statutory accounts, the U.K. statutory Directors’ Report and the U.K. Auditors’ Report and is being made available at the same time and by the same methods as our proxy materials and annual report. If you would like to receive a printed copy of our U.K. Report and Accounts, please follow the instructions for requesting such report included in the Internet Notice.

Voting Matters and Board Recommendations

Set forth below is a brief summary of the resolutions to be passed at the AGM. Because this is a summary, we encourage you to read the full proxy statement for all the details. As a company incorporated in England and Wales and listed on NASDAQ, we have resolutions that are required under both U.K. and U.S. rules and regulations. The board of directors recommends that the holders of our Liberty Global Class A shares and Liberty Global Class B shares (collectively, the voting shares) vote “FOR” each of the following resolutions:

Resolution	Issue	Board Recommendation
1-2	Election of Directors • Miranda Curtis CMG • J David Wargo	FOR

3	U.K. Advisory Vote on Director Compensation	FOR

4	U.K. Vote on Director Compensation Policy	FOR

5	U.S. Advisory Vote on Compensation of NEOs	FOR

6-8	Auditor Related Resolutions • Ratification of KPMG as Independent Auditor • Appoint KPMG as Statutory Auditor • Authorize Audit Committee to Determine Statutory Auditor Fees	FOR
9	Authorize Share Allotment and Subscription Rights	FOR

10	Waive Preemptive Rights	FOR

11	Authorize Political Contributions	FOR

12	Authorize Share Buybacks	FOR

13	Approve Incentive Plan	FOR

No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.

The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the resolutions.

QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING

The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement, including any Appendices, before voting.

When and where is the AGM?

The AGM will be held at 3:00 p.m. CET (9:00 a.m Eastern time), on Wednesday, June 14, 2023, at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, telephone number +31 20 778 9840. As a result of regulations and guidelines, physical attendance at the meeting may be subject to restrictions or limitations based upon company policy. For up-to-date information, please refer to our website at https://www.libertyglobal.com/investors/investor-relations/.

What is the record date for the AGM?

The “record date” for the AGM is 11:00 p.m. Central European Time (5:00 p.m. Eastern Time) on April 27, 2023.

What is the purpose of the AGM?

The purpose of the AGM is to consider and vote on each of the resolutions listed in the Meeting Notice and more fully described in this proxy statement. The resolutions in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a resolution to adjourn or postpone the AGM, the officers designated as proxies will have discretion to vote on such resolution, unless the resolution is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.

What are the requirements to elect the directors and approve each of the other resolutions?

You may cast your vote for or against resolutions 1 through 13 or abstain from voting your shares on one or more of these resolutions.

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares voting together as a single class is required to approve each of resolutions 1 through 9 and 11 through 13. For example, in regard to the election of directors at the AGM, a nominee for director will be elected to our board if the votes cast “For” such nominee exceed the votes cast “Against” such nominee’s election. The affirmative vote of at least 75% of the votes cast by the holders of our voting shares voting together as a single class is required to approve resolution 10.

How many votes do shareholders have at the AGM?

Only holders of record of our voting shares as of the record date are entitled to vote at our AGM. As of the record date, we expect to have outstanding and entitled to vote at the meeting approximately 171,751,460 Liberty Global Class A shares and 12,994,000 Liberty Global Class B shares. Our voting shares are our only voting ordinary shares and vote together as a single class on all matters. Each Liberty Global Class A share has one vote and each Liberty Global Class B share has ten votes on each matter on which holders of ordinary shares of such classes are entitled to vote at the AGM. The Liberty Global Class C shares are non-voting, except where otherwise required by the Companies Act and our articles of association.

As of the record date, we expect to have approximately 1,227 record holders of Liberty Global Class A shares and four record holders of Liberty Global Class B shares. These amounts do not include the number of shareholders whose ordinary shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record and the proxy materials or the Internet Notice are being sent directly to you by Liberty Global. If your shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held in street name and the proxy materials or the Internet Notice are being made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions on the proxy card or Internet Notice.

What do shareholders need to do to vote on the resolutions?

Voting on the resolutions will be by a poll. If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you may appoint a proxy to vote on your behalf. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. If you receive a paper copy of the proxy materials, you may also follow the instructions contained therein to submit a proxy and to vote either by submitting a paper proxy or over the internet.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee as to how to vote your shares or when granting or revoking a proxy.

To be valid, the submission of a proxy via the internet must be received by 7:00 a.m. Central European Time (1:00 a.m. Eastern Time) on June 14, 2023.

How do I vote my shares that are held in our 401(k) Plan

If you hold Liberty Global Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc. (LGI), the trustee for such plan is required to vote your Liberty Global Class A shares as you specify. To allow sufficient time for the trustee to vote your Liberty Global Class A shares, your voting instructions must be received by 6:00 a.m. Central European Time (12:00 a.m. Eastern Time) on June 8, 2023. To vote such shares, please follow the instructions provided by the trustee for such plan.

What if I do not specify a choice for a resolution in my proxy?

All voting shares properly voted via the internet at or prior to 7:00 a.m. Central European Time (1:00 a.m. Eastern Time) on June 14, 2023, and all voting shares represented by properly executed paper proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If you are a shareholder of record and no specific instructions are given, the voting shares represented by a properly executed proxy will be voted in favor of each of the resolutions, as listed in the Meeting Notice.

If you are a beneficial owner, your broker, bank or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and vote on non-routine matters. Resolutions 6, 7 and 8 are considered routine, and your broker, bank or other nominee may, at their discretion, vote on these resolutions without instructions from you. The remaining resolutions are considered non-routine matters and thus your broker, bank or other nominee may not vote on these resolutions without instructions from you.

What if I respond and indicate that I am abstaining from voting?

A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the resolutions.

Can I change my vote?

You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated and signed paper proxy or by attending the meeting and voting in person. Attendance at the AGM will not, in itself, constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, Griffin house, 161 Hammersmith Rd, London W6 8BS, United Kingdom, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 7:00 a.m. Central European Time (1:00 a.m. Eastern Time), on June 14, 2023. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

All voting shares that have been properly voted and not revoked will be voted at the AGM.

What are “broker non-votes” and how are they treated?

A broker non-vote occurs when ordinary shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the ordinary shares on a particular resolution. Ordinary shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting but will be deemed ordinary shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote on a particular matter.

Who may attend, and who may vote at, the AGM?

All shareholders of Liberty Global may attend the AGM. Only holders of record of our voting shares, as of 11:00 p.m Central European Time (5:00 p.m. Eastern Time), on April 27, 2023, the record date for the AGM, are entitled to vote at the AGM or any adjournment thereof. Holders of Liberty Global Class C shares will not be entitled to vote on any of the resolutions.

If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the meeting. Any corporation that is a shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Global. If you are a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.

Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM in person (note that you may change your vote at the AGM as provided in this proxy statement).

A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London    W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM.

What constitutes a quorum at the AGM?

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the AGM is necessary to constitute a quorum at the AGM.

How can I request paper copies of the proxy materials?

If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials, our annual report and our U.K. Report and Accounts please follow the instructions for requesting such materials included in the Internet Notice.

May I choose the method in which I receive future proxy materials?

If you are a shareholder of record, you may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.envisionreports.com/LGIP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, +1 (888) 218-4391 if in the U.S. and +1 (781) 575-3919 if outside the U.S.

If you are a beneficial owner, you may request electronic access by contacting your broker, bank or other nominee.

What is “householding”?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Internet Notice or proxy materials to you if you call, email or mail our Investor Relations Department, + 1 (303) 220-6600 or ir@libertyglobal.com or Liberty Global plc, attention: Investor Relations Department, 161 Hammersmith Road, London W6 8B6, U.K. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.

Who will pay for the cost of this proxy solicitation?

We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $25,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please call Liberty Global Investor Relations at +1 (303) 220-6600 or contact Innisfree M&A Incorporated, who is acting as proxy solicitation agent for the AGM, at                +1 (877) 825-8906 (within the U.S. and Canada) or +1 (412) 232-3651. Banks and brokers may call collect at +1 (212) 750-5833.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the notes to the tables below, the security ownership information is given as of April 1, 2023 and, in the case of percentage ownership information, is based upon (1) 171,741,778 Liberty Global Class A shares, (2) 12,994,000 Liberty Global Class B shares and (3) 264,183,948 Liberty Global Class C shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C shares are, however, non-voting and, therefore, in the case of voting power, are not included.

Ordinary shares issuable on or within 60 days after April 1, 2023, upon exercise of options or share appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of any class of our outstanding voting shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,642,062	(1)(2)(3)	2.7%	30.7%
c/o Liberty Global plc	Liberty Global Class B	8,787,373	(4)(5)	67.6%
161 Hammersmith Road	Liberty Global Class C	18,075,262	(1)(2)(3)(4)	6.8%
London W6 8BS U.K.

Michael T. Fries	Liberty Global Class A	1,221,906	(6)(7)(8)	*	9.9%
c/o Liberty Global plc	Liberty Global Class B	2,879,443	(5)	22.2%
161 Hammersmith Road	Liberty Global Class C	2,075,567	(6)(7)(8)	*
London W6 8BS U.K.

Robert R. Bennett	Liberty Global Class A	208	(9)	*	3.3%
c/o Liberty Media Corporation	Liberty Global Class B	981,873	(9)	7.6%
12300 Liberty Boulevard
Englewood, CO 80112

Artisan Partners Limited Partnership	Liberty Global Class A	12,759,828	(10)	7.4%	4.2%
875 East Wisconsin Avenue,
Suite 800
Milwaukee, WI 53202

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Harris Associates L.P.	Liberty Global Class A	32,062,554	(11)	18.7%	10.6%
111 S. Wacker Drive,
Suite 4600
Chicago, IL 60606

Luxor Capital Group, LP	Liberty Global Class A	12,566,348	(12)	7.3%	4.2%
1114 Avenue of the Americas,
28th Floor
New York, NY 10036

*	Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 79,342 Liberty Global Class A shares and 1,143,003 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2023.

(3)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(5)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(6)

Figures include 71,934 Liberty Global Class A shares and 143,868 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2023, without subtraction of additional shares for withholding tax obligations, and also includes 91,534 Liberty Global Class A shares and 267,061 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days April 1, 2023, assuming exercise and net settlement at the closing sale price on March 31, 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations.

(7)	Includes 1,977 Liberty Global Class A shares and 15,072 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(8)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(9)

The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(10)

The number of Liberty Global Class A Shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2022, filed with the SEC on February 10, 2023, by Artisan Partners Limited Partnership (APLP) on behalf of itself and Artisan Investments GP LLC (Artisan Investments), Artisan Partners Holdings LP (Artisan Holdings), and Artisan Partners Asset Management Inc. (APAM). APLP is an investment adviser. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Investments is the general partner of APLP; APAM is the general partner of Artisan Holdings. The Schedule 13G/A reflects that APLP, Artisan Investments, Artisan Holdings and APAM share dispositive power over all of the Liberty Global Class A Shares.

(11)

The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 7) for the year ended December 31, 2022, filed with the SEC on February 14, 2023, by Harris Associates Inc. (HAI) on behalf of itself and as general partner of Harris Associates L.P. (Harris L.P.). The Schedule 13G/A reflects that HAI and Harris L.P. each have sole voting power over 22,183,111 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

(12)

The number of Liberty Global Class A shares is based upon the Schedule 13G for the year ended December 31, 2022, filed with the SEC on February 14, 2023, by Luxor Capital Partners, LP (Luxor) on behalf of itself and Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners Long Offshore, Ltd., Thebes Offshore Master Fund, LP, LCG Holdings, LLC, Luxor Management, LLC, and Christian Leone (collectively, Luxor Affiliates). The Schedule 13G reflects that Luxor and Luxor Affiliates share dispositive power over 12,566,348 Liberty Global Class A shares, including 7,000,000 Liberty Global Class A shares underlying currently exercisable call options.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of each class of our outstanding shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of March 31, 2023, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership			Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,642,062		(1)(2)(3)(4)	2.7%	30.7%
Chairman of the Board	Liberty Global Class B	8,787,373		(5)(6)	67.6%
	Liberty Global Class C	18,075,262		(1)(2)(3)(4)(5)	6.8%

Andrew J. Cole	Liberty Global Class A	83,798		(4)(7)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	163,439		(4)	*

Miranda Curtis	Liberty Global Class A	181,441		(4)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	319,806		(4)	*

John W. Dick	Liberty Global Class A	98,220		(4)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	234,686		(4)	*

Michael T. Fries	Liberty Global Class A	1,221,906		(4)(8)(9)	*	9.9%
Director, Chief Executive Officer & President	Liberty Global Class B	2,879,443		(6)	22.2%
	Liberty Global Class C	2,075,567		(4)(8)(9)	*

Paul A. Gould	Liberty Global Class A	276,311		(4)	*	*
Director	Liberty Global Class B	51,429	*
	Liberty Global Class C	1,100,139		(4)	*

Richard R. Green	Liberty Global Class A	57,449		(4)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	122,559		(4)	*

Larry E. Romrell	Liberty Global Class A	75,763		(4)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	160,510		(4)	*

J David Wargo	Liberty Global Class A	114,323		(4)(10)(11)	*	*
Director	Liberty Global Class B	—			—
	Liberty Global Class C	291,905		(4)(10)(11)	*

Charles H.R. Bracken	Liberty Global Class A	53,418		(4)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class B	—			—
	Liberty Global Class C	122,063		(4)	*

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Bryan H. Hall	Liberty Global Class A	148,334	(4)(10)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class B	—		—
	Liberty Global Class C	189,069	(4)(8)(10)	*

Enrique Rodriguez	Liberty Global Class A	179,203	(4)	*	*
Executive Vice President & Chief Technology Officer	Liberty Global Class B	—		—
	Liberty Global Class C	380,381	(4)(8)	*

Andrea Salvato	Liberty Global Class A	124,746	(4)	*	*
Senior Vice President & Chief Development Officer	Liberty Global Class B	—		—
	Liberty Global Class C	201,936	(4)	*

All directors and executive officers as a group (14 persons)	Liberty Global Class A	7,256,974	(12)(13)	4.2%	41.2%
	Liberty Global Class B	11,718,245	(12)	90.2%
	Liberty Global Class C	23,437,322	(12)(13)	8.8%

*	Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 79,342 Liberty Global Class A shares and 1,143,003 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2023.

(3)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4)

Includes shares that are subject to RSUs, options or shares issuable upon exercise of SARs, based on the closing prices of $19.50 for Liberty Global Class A shares and $20.38 for Liberty Global Class C shares, which vested or were exercisable as of, or will vest or will be exercisable within 60 days of April 1, 2023, as follows:

Owner	Liberty Global Class A RSUs	Liberty Global Class C RSUs	Liberty Global Class A SARs / Options	Liberty Global Class C SARs / Options
John C. Malone	—	—	79,342	1,143,003
Andrew J. Cole	—	—	49,392	104,002
Miranda Curtis	—	—	50,542	106,301
John W. Dick	—	—	50,542	106,301
Michael T. Fries	71,934	143,868	91,534	267,061
Paul A. Gould	—	—	49,392	104,002
Richard R. Green	—	—	50,542	106,301
Larry E. Romrell	—	—	50,542	106,301
J David Wargo	—	—	50,542	106,301
Charles H.R. Bracken	38,675	77,348	20,922	61,043
Bryan H. Hall	25,784	51,565	20,922	61,042
Enrique Rodriguez	32,229	64,457	26,153	76,303
Andrea Salvato	31,537	63,071	20,922	61,042

(5)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(6)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(7)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(8)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C
Michael T. Fries	1,977	15,072
Bryan H. Hall	—	7,530
Enrique Rodriguez	—	4,924

(9)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust. Figure also includes 71,934 Liberty Global Class A shares and 143,868 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2023, without subtraction of additional shares for withholding tax obligations. This also includes 91,534 Liberty Global Class A shares and 267,061 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days hereof, assuming exercise and net settlement at the closing sale price on March 31, 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations.

(10)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Beneficial Owner	Liberty Global Class A	Liberty Global Class C	Entity Holding the Shares
J David Wargo	62,107	184,762	Fidelity Brokerage Services, LLC
Bryan H. Hall	42,300	47,894	Morgan Stanley

(11)

Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(12)

Includes 194,266 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 950,370 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(13)

Includes 611,289 Liberty Global Class A shares and 2,409,003 Liberty Global Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, April 1, 2023; 1,977 Liberty Global Class A shares and 27,526 Liberty Global Class C shares held by the 401(k) Plan; and 104,407 Liberty Global Class A shares and 232,656 Liberty Global Class C shares pledged in support of various lines of credit or margin accounts. Figure also includes 246,863 Liberty Global Class A shares and 493,717 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2023, without subtraction of additional shares for withholding tax obligations. This also includes 180,453 Liberty Global Class A shares and 526,491 Liberty Global Class C shares that would be issuable upon exercise by our directors and officers of those SARs that are exercisable on, or will be exercisable within 60 days April 1, 2023, assuming exercise and net settlement at the closing sale price on March 31, 2023 (LBTYA: $19.50 and LBTYK: $20.38), and without subtraction of additional shares for withholding tax obligations.

Change in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.

CORPORATE GOVERNANCE

Governance Guidelines

Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session, which sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is currently Paul A. Gould, the chairman of the audit committee.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (NASDAQ) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of NASDAQ on the criteria for director independence. In addition, audit committee and compensation committee members must meet additional heightened independence criteria applicable to audit committee and compensation committee members under applicable NASDAQ and SEC requirements.

In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, Miranda Curtis, Marisa D. Drew, Paul A. Gould, Richard R. Green, Larry E. Romrell, Daniel E. Sanchez and J David Wargo qualifies as an independent director of our company. John W. Dick, whose retirement from the board will be effective at the 2023 AGM, has also been deemed independent.

Board Leadership Structure

Our board of directors has the authority to determine whether the offices of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these offices have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders. This separation allows Mr. Fries, our chief executive officer (CEO) and president, to focus his energies on actively directing the management of our global operations, including the development and execution of company strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks and oversight of our management’s and company’s performance.

Risk Oversight

Our management team is responsible for identifying and managing risk related to our company and its significant business activities, subject to oversight by our board of directors. Our board executes its risk oversight directly and through its committees. Our board engages in regular briefings and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board.

Full Board

At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. These reports address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political and geopolitical risks. Functional area reports discuss our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, cybersecurity risks, legal and regulatory compliance, and talent management and compensation programs. In-depth presentations are made by senior management in connection with our board’s consideration of acquisition, disposition and joint venture opportunities and other strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Our senior management regularly updates the audit committee and board on our cybersecurity risks, including how we mitigate such risks. From time to time, a more detailed review of a specific country of operation will be provided by the local management team or a specific topic of interest, such as technology developments, will be explored in greater depth during board meetings or during off-site visits. The members of the board also have strategy meetings with members of senior management. Our senior management’s attendance at board meetings and strategy sessions provide frequent opportunities for our directors to interact with members of our management team to understand and provide input on relevant risk exposures. Also, through its review of our strategies and objectives, budgets and business plans, our board of directors sets the direction for appropriate risk taking within our operations.

Committees

Audit Committee. Our audit committee has oversight responsibility for the policies, processes and risks relating to our financial statements, financial reporting processes, auditing and information security and technology, including cybersecurity risks. The senior officer of our internal audit and compliance group reports to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and provide in-depth reports on specific risks, including changes in accounting rules, risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. From time to time, the audit committee, with management, identifies and reviews other areas of risks related to Liberty Global’s operations and also receives quarterly reports on and reviews cybersecurity risks. The audit committee also receives reports on allegations received through our ethics compliance reporting process and the status of investigations into such allegations. Additional functions of the audit committee are described under Board and Committees of the Board —Audit Committee below.

Compensation Committee. Our compensation committee has oversight responsibility with respect to risks related to the design and implementation of our compensation programs. At least annually, our compensation committee considers the risks associated with our compensation policies and practices. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking. A risk assessment was conducted for 2022, and the compensation committee determined that no material risks were present.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines and administers the annual self-assessment of the board.

People, Planet, Progress Committee. Our People, Planet, Progress Committee provides specialized focus on environmental, social and governance matters, commonly referred to as ‘ESG’, including review of the Company’s material strategies, objectives, commitments and risks concerning ESG matters, among other issues.

Succession Planning Committee. Our succession planning committee has oversight responsibility for the risks related to succession planning for our CEO and other executive officers, as well as risks associated with a CEO absence. The committee aims to undertake an annual evaluation of the CEO candidate profile and qualifications that meets the leadership needs of Liberty Global.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers and the managing directors and senior financial officers at our operating companies, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002. Both codes are available on our website at www.libertyglobal.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed to the extent required by applicable law or the rules of Nasdaq at www.libertyglobal.com.

Corporate Responsibility

At Liberty Global, we strive to ensure the connections we make today are building a sustainable future. Through our next-generation networks and products, digital innovations and a culture of belonging and well-being, we are purpose-driven to be an inclusive, sustainable and responsible company that offers opportunity for everyone to connect to an exciting digital world.

In 2022, we conducted a new materiality study to ensure our strategic direction continues to reflect the changing interests and expectations of our industry, business leaders and stakeholders across Environmental, Social and Governance (ESG) matters. Our double materiality approach identified the most important sustainability and social impacts and opportunities for our business, as they affect our stakeholders and society in general, as well as our business strategy. With certain topics, such as diversity, equity and inclusion (DE&I), and climate change confirmed as the most significant, these topics are among our key focus within our Corporate Responsibility framework, strategy and ESG reporting to stakeholders:

Diversity Equity and Inclusion	Employee Health and Well-being
Climate Change Management	Digitalization and Innovation Management
Network Quality and Reliability	Talent Attraction, Retention and Development
Business Ethics and Transparency	Product Environmental Efficiency
Privacy and Data Security	Resilient and Responsible Supply Chain
Energy Efficiency of Infrastructures	Social Impact and Engagement

In 2022, we built upon our ambitions, including by creating a new committee on our board of directors called our People, Planet, Progress committee, composed of directors with deep experience in ESG matters.

Diversity, Equity and Inclusion

DE&I has long been a priority for Liberty Global and our operating companies and will become even more integral moving forward. Over the past several years, Liberty Global, Virgin Media-O2, VodafoneZiggo, Telenet, Sunrise, Virgin Media Ireland and UPC Slovakia have all pursued gender diversity as strategic ambitions, with an emphasis on building a gender-diverse pipeline. Similarly, inclusion and a sense of belonging is a key focus area, and we are committed to providing an environment that empowers everyone to bring their full selves to work. We have a DE&I Council (the DE&I Council), co-chaired by our CEO and our Chief Diversity Officer, comprised of 19 executive and employee representatives from around our multi-national company and focused on understanding the issues presented and developing future company policies, initiatives and strategies concerning DE&I.

We are committed to building a diverse, inclusive and equitable culture, where everyone belongs. We have been actively challenging our own behaviors and each other to create such culture. Being diverse, inclusive and equitable is important to our employees’ experience and performance, talent acquisition and retention, and it brings us closer to the communities in which we live and operate. We work closely with our Employee Resource Groups (ERGs) that focus on gender, race and ethnicity, multigenerational families, disability, neurodiversity and LGBTQIA+, ensuring that we are actively listening and co-creating. Virgin Media-O2 and VodafoneZiggo, along with Sunrise and Virgin Media Ireland, also have their own ERGs to provide support for their local employees and to complement Liberty Global’s DE&I strategy and initiatives. In addition, our DE&I Council has worked diligently to prepare concrete, implementable initiatives to further our collective DE&I strategy. These initiatives are measurable, allowing us to easily track our progress.

Liberty Global is committed to not only making an impact within our family of companies but also within the communities where we operate. That is why Liberty Global has partnered with Avesta Capital to make significant investments in start-up companies focused on making a positive social impact. These investments include, among others, funding for companies that seek to engage students of color in STEM subjects and companies that provide culturally sensitive primary and mental health care to women of color.

Liberty Global’s board of directors considers diversity in its decisions concerning board composition, and in 2022, we added two new directors, with our board now having three members with diverse backgrounds out of 11 members.

Our consideration of diversity at board levels extends beyond our own board as well. Our Belgian operations are conducted by Telenet, a publicly traded company, where we currently have a controlling interest. Telenet has 11 directors. Of these 11 directors, five have diverse backgrounds.

Sustainable Growth

As part of our sustainability priorities, we are working to ensure that as our business grows, our environmental impact does not. We have committed to becoming carbon neutral for our Scope 1 and 2 emissions by 2030 and are working across our entire business to assess our Scope 3 carbon reduction plans.

For Scope 1 and 2, our largest source of carbon emissions is the energy that powers our networks. Therefore, we are focused on deploying solutions that reduce energy use – from our cable head-ends and hubs to our data centers and street cabinets. At the same time, we are investing in fiber and 5G networks that will allow us to meet growing connectivity demands while increasing energy efficiency. We are innovating through new technologies and operational best practices to conserve energy across our markets, as well as transitioning our fleet company-wide to electric vehicles and increasingly procuring our energy from renewable sources to reduce carbon emissions, as well as to lessen dependency on traditional fossil fuels amidst a global energy crisis.

Between 2019 and 2022, our Scope 1 and 2 emissions decreased by 25%. As compared to 2021, our reported energy consumption grew by approximately 4%, attributable to the removal of previous COVID-19 pandemic-related restrictions that impacted normal business operations, including employees working predominantly outside our offices have returned to the office and resumed business travel. In 2022, we introduced hydrogenated vegetable oil (HVO) diesel fuel and sustainable aircraft fuel (SAF) to increase our usage of sustainable and renewable fuels for static and mobile combustion. In addition, we continued our efforts to purchase renewable electricity. As of 2022, 92% of our electricity is from renewable sources, with our consumption of onsite renewables increasing 162% since 2019.

For Scope 3, we are actively working to identify ways to reduce carbon emissions across our full value chain. This involves innovating our products to reduce energy consumption from our equipment in our customers’ homes, as well as engage closely with our key suppliers and partners to align toward shared decarbonization activities and ambitions. As a 2021 founding member of the European Green Digital Coalition, we champion our wider industry as a key player in the development of carbon-reducing digital solutions, to enable other sectors to also become more sustainable.

Our product innovations further extend to other sustainability priorities, tackling e-waste by reducing the use of raw materials, limiting our packaging and designing our products for longer lifespans and circularity.

Social Impact

Our Corporate Responsibility approach focuses on addressing the most significant social impacts and opportunities that we may affect as a trusted provider of telecommunications services. The universal need for digital access, digital skills and online safety is central to our social responsibility ethos.

Through 2022, we continued to address digital inequities in disadvantaged communities throughout our markets with affordable ‘Essential Broadband’ and accessible data services. We also provided support with laptops and other devices, so all have a chance to benefit from a digital society. We see our role as more than just connectivity, it is also about providing people with the skills and safety awareness they need to develop in the digital world. Our digital inclusion and education programs create exciting ways for young people, small business entrepreneurs and charitable organizations to learn new and safe online skills needed to thrive in today’s – and tomorrow’s – digital economy.

We also believe that everyone should benefit from connectivity with confidence in knowing their data and digital lives are protected. We embed privacy and security measures throughout our operations and adhere diligently to applicable national and European legislation.

We are a strong community supporter and encourage our people to get involved. We offer our employees 24 hours of paid volunteer leave to work on projects within our communities. Many of our senior leaders now actively include volunteering as part of their team building and engagement initiatives. As a result, we saw company-wide volunteering advance an impressive 465% in 2022, with nearly 8,000 volunteer hours donated by our employees.

In 2022, we also gave back on a global scale supporting our long-time partner, Street Child, helping to provide education for children in some of the world’s most vulnerable populations. With over 15 years in supporting children’s education, we continue to grow our support of Street Child, and our shared ambition to see all children safe, in school and learning. Last year, our humanitarian efforts extended to those impacted by the war in Ukraine. Across our company, we donated funds to relief organizations, provided essential supplies and free connectivity and communication services and used our fleet to lend critical transportation to those in crisis.

Our Corporate Responsibility approach stands behind governance, transparency and ethical business practices that support our people, customers, communities and wider society. Liberty Global values a world that affords everyone the opportunity to benefit from a connected, inclusive and sustainable future.

Political Contributions

Our code of conduct restricts the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company. At this meeting, while we have no specific plans to make any contributions, we are requesting that our shareholders authorize the company to make or incur payments not to exceed $1.0 million in the aggregate for political donations (including donations to political organizations and political parties) and political expenditures, during the period beginning on the date of the AGM and expiring at the next annual general meeting of Liberty Global. For further information on this resolution, please see Resolution 11 below. The company did not utilize this authority in calendar year 2022.

Shareholder Communication with Directors

Our shareholders and other interested parties may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global plc, 161 Hammersmith Road, London W6 8BS, U.K. Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

Policies Regarding Hedging

Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the legal department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. Otherwise, we do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Given the long tenure of most of our directors and officers, and the extent of company shares held by such directors and officers, we do not restrict pledges of the company’s securities by our officers or directors, and over several years only a few persons have had any pledges in place. Only one of our named executive officers (NEOs) has pledged any shares in the company, representing a relatively small number of his overall share ownership. Senior executives and directors of the company are encouraged to hold the company’s shares and are subject to a share ownership policy. In most cases the share ownership policy is substantially exceeded. Additional information on our share ownership policy can be found at —Elements of Our Compensation Packages—Share Ownership Policy. The ability to pledge shares in a traditional broker arrangement may facilitate deeper ownership of the underlying shares and discourage sales of shares. Furthermore, executives and directors may have other investments or assets pledged (in addition to shares of our company) within the same financial arrangements and the ratio of collateral to principal may be low or otherwise present minimal risk.

BOARD AND COMMITTEES OF THE BOARD

Board Membership Change-over and Experience

Our board of directors currently has 11 members. Our long-serving board member John W. Dick has decided to retire from the board effective at the 2023 AGM, at which time our board will reduce to 10 members. The board has three classes of directors: Class II directors, whose term expires at the 2024 AGM, Class III directors, whose term expires at the 2025 AGM and Class I directors, whose term expires at the 2026 AGM. Set forth below is our current board of directors, including their committee memberships, if any.

	Audit	Compensation	Nominating & Corporate Governance	People, Planet, Progress[1]	Succession Planning	Director Class

Andrew J. Cole		●	●			III

Miranda Curtis	●		●	Chair		I

John W. Dick[2]	●					I

Marisa D. Drew				●		III

Michael T. Fries						II

Paul A. Gould	Chair	●	●		●	II

Richard R. Green		●	Chair		●	III

John C. Malone					Chair	II

Larry E. Romrell		Chair	●		●	II

Daniel E. Sanchez				●		III

J David Wargo	●			●		I

2022 Committee Meetings	6	6	3	—	0

1	Formed at the end of 2022. The inaugural committee meeting was held in February 2023.

2	Mr. Dick has announced his retirement from the board, which retirement will become effective at the 2023 AGM.

During 2022, we had 9 meetings of our full board of directors. During the period that each director served on our board in 2022, each such director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served. The independent directors of Liberty Global held three executive sessions without the participation of management during 2022. Our board of directors encourages all members to attend each annual general meeting of our shareholders. Due to the lingering effects of the COVID-19 pandemic, none of our board members, other than Mr Fries, attended the 2022 AGM in person.

Information with respect to each of the current committees of our board of directors is provided below. Our board of directors has adopted a written charter for each of its committees, which are available on our website at www.libertyglobal.com.

Committees of the Board

Audit Committee

A description of the audit committee members’ respective experience is set forth under Director Biographies below. Our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing and, if necessary, replacing our independent auditors;

•	reviewing and approving, in advance, the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

•

reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•	approving the company’s annual filing on Form 10-K;

•

overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services, including holding quarterly meetings to review our quarterly reports and releases, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit-related problems or difficulties and the response of our management, and addressing other general oversight issues;

•

reviewing and discussing with management and our independent auditors issues regarding accounting principles, tax matters, effectiveness of internal controls, financial reporting and regulatory and accounting initiatives;

•

overseeing the maintenance of our internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management the company’s financial risk exposure and risk management policies;

•

reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

•

overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and NASDAQ rules relating to our accounting and financial reporting processes and the audit of our financial statements;

•

establishing procedures for the consideration of alleged violations of the code of conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of allegations on accounting, internal accounting controls or audit matters;

•	oversight of the company’s ESG reporting; and

•	preparing a report for our annual proxy statement.

In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer has a direct or indirect interest for which disclosure is required under SEC rules.

Compensation Committee

The compensation committee sets our overall compensation philosophy and oversees our executive compensation and benefits programs, policies and practices. The compensation committee’s functions include:

•	reviewing and approving annual and long-term performance goals and objectives for our CEO;

•	evaluating the performance of, and determining the compensation for, our CEO;

•	reviewing and approving the compensation of our executive officers and certain other executives, including any employment agreements;

•	reviewing and approving the employment agreements of our executive officers and certain other executives, as well as any applicable amendments;

•

reviewing and approving cash-based and equity-based compensation plans that are shareholder-approved and awards granted thereunder where participants are employees of Liberty Global or one of our subsidiaries or 50%-owned joint ventures;

•	discussing with management the risk from our compensation program and policies;

•	reviewing shareholder votes on compensation matters and making recommendations to the board of what actions, if any, are warranted;

•	preparing and reviewing the proposed Liberty Global 2023 Incentive Plan and

•	preparing a report for our annual proxy statement.

See Executive Officers and Directors Compensation —Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and administration of the various incentive plans of our company for awards to employees.

The compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2022, the compensation committee retained Pearl Meyer for purposes of providing advice on the Liberty Global 2023 Incentive Plan only.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, reviews from time to time our corporate governance guidelines and oversees the evaluation of our board of directors. Its duties include:

•	reviewing and recommending compensation for our non-executive directors, including equity-based awards;

•	developing criteria for board membership;

•	reviewing candidates recommended by shareholders for elections to the board; and

•	assessing director and candidate independence.

The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global plc, 161 Hammersmith Road, London W6 8BS, U.K., Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions in this proxy statement, and contain the following information:

•

the proposing shareholder’s name and address and documentation indicating the number of ordinary shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

•

the candidate’s name, age, business and residential addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•

a representation that the proposing shareholder intends to appear in person or by proxy at the annual general shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, which may include the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.

The nominating and corporate governance committee does not have a formal policy on diversity, although it adheres to all applicable regulations and rules concerning diverse representation on the board. It also considers whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.

When seeking director candidates, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate’s appointment or election.

Prior to nominating an incumbent director for re-election at an annual general meeting, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Ms. Curtis and Mr. Wargo for nomination for re-election at the 2023 AGM to serve on our board as Class I directors, for a term expiring at the 2026 annual general meeting or until a successor in interest is appointed.

People, Planet, Progress Committee

In 2022, our board of directors established a new, standalone committee (the People, Planet, Progress Committee) dedicated to assisting the full board with the company’s ESG matters. With its new mandate, the People, Planet, Progress Committee’s responsibilities will include review of the company’s material ESG strategies, objectives, contributions and risks. The People, Planet, Progress Committee receives updates from our management team on the company’s activities concerning ESG matters and provides guidance to the company’s ESG and DE&I Councils, respectively, from time to time.

Succession Planning Committee

Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO and other executive officers. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.

Executive Committee

Our board of directors has established an executive committee pursuant to our articles of association, whose members are Michael T. Fries and John C. Malone, neither of whom is an independent director. The primary purpose of the executive committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. Except as specifically prohibited by the Companies Act or limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of ordinary shares of our capital stock, with the exception of certain matters, including amendments to the articles of association and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).

Director Biographies

Name & Positions	Experience

John C. Malone

Chairman

Class II Director

Age: 82

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation (Since 2010; Chairman since August 2011)

Qurate Retail, Inc. (since 1994; Chair 1994 to March 2018)

Mr. Malone is an experienced business executive, having served as the chief executive officer of TeleCommunications Inc (TCI) for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (Jupiter Telecommunications Co. Ltd. (J:COM)) and other countries, and invested in new technologies, including high-speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite.

Name & Positions	Experience

Discovery, Inc. (since September 2008)

Liberty Broadband Corporation (Chairman since November 2014)

Liberty Expedia Holdings, Inc. (Chairman November 2016 to July 2019)

GCI Liberty Inc. (Chair from March 2018 to December 2020)

Liberty Latin America Ltd. (from December 2017 to December 2019)

Charter Communications, Inc. (May 2013 to July 2018)

Lions Gate Entertainment Corp (March 2015 to September 2018)

Expedia Group, Inc. (December 2012 to December 2017)

Other Positions:

CableLabs®
(Chairman Emeritus)

The Cable Center
(honorary board member)

Mr. Malone is considered worldwide to be one of the preeminent figures in the telecommunications and media industries. Mr. Malone’s proven business acumen as a long-time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.

Michael T. Fries

Vice Chairman

Class II Director

Age: 60

Director since: June 2005

Public Company Directorships:

Lions Gate Entertainment Corp.
(since November 2015)

Grupo Televisa S.A.B.
(since April 2015)

Liberty Latin America Ltd. (Chairman since December 2017)

Sunrise Communications Group AG (since November 2020, delisted April 2021), subsidiary of the Company

Other Positions:

Cablelabs®—Board member

World Economic Forum—Digital Communications Governor & Steering Committee member

Mr. Fries has over 30 years of experience in the cable and media industry. He is the Chief Executive Officer and President of Liberty Global, a position he has held since 2005, and is the Vice Chairman of the Liberty Global board. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen the company’s growth into a world leader in converged broadband, video and mobile communications. With approximately 33,000 employees across our consolidated and joint venture companies, 86 million broadband, video and mobile retail and wholesale connections and more than $7 billion in consolidated revenue and more than $17 billion of revenue generated by the company’s Virgin Media – O2 and VodafoneZiggo joint ventures, Liberty Global is dedicated to building Tomorrow’s Connections Today by investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Additionally, Liberty Global’s investment arm includes a portfolio of more than 75 companies across content, technology and infrastructure, including strategic stakes in companies like Plume, ITV, Lions Gate, Univision and the Formula E racing series. Mr. Fries also serves as the Executive Chairman of Liberty Latin America Ltd., a leading communications company with operations in Puerto Rico, the Caribbean and other parts of Latin America.

Throughout his career, Mr. Fries has received several recognitions, including induction into the Cable Hall of Fame and the Broadcasting & Cable Hall of Fame, Entrepreneur of the Year in Media, Entertainment and Communications (Ernst & Young) and Industry Leader of the Year (Digital TV Europe).

Name & Positions	Experience
The Paley Center for Media—Trustee & Finance Committee member

Mr. Fries’ significant executive experience in building and managing converged video, broadband, mobile and entertainment platforms, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for our company contribute an insider’s perspective to our board’s consideration of the strategic, operational and financial challenges and opportunities of our business and strengthen our board’s collective qualifications, skills and attributes.

Andrew J. Cole

Class III Director

Age: 56

Director since: June 2013

Other Positions:

Arundel Capital (director)

Glow Financial Services (executive chairman)

GB News Ltd (non-executive director)

My Views Media Inc (director)

Mr. Cole is the Executive Chairman of Glow Services Corp., a private U.S. company, founded in July 2014. Glow Services Corp. is technology company offering FinTech, InsuTech and GreenTech platforms to carriers, retailers and OEMs. Its core business is primarily handset and home device financing and insurance services. Until July 2014, he was the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. was the world’s largest technology protection company. Mr. Cole has over 25 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Verizon, Sprint, AT&T, BT, Warner Music, Disney, Google and with Steve Jobs on the iPhone® in 2005-2006 when he was president of CSMG Adventis, a strategic consultancy firm that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007.

Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.

Miranda Curtis CMG

Class I Director

Age: 67

Director since: June 2010

Public Company Directorships:

Sunrise Communications

Group AG (since November 2020), subsidiary of the company

Liberty Latin America Ltd. (since December 2017)

Marks & Spencer plc (February 2012 to January 2018)

Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of our predecessor LGI and its predecessor where she served as President of Liberty Media International Inc. and, subsequently, as President of Liberty Global Japan. In these positions, she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of J:COM, the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer positions with our company following the sale of substantially all of our investments in Japan.

Throughout her career, Ms. Curtis has received several recognitions, including most recently being appointed as a Companion of the Most Distinguished Order of Saint Michael and Saint George (CMG) in The Queen’s 2020 Birthday Honours List, in recognition of her service to gender equality globally.

Name & Positions	Experience

Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.

Marisa D. Drew

Class III Director

Age 58

Director since: March 2022 Public Company Directorships:

Sunrise Communications Group AG (from November 2020 to April 2021), subsidiary of the company

Other Positions:

City of London Corporation (non-executive director)

FCA Markets Practitioners Panel (member)

Aspen Institute UK (advisory board member)

Milken Institute Center for Strategic Philanthropy (advisory board member)

UN High Level Working Group for Humanitarian Aid (co-chair) and UN Oceans Panel (advisory panel)

The Wharton School (EMEA advisory board member)

Room-to-Read (EMEA advisory board member)

Ms. Drew has over 35 years of experience in the investment banking industry. Until recently moving to global bank Standard Chartered as its Chief Sustainability Officer, she was the Chief Sustainability Officer and Global Head of Sustainability Strategy, Advisory and Finance at Credit Suisse. Prior to this role, she served in a varierty of senior roles at Credit Suisse in her 19 years at the bank, including as Co-Head of the Investment Banking and Capital Markets Division for Europe, the Middle East and Africa and as Global Co-Head of Global Markets Solutions. Before joining Credit Suisse, Ms. Drew worked for Merrill Lynch, where she helped to form its European Leveraged Finance Group. Ms. Drew has been routinely recognized as one of the most influential and powerful women in the European financial industry. She has also been recognized by Sustainability Magazine as one of the Top 10 CSOs of a Global Corporation and as one of the 100 Global Visionary Leaders by Meaningful Business and Ernst and Young.

Ms. Drew’s deep experience in international investment banking, debt and equity capital markets, mergers and acquisitions, along with her prominent experience in the emerging and important area of ESG (environmental, social and governance) provides strength to our board’s collective qualifications, skills and attributes.

Paul A. Gould

Class II Director

Age: 77

Director since: June 2005

Public Company Directorships:

Discovery, Inc. (since September 2008)

Liberty Latin America Ltd. (since December 2017)

Ampco-Pittsburgh Corp. (March 2002 to May 2018)

Radius Global Infrastructure (since February 2020)

Mr. Gould has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for over seven years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.

Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital

Name & Positions	Experience
Other Positions: O3B Networks Ltd. (October 2007 to August 2016) International Monetary Fund (Advisory Committee)	structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Richard R. Green

Class III Director

Age: 85

Director since: December 2008

Public Company Directorships:

Shaw Communications Inc. (since July 2010)

Liberty Broadband Corporation (since November 2014)

GCI Liberty Inc. (from March 2018 to December 2020)

Other Positions:

The Cable Center (honorary board member)

Federal Communications Commission’s Technical Advisory Council (member)

Space Science Institute (director)

Jones/NCTI, Inc. (director)

Society of Motion Pictures and Television Engineers (fellow)

Center for Medical Interoperability (director)

For over 20 years, Mr. Green served as president and chief executive officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®) before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high definition television and digital audio transmission technology, and served as a director of CBS’ Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. Mr. Green was previously a professor and the director of the Center for Technology Innovation at the University of Denver.

Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.

Larry E. Romrell

Class II Director

Age: 83

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation (since September 2011)

Qurate Retail, Inc. (since December 2011)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell held various executive positions at WestMarc Communications, Inc. for almost 20 years.

Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

Daniel E. Sanchez

Class III Director

Age: 60

Director since: March 2022

Public Company Directorships:

Lions Gate Entertainment Corp (from December 2016 to May 2021)

Discovery, Inc. (since May 2017)

Liberty Latin America Ltd. (since December 2019)

Starz (from January 2013 until December 2016)

Other Positions:

MediaBloq (advisory board member)

MM Blockchain Advisory Services (advisory board member)

Mr. Sanchez engaged in the private practice of law for over three decades, representing individual and business clients in a variety of non-litigation areas. Mr. Sanchez retired from the practice of law in 2020. Mr. Sanchez is the nephew of our chairman, John C. Malone. He is a member of the Development Committee of the Smithsonian Museum of the American Latino and is active in Latinos for Education.

Mr. Sanchez’ extensive legal and investing background and knowledge, his specific business experience in media and telecommunications, along with his numerous directorship appointments on public company boards in the telecommunications industry, contribute to our board’s understanding of the potential strategic and operational challenges that we face as well as any opportunities that the company may want to avail itself of and strengthens our board’s collective qualifications, skills and attributes.

J David Wargo

Class I Director

Age: 69

Director since: June 2005

Public Company Directorships:

Strategic Education, Inc. (from March 2001 to April 2019)

Discovery, Inc. (from September 2008 to April 2022)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Liberty Broadband Corporation (since March 2015)

Vobile Holdings Ltd. (since January 2018)

Mr. Wargo has over 40 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founding member of Peters Creek Entertainment LLC from 2010 and is a co-founding member of Asia Vision LLC from 2015. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008.

Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Board Diversity

Our board and the nominating and corporate governance committee considers diversity in its decisions concerning our board composition, as our directors believe diverse backgrounds and viewpoints enhance the quality of our board. The current demographic background of our board is set forth below.

Board Diversity Matrix[1]

Total Number of Directors	10

	Female	Male

Part I: Gender Identity

Directors	2	8

Part II: Demographic Background

Hispanic or Latin American	1

White	5

Did Not Disclose Demographic Background	4

[1]	Table does not include the responses of John Dick, whose retirement is effective as of the 2023 AGM.

MANAGEMENT OF LIBERTY GLOBAL

Executive Officers

The following lists the executive officers of our company, their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions
Michael T. Fries, 60

Chief Executive Officer, President and Vice Chairman of the Board.

Mr. Fries was a founding member of the management team that launched the company’s international expansion 30 years ago and has served in various strategic and operating capacities since that time. He was appointed Chief Executive Officer of the company in 2005 and serves as a member of its two-person Executive Committee along with Chairman, John C. Malone, as well as being a director on our Board (see full biography on page 23).

Charles H.R. Bracken, 56

Executive Vice President and Chief Financial Officer.

Mr. Bracken joined our corporate offices in Europe in March 1999. He became Chief Financial Officer in 2017, having been Co-Chief Financial Officer since 2004. Previously he was the Chief Financial Officer for the Europe operations of our predecessor. Prior to joining Liberty Global, he worked for Goldman Sachs, JP Morgan and the European Bank for Reconstruction and Development. Mr. Bracken is a director of our subsidiary Telenet Group Holding N.V. and of Liberty Latin America Ltd.

Bryan H. Hall, 60

Executive Vice President, General Counsel and Secretary.

Mr. Hall has been General Counsel since January of 2012. Previously he was General Counsel of Virgin Media Inc. in London from 2004-2011 and was a partner in the corporate department at Fried Frank Harris Shriver & Jacobson LLP in New York.

Enrique Rodriguez, 60

Executive Vice President and Chief Technology Officer.

Mr. Rodriguez has held this position since July 2018. He previously served as the President and Chief Executive Officer and a member of the Board of Directors of TiVo Corporation (TiVo) from November 2017 to July 2018. Prior to joining TiVo, Mr. Rodriguez was Executive Vice President and Chief Technology Officer of AT&T Entertainment Group from August 2015 to November 2017. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products for Sirius XM and was Group Vice President of Sirius XM from October 2012 to January 2013. Prior to his employment with Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems’ Service Provider Video Technology Group. Mr. Rodriguez is a director of our subsidiary Telenet Group Holding N.V.

Andrea Salvato, 55

Executive Vice President and Chief Development Officer.

Mr. Salvato has held this position since March 2023, having previously been Senior Vice President and Chief Development Officer since 2012. Prior to that, Mr. Salvato was Managing Director, Corporate Development from 2005 to 2012. In this capacity, he is responsible for overseeing Liberty Global’s mergers and acquisitions and business development activities and Liberty Global’s central content function, as

Name	Positions
well as being a member of the operating committee that oversees its venture investment portfolio. Prior to joining Liberty Global, he served as a Managing Director at JPMorgan Chase’s investment banking division where he focused on advising telecommunications and media clients, including the European operations of Liberty Global’s predecessor. Mr. Salvato served as a director of our subsidiary Sunrise Communications Group AG from November 2020 through April 2021.

The executive officers named above will serve in these capacities until their respective successors have been duly elected and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors on the one hand and any executive officers on the other hand, by blood, marriage or adoption.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

We are an international converged broadband internet, video, fixed-line telephony and mobile services company. We are focused on building fixed-mobile convergence champions, and we are constantly striving to enhance and simplify our customers’ lives through quality services and products that give them the freedom to connect, converse, work and be entertained anytime, anywhere they choose. To that end, we deliver market-leading products through next-generation networks that, as of December 31, 2022, connect retail and wholesale customers subscribing to 86 million broadband internet, video, fixed-line telephony and mobile services across our brands, including customers served through our 50/50 joint ventures with Vodafone PLC in the Netherlands (the VodafoneZiggo JV) and Telefónica S.A. in the U.K (the VMO2 JV). Following the successful sale of our Polish operations in April 2022, our primary consolidated business operations are located in Ireland, Belgium, Switzerland and Slovakia. Additionally, our global investment arm, Liberty Global Ventures, has investments in more than 75 companies and funds in the fields of content, technology and infrastructure, including strategic stakes in companies such as ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, technological innovation, product convergence and prudent capital structure management.

In this section, we provide an overview of our compensation process and philosophy, and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance under our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters.

Named Executive Officers. Compensation information is provided for our NEOs — Michael T. Fries, our CEO and also the vice chairman of our board of directors; Charles H.R. Bracken, our chief financial officer; and our three other most highly compensated executive officers at the end of 2022: Bryan H. Hall, our general counsel and secretary, Enrique Rodriguez, our chief technology officer, and Andrea Salvato, our chief development officer. After the information on our NEOs, we also provide information relating to the compensation of our non-executive directors.

International Regulations. We are subject to the disclosure requirements of the SEC in the U.S. and the Companies Act in the U.K. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar and in other respects they are different, requiring distinct disclosures. The Compensation Discussion and Analysis section below includes disclosures required by the SEC, and in certain respects the Companies Act, and the Directors’ Remuneration Report in Appendix A to this proxy statement includes disclosure required by the Companies Act. The Directors’ Remuneration Report will also form part of the U.K. Report and Accounts and should be read in conjunction with the —Compensation Discussion and Analysis section below.

The Directors’ Remuneration Report is provided in response to U.K. regulations regarding disclosure of our directors’ compensation. These regulations require, among other things, a binding shareholder vote on our compensation policy for our directors, including our CEO (who is an executive director), at least once every three years and an annual advisory vote on our prior year’s compensation paid to our directors. These regulations are in addition to the regulations we are subject to as a NASDAQ listed company with respect to, among other things, submitting our compensation policy for our NEOs to an advisory vote of our shareholders at least once every three years. At the 2023 AGM, we are asking our shareholders to approve our compensation policy for our directors pursuant to U.K. regulations and our compensation policy for our NEOs as required under U.S. SEC and NASDAQ regulations. Most recently, at our 2022 AGM, our shareholders approved the 2021 compensation paid to our directors as required under U.K. regulations.

Executive Summary

Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.

The primary goals of our executive compensation program are to:

•	motivate our executives to maximize their contributions to the success of our company;

•	attract and retain the best leaders for our business; and

•	align executives’ interests to create shareholder value.

2022 Business Highlights

We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation fixed and mobile networks. Our 2022 operating and financial performance was reported publicly on the basis of our continuing operations.

In 2022, we successfully executed our operating, financial and strategic objectives for the year, including the sale of our Polish operations, the creation of a new joint venture between us, Telefónica S.A. and Infravia Capital Partners (the nexfibre JV) to build up to 7 million new greenfield houses in the U.K. and continuing to make notable progress with our integration efforts in both our U.K. operations through the VMO2 JV and our Swiss operations through Sunrise UPC (Sunrise). We also continued to strengthen our other operating companies by making substantial capital investments in our networks’ speed and capacity in Belgium, Ireland and the Netherlands so that we are well-positioned to execute on our growth plans and take advantage of commercial opportunities.

In summary our business highlights for 2022 were as follows:

Transaction Highlights

Sale of Polish Operations	✓ Completed the sale of our Polish operations at an attractive valuation

Joint Venture Creation	✓ Created the £4.7 billion nexfibre JV to exponentially accelerate our fiber rollout in the U.K., supported by third-party capital

Strategic Partnership Creation

✓ Telenet created a separate, self-funding infrastructure company in the Flanders region of Belgium with partner Fluvius that will operate, maintain and commercially exploit their combined fixed network infrastructure assets

Integration and Synergies	✓ Continued to deliver on our integration plans at both the VMO2 JV and Sunrise, driving synergy realization in our fully-converged national champion

Financial Highlights

Free Cash Flow Generation

✓ Exceeded our 2022 distributable cash flow guidance (at original foreign exchange rates) and achieved all other 2022 financial guidance targets despite macroeconomic challenges and rampant global inflation

Stock Buybacks	✓ Repurchased approximately 14% of our outstanding shares of capital, exceeding our initial guidance for buybacks of 10% of our shares outstanding as of December 31, 2021

General Financial

✓ Ended the year with over $6 billion of liquidity for our full company, with approximately 93% of the maturity dates on our long-term debt due during or after 2028

✓ Realized a blended, fully-swapped borrowing cost of 3.2% at year-end 2022

Operational Highlights

Return Growth	✓ Achieved strong broadband and postpaid mobile growth in Q4 despite significant global macroeconomic challenges and set backs

Speed Increases	✓ Achieved 1Gbps speed availability across all of our major markets

Fixed-Mobile Convergence

✓ Continued our drive toward fixed-mobile convergence penetration in each of the U.K., Belgium, Switzerland and the Netherlands, including the launch of converged products and propositions such as “Volt” in the U.K., “Sunrise Up” in Switzerland and “ONE” in Belgium

Compensation Structure—Pay for Performance

We place great importance on our ability to attract, retain and motivate talented executives who can be responsive to new and different opportunities for our company and thereby create value for our customers and shareholders. We believe that our executive compensation program plays a key role in that endeavor. Each of our NEOs received a salary, an annual performance bonus award and a multi-year incentive award in 2022 as part of their total compensation packages. In 2021, our NEOs and other members of senior management received a long-term incentive grant covering the 2021 and 2022 performance years (see below description of the 2021-2022 LTIP), which was used to incentivize senior management to deliver increased value to shareholders. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s overall influence and impact on our company’s financial and operational performance, the executives’ performance history, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and shareholder interests.

Compensation Discussion and Analysis

Overview of Compensation Process

The compensation committee of our board of directors was established to assist our board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. The committee is responsible for identifying the company’s primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on its annual compensation decisions, the administration of existing programs and the development of new programs. The members of our compensation committee are each “independent directors” (as defined under the NASDAQ rules) and “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act).

Compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Our CEO is actively engaged in providing input to the compensation committee on compensation decisions for members of our senior management team in a variety of ways, including recommending annual salary increases, annual performance goals, the target and/or maximum performance awards for the executive team and evaluating their performance. With the assistance of our human resources and legal teams, our CEO is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their respective job responsibilities, participate in gathering and presenting to the compensation committee various legal, tax and accounting analyses relevant to compensation and benefits decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.

In making its decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of company and NEO performance. From time to time, the compensation committee may retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2020 annual general meeting, shareholders representing a majority of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for such meeting. As a result of that vote, the compensation committee did not implement significant changes to the overall executive compensation program. At this AGM, the compensation of our NEOs is again being presented for an advisory vote of our shareholders.

The compensation committee engages third party consultants directly on an as-needed basis. Historically it has engaged Pearl Meyer & Partners and Deloitte in these capacities, on an independent basis. In 2022, the compensation committee engaged Pearl Meyer & Partners to provide limited advice with respect to the Liberty Global 2023 Incentive Plan, as described in more detail in Resolution 13 below. With respect to comparators and peers, given the multinational nature of its business, but taking into account the company’s NASDAQ listing, the compensation committee evaluates compensation based upon U.S., U.K. and continental European comparators and peers. Benefits for example are generally based upon the prevailing practice in the country in which the executive lives and works. The compensation committee does not specifically target compensation levels at any particular percentile of a comparator group.

Compensation Philosophy and Goals

The compensation committee has three primary objectives with respect to executive compensation—motivation, retention and value creation for our shareholders.

✓	Motivate our executives to maximize their contributions to the company’s success

◾

Establish a mix of financial, non-financial and operational performance objectives based on our annual budgets and, where appropriate, our medium-term outlook to balance short- and long-term goals and risks

◾	Establish individual and departmental performance objectives tailored to each executive’s role and responsibilities in our company to ensure individual and departmental accountability

◾	Pay for achievement of established objectives

◾	Inspire leadership, balanced against risk management

✓	Attract and retain top caliber employees

◾	Offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies with which we compete for talent

◾	Include vesting requirements and forfeiture provisions in our multi-year equity awards

✓	Align executives’ interest with shareholders

◾	Emphasize long-term, equity-based compensation, the actual value of which depends on increasing shareholder value, as well as meeting financial and individual performance objectives

◾	Require our executive officers to achieve and maintain significant levels of share ownership

Summary of Key Executive Compensation Principles

Consideration	Description
Mix of Performance-Based Pay	Substantial Performance-Based Compensation. Executive compensation is designed to include performance-based incentives, providing incentives to over-perform and also include risks associated with under-performance.

Align Incentives with Shareholders	Equity-based Compensation. Our NEOs generally have a majority of of their total compensation paid in shares of the company, RSUs or in SARs, directly aligning their compensation with the interests of shareholders.

Issue	Description

Substantial Investments in the Business	Share Ownership Policy. The company maintains a share ownership policy requiring the CEO to maintain share ownership at 5x salary and the other NEOs at 3 to 4x salary. Our NEOs have substantial tenure at the company and all have significant levels of ownership in the company.

Limit Dilution	Use of Share Appreciation Rights in Lieu of Options. The issuance of SARs, which are exercisable to the extent that there is appreciation above the strike price, results in less dilution to shareholders than issuance of options.

Clawbacks, Recoupment	Clawbacks. The company has a compensation clawback policy which requires recoupment of certain awards in the event of misstatements of financial results and other occurrences.

Third Party Consultants for the Compensation Committee	Independent Third Party Consultants. The compensation committee directly engages third-party consultants on an as-needed basis.

Investor Feedback	Incorporating Shareholder Feedback. The company communicates with its shareholders on its executive compensation arrangements and is responsive to feedback.

Limit Risk-taking	Hedging and Pledges. While we do not provide for blanket restrictions on using company shares as collateral for loans or other hedging, such pledging is not widely used among our NEOs. The lack of an outright hedging prohibition can encourage executives to hold a greater position in our company’s shares than they might otherwise, should their need for financial flexibility arise.

In approving the level of each compensation element for our executive officers each year, the compensation committee considers a number of factors, including:

•	the individual executive’s responsibilities and the significance of their role in achieving of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance;

•	from time to time, comparative pay data for similarly situated employees of companies in our industry and companies with which we compete for talent; and

•	retention risks at specific points in time with respect to individual executives.

Long-Term Contracts

The compensation committee believes that long-term, fixed contracts with senior executives promote stability in management and achievement of Liberty Global’s strategic objectives. The contracts include customary non-compete and non-solicitation clauses after an executive’s employment term is ended and provide for customary resignation notice periods from the executive. Notice may be six months or more in European contracts. Our CEO and the other NEOs are subject to employment agreements, which are described below in—Employment and Other Agreements.

Setting Executive Compensation

To achieve these compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual performance bonus awards and multi-year incentive awards. These three main components of compensation were also made available to approximately 580 employees across our global operations. The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.

For members of our senior management, including our NEOs, the total value of the compensation package is generally heavily weighted to incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. Although few equity grants were made in 2022 because of the 2021-2022 LTIP grants, the average of each NEO’s compensation for each of 2021 and 2022 is still heavily weighted in equity-based, incentive compensation. We consistently use multi-year equity incentive awards as the largest component of our executive compensation program to aid in executive retention and foster closer alignment of executive and shareholders’ interests. The compensation committee’s objective is for a substantial majority of each NEO’s total direct compensation (that is, base salary plus target annual performance bonus award plus annual equity awards) to be comprised of the target value of his or her multi-year equity incentive awards.

Elements of Our Compensation Packages

The implementation of our compensation philosophy and goals includes awarding the NEOs a base salary, an annual performance bonus and a long-term, or multi-year, incentive grant. These elements are described below more generally and for 2022 specifically.

Compensation Element	Salary and Benefits	Annual Bonus	Long-Term Incentive Plans

Program	Cash salary and market-based benefits	Annual bonus paid in cash and/or shares	Awards of SARs, VIP units and RSUs with multi-year cliff or installment vesting that are intended to be settled in shares

Key Features	Salary paid in local currency where executive is located, and benefits are provided depending on local customs and market practices	Uses quantitative financial performance metrics and guides to individual and company performance	Short- and long-term alignment to shareholder interest, with incentive to accelerate stock price appreciation and value of company’s important ventures portfolio

Value	Based upon individual performance, market-driven, and dependent in part on executive’s location	Primarily dependent on company-wide performance with incentives for individual over performance	Value of awards to executive driven primarily by company performance improvement and ventures portfolio growth

Risk Profile	Fixed	Variable short-term, performance-based	Variable long-term incentives

Base Salary

General. Base salary represents the least variable element of our executives’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. Generally, decisions with respect to increases in base salaries are based on increased responsibilities, company-wide budgets and increases in the cost of living. Salaries have to take into account multiple factors such as our ability to attract and retain an executive, market data, location, exchange rates, relative salaries among senior management, benefits, complexity of the position and salary at prior place of employment, among other considerations.

2022 Base Salaries. In March 2022, consistent with the annual salary increases for corporate-level employees in general, our compensation committee approved a 5% increase in the base salaries for certain NEOs, resulting in a base salary of £903,000 ($1,113,166) for Mr. Bracken, $1,151,000 for Mr. Hall, $1,101,000 for Mr. Rodriguez and £744,000 ($917,160) for Mr. Salvato. These increases were in-line with the aggregate budget authorization of 2.5% for our corporate-level employees based in Europe and in the U.S. The 2022 salary increases for our corporate employees, including our NEOs, became effective on April 1, 2022. At Mr. Fries’ direction, he did not receive a salary increase in 2022, and, as a result, his salary remained unchanged at $2,563,000.

Annual Performance Bonus Awards

General. Annual performance bonus awards granted pursuant to the Liberty Global 2014 Incentive Plan (as amended and restated effective June 11, 2019) (the 2014 Incentive Plan) are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.

Generally, at the outset of each fiscal year, the compensation committee approves the terms of the annual performance bonus program for the current year, including the individual performance goals for our CEO and each of the other NEOs for the coming year. Annual bonus target amounts for each NEO are subject to review each year by the compensation committee. Like other similarly situated executives, Mr. Fries’ annual bonus target amounts are set by the terms of his employment agreement. The compensation committee adjusts the company-wide targets and the individual performance objectives of each NEO for each year in order to provide appropriate “stretch” targets to incentivize performance.

The compensation committee, together with our CEO, reviews and determines the achievement of company performance metrics as well as individual performance objectives of senior management, including the NEOs, and accordingly makes annual performance bonus payout determinations following the end of each fiscal year. The compensation committee also determines, in private session, whether our CEO has met his individual performance goals for the year and the amount to be paid to him with respect to his annual bonus.

In connection with our annual performance bonus program, we have encouraged increased share ownership among senior management, including our NEOs, in our various countries and corporate operations, aligning incentives among management and shareholders. As a result, the compensation committee has implemented a shareholding incentive plan (SHIP) that allows senior management to elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. A participant who elects to receive shares in respect to all or a portion of their annual bonus will also receive RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. The RSUs will vest approximately one year after the grant date, provided the participant holds all of the shares issued as part of the SHIP through that period. The number of ordinary shares granted will be based on the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date the bonus is paid and delivered on a 1:2 ratio between our Liberty Global Class A and Liberty Global Class C shares. The compensation committee may also elect to issue Liberty Global Class B shares under the SHIP to one or more participants in the SHIP. Additionally, certain employees who choose not to participate in the SHIP, including NEOs, will nonetheless be paid in company shares any amount of their annual performance bonus payout that exceeds such employee’s target bonus amount pursuant to the SHIP. Employees who elect to participate in the SHIP will have their annual bonus paid according to their election.

Design of 2022 Annual Bonus Program. In recognition of the company’s geographically diverse, international operating company structure, the company decided in 2022 to provide its operating companies greater autonomy to define their own bonus programs within a reward governance framework set by the company (the Reward Framework). Under the Reward Framework, our operating companies may design their bonus programs around certain financial and non-financial metrics, weighting them as appropriate to compete for talent in the specific country or region in which they operate. In the case of the VodafoneZiggo JV and the VMO2 JV, the Reward Framework was governed in alignment with our joint venture partners.

Our NEOs participate in the company’s central 2022 annual performance bonus program (the 2022 Annual Bonus Program). In approving the 2022 Annual Bonus Program, the compensation committee followed the general design of the 2021 annual performance bonus program, but modified two components, as shown below. The 2022 target achievable performance bonus awards for our NEO’s were $2.5 million for each of Messrs. Hall and Rodriguez, $3.0 million for Mr. Salvato and $3.5 million for Mr. Bracken. As provided in Mr. Fries’ employment agreement, his target achievable award was $15.75 million.

The key elements of the 2022 Annual Bonus Program were:

•	Each NEO’s target achievable performance bonus was based on achievement against four performance metrics, including two financial and two non-financial performance metrics:

◾	2022 budgeted revenue on a proportionate basis (30%);

◾	2022 budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes (as defined below) (50%);

•	customer metrics, based on the achievement by our operating companies of certain customer-focused performance indicators during the year (10%); and

•	company achievement of 10 clear, measurable ESG targets during the year (10%).

•

Depending on the level of achievement of these company financial and non-financial metrics (except the ESG target metric which was capped at 100%), a payout of up to 150% of the target bonus amount was available for over-performance against the budget or target.

•

Additionally, individual performance is reviewed by the compensation committee, which could reduce or increase the total 2022 annual bonus from 0% to a maximum of 150% of the total company performance payout (or up to a maximum of 217.5% of the participant’s target bonus).

The same general design was also implemented with similar performance metrics and weightings for the 2022 bonus programs for approximately 1,500 employees in our central offices in the U.K., the U.S. and the Netherlands.

We define “Adjusted EBITDA less P&E Additions for Compensation Purposes” as our Adjusted EBITDA less property and equipment additions on a proportionate basis, including our non-consolidated joint ventures. Such amount differs from the Adjusted EBITDA less P&E Additions that we disclosed in our fourth quarter earnings release (filed with the SEC on February 22, 2023), which is calculated on a consolidated basis and omits amounts attributed to our U.K. and Netherlands businesses.

Payout Calculation Methodology: Financial

	Potential Payout % re: Achievement of 2022 Budget
2022 Budget Achievement	Revenue (30%Weighting)		Adjusted EBITDA less P&E Additions for Compensation Purposes (50%Weighting)		Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	≥	102.5%	≥	110.0%	150.0%
On-Target Performance		100.0%		100.0%	100.0%
Minimum Performance		98.0%		92.0%	0%

(1)

Percentages shown represent the payout that would result if specified performance levels were achieved for Revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budget, with a minimum payout of 0% in revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes if the minimum performance threshold is not met. Payout percentages for percentage achievement of revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budgets, which fall in between these points would be determined by straight-line interpolation.

Customer Metric. The customer metric under the 2022 Annual Bonus Plan is based on the achievement of certain customer and operational milestones by each of our operating companies, weighted in accordance such operating company’s proportionate revenue. The customer and operational milestones vary by each operating company and include various key performance indicators, including metrics such as net promoter score, obtaining certain market share and comparative churn rates. The target for each such customer metric is set by the compensation committee and evaluated following the end of the applicable year. The maximum payouts for each operating company vary from 120% to 200%. After the end of the year, the compensation committee multiplies the ratio of the milestone achievement against the target and then multiplies it by the applicable operating company’s weighting. These resulting percentages are summed to calculate the combined payout percentage for our NEOs.

People, Planet, Progress Metric. The People, Planet, Progress metric uses 10 measurable goals linked to ESG initiatives that are set by the compensation committee, each with an overall weighting of 1%. If the company achieves one of these goals, then the payout under the 2022 Annual Bonus Plan increases by 1%, up to a maximum of 10%. The compensation committee has included both quantitative and qualitative initiatives in the People, Planet, Progress metric, including, among others, initiatives linked to net zero, inclusivity training, diverse board representation and corporate responsibility. For those ESG initiatives that can be achieved on a spectrum (e.g., 99 out of 100 of employees completed diversity training), achievement of less than 80% of the target results in no payout for the applicable metric. The maximum payout on each metric is 100%, resulting in an increased payout of the 2022 Annual Bonus Plan of 1%.

2022 Annual Bonus Program Performance. At its meeting in February 2023, the compensation committee reviewed the actual revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes for 2022 based on our audited 2022 financial results and also looked at the results of our operating companies’ customer metrics as well as how the company performed against its ESG targets. For this purpose, the 2022 budget was adjusted in accordance with the terms of the 2022 Annual Bonus Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments: (1) to reflect consistent foreign currency exchange translations, (2) changes in accounting principles or policies, and (3) for the impacts of certain acquisitions and dispositions and related matters. In the aggregate, these adjustments resulted in a minor net increase of budgeted revenue to $14.7 billion and a net increase of budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes to $2.0 billion. The compensation committee confirmed that actual 2022 revenue was 99.1% of the adjusted budget and actual 2022 Adjusted EBITDA less P&E Additions for Compensation Purposes was 105.4% of the adjusted budget on a consolidated basis. The Customer metric resulted in a 72% payout based on the revenue-weighted performance of each of our operating companies. The company successfully achieved almost all of its ESG initiatives for 2022, resulting in a 89.9% payout on the People, Planet, Progress metric.

The compensation committee approved the percentage payout for performance against the pre-established financial and non-financial metrics for each of the NEOs as set forth in the table below.

2022 Annual Performance Bonus Results
% Payout for Revenue Performance (30%)	% Payout for Adjusted EBITDA less P&E Additions for Compensation Purposes Performance (50%)	% Payout for Customer Metric Performance (10%)	% Payout for People, Planet, Progress Metric Performance (10%)	Weighted Aggregate % of Target Bonus
99.1%	105.4%	72%	89.9%	96.9%

Individual Performance and Special Contributions. Each NEO had individual performance objectives established for calendar year 2022 which were set by the company’s compensation committee at the onset of 2022. At its meeting in February 2023, the compensation committee considered each NEO’s performance against their individual performance objectives. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual’s role within our company. Over achievement of individual performance goals can increase the amount of the bonus earned, while underachievement can negatively impact the amount of bonus earned.

Our CEO’s performance goals included both financial and operational targets, functional objectives in each of the core departments and support to our board in fulfilling its responsibilities, as well as personal development. In the evaluation of his 2022 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments as compared to those objectives. Overall, the compensation committee determined that Mr. Fries again demonstrated outstanding leadership of the company in all respects and exceeded his objectives for 2022. In this regard, the compensation committee noted that we had a number of significant accomplishments in 2022 under the leadership of Mr. Fries, including continued operational and financial success across our multinational business as demonstrated by meeting and exceeding expectations despite macro-economic headwinds and the inflationary environment in Europe, substantial cash generation that enabled the company to exceed expectations by repurchasing approximately 14% of its outstanding shares in 2022, significant financings and mergers and acquisitions (M&A) transactions such as the £4.7bn nexfibre joint venture that will supercharge our new build deployment in the U.K., continued leadership in fixed and mobile network strategies, development of growth initiatives and fixed-mobile convergence (FMC) products and services, significant advancements in the company’s ESG and DE&I initiatives, and related matters. In addition, the company has made significant progress in several areas under Mr. Fries’ leadership including the global digital transformation, FMC champion products and services, significant synergies and integration programs in the U.K. and Switzerland in particular, improved terms and relationships in streaming content services, B2B and B2C growth initiatives and the development of our ventures arm. The compensation committee also considered Mr. Fries’ management of the company generally. The committee noted that Mr. Fries demonstrated strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy and his handling of unanticipated additional responsibilities. Mr. Fries provided key leadership and hands-on expertise as well as motivational support in managing the senior executive team and employees in general.

With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, considering our CEO’s evaluation of their performance against their respective 2022 performance goals. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, and those interactions assist in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility as follows:

•

Mr. Bracken’s objectives related to management of the company’s finance functions, outside financings, tax and treasury, commercial finance arrangements, growth initiatives in our consumer and business to business operations, financial reporting, investor relations, budgets and forecasting, compliance, infrastructure and energy ventures and new business initiatives and related areas in the context of a large multinational highly-leveraged company.

•

Mr. Hall’s objectives related to the management of our legal and corporate affairs functions, M&A strategy and execution, SEC reporting and public company management, financing transactions execution and management, compliance, litigation management, merger control, commercial legal advice and government affairs and external communications.

•

Mr. Rodriguez’s objectives related to management of the Liberty Tech organization, our fixed network strategy and new build, IT deployment and strategy, commercial outsourcing and key commercial relationships and contracts, future roadmapping in key strategic areas, 5G and fibre capability, FMC synergies and penetration, ventures and minority investments and capital expenditure budgeting and forecasting.

•

Mr. Salvato’s objectives related to overall corporate development strategy, M&A strategy, negotiation and transaction execution, divestitures and joint ventures, content negotiations and transactions across our multinational company, ventures and minority investments and other corporate development activities.

In each case, the compensation committee also considered how these goals were affected by the size and complexity of our company. In light of our company’s accomplishments, as highlighted above in “Executive Summary-2022 Business Highlights,” the compensation committee and Mr. Fries determined that each executive met or exceeded their objectives for 2022 and had outstanding performance taking into account numerous variables such as macro-economic conditions, competition and other factors.

The compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate this earned bonus amount for individual over-performance to the other executives in the executive leadership team to recognize their strong individual performance. Amounts paid to the NEOs are shown below.

Name	Determination	2022 Earned Bonus Amount (1)	Portion of Bonus Paid in Cash	Portion of Bonus Paid in Shares (2)
Michael T. Fries	Overperformed	$15,254,154	$15,254,154	$—
Charles H.R. Bracken	Overperformed	3,739,812	3,500,000	239,812
Bryan H. Hall	Overperformed	2,671,294	2,500,000	171,294
Enrique Rodriguez	Overperformed	2,671,294	2,500,000	171,294
Andrea Salvato	Overperformed	3,405,553	3,000,000	405,553

(1)	Final payouts of approved bonus awards were subject to further adjustments due to rounding, exchange rates and other factors.

(2)	A portion of the bonus paid in shares of the company are subject to the SHIP, as further described below.

The compensation committee approved payment of the 2022 earned bonus amounts to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of such person’s target bonus amount, with any over-performance paid in shares of our capital stock. Mr. Rodriguez previously elected to participate in our deferred compensation plan with respect to a portion of the cash amount that he would receive. The number of ordinary shares actually granted were based on each executive’s, SHIP election, the amount of above-target annual performance bonus earned (including any additional payout for individual performance) and the closing prices of our Liberty Global Class A and Liberty Global Class C shares on March 10, 2023. All ordinary shares granted as part of the 2022 Annual Bonus payout were treated as SHIP election shares and, accordingly, the respective employee received a grant of “premium” RSUs for the number of shares representing 12.5% of the shares actually issued to them in the 2021 Annual Bonus Program. As per the SHIP, the premium RSUs will vest on March 1, 2024, if the NEO retains the ordinary shares received in the 2022 Annual Bonus Program until that vesting date.

The amounts paid to our NEOs under the 2021 Annual Bonus Program in shares and cash are reflected in the Summary Compensation Table below under the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns, respectively.

Long-Term Incentive Awards

General. Multi-year conventional and performance-based long-term incentive awards, mainly based in equity, have historically represented a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also encourage retention through vesting requirements and forfeiture provisions. The compensation committee sets a target annual long-term incentive value for each executive each year. RSUs and SARs utilized in the company’s long-term incentive awards are generally issued in ordinary shares of the company at a ratio of one-third Class A and two-thirds Class C shares. The RSUs and SARs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events, and are subject to stated time-vesting as determined by the compensation committee for a particular grant year. The SARs have a standard term of ten years before expiration.

In adopting its general approach to equity incentive compensation, the compensation committee has made the following observations:

•	Organizational risks of incentive compensation should be reduced through:

•	using multiple equity vehicles (RSUs and SARs) with different performance, retention, risk and reward profiles;

•	spreading target incentive compensation over multiple and overlapping performance/service periods and permitting changes to the performance metrics, weighting and targets from grant to grant;

•	SARs and RSUs, provide a retention mechanism and strong alignment with shareholder interest; and

•	forfeiture and reduction of performance equity award provisions help ensure accountability of the executive for his or her own performance against personally tailored performance goals.

Long-Term Incentive Plan 2022. The company did not implement a long-term equity incentive plan covering our NEOs in 2022, because the long-term incentive plan established by the company in 2021 was designed to cover both 2021 and 2022. In 2021, following conversations with certain of the company’s significant outside shareholders, the compensation committee decided to incentivize our NEOs by granting them two years’ worth of equity in 2021, making no additional grants under this plan in 2022 (the 2021-2022 LTIP) other than: (1) each NEO was granted an award in 2022 under the company’s Ventures Incentive Plan (VIP) (the 2022 VIP Grants), which operates on a rolling three-year basis and therefore requires grants to be made annually for operation in accordance with the intentions of the committee; and (2) Mr. Salvato having received an additional grant at the beginning of 2022 to compensate him for additional responsibilities he undertook at that time (the Salvato Top-Up Grant). The 2021-2022 LTIP was designed to encourage long-term company share price growth. The grants made under the 2021-2022 LTIP were very heavily weighted in SARs, with exercise prices of $25.79 and $25.68 for our Class A and Class C shares, respectively. The value of these SARs over time depends entirely on share price appreciation above such prices. In the case of Mr. Fries, other than his VIP grants, his entire award under the 2021-2022 LTIP was granted in SARs, such that for two years, he received only SARs, proving a strong incentive to create shareholder value through share price growth. Additionally, the SARs granted under the 2021-2022 LTIP had a delayed vesting schedule, such that no vesting occurs until May 1, 2023, encouraging management retention and value creation over the long term. A grant heavily-weighted in SARs focuses management’s efforts on achieving sustainable share price appreciation over the long term and directly aligns their interests with those of our shareholders who, like our NEOs, see potential for long-term value creation through an ownership stake in the company.

In addition, consistent with 2021, our NEOs received a grant of VIP awards in 2022 that will vest in 2025. The VIP is based upon performance of the company’s Ventures portfolio of investments over the applicable three-year period. The 2022 VIP Grants are designed to incentivize management’s efforts to drive growth and value in the company’s Ventures portfolio, which has increasing scale and importance within the company’s business. The payout under the VIP is determined by changes (positive or negative) in the valuation of the portfolio over the performance period. The valuation of the portfolio is performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid at the end of the performance period, either in company shares or cash at the option of the compensation committee.

Share Ownership Policy

Our compensation committee has established an Executive Share Ownership Policy, as amended and restated, for our executive officers and senior officers. This policy helps to ensure that our officers have a significant stake in our long-term success and are aligned with our shareholders. The guidelines for ownership of our ordinary shares based on an individual’s level in our company are as follows:

Position	Guideline
Chief Executive Officer	5 times base salary
Executive Vice Presidents	4 times base salary
All other members of the Executive Leadership Team	3 times base salary

Executive and senior officers, who were subject to the policy at the time of adoption, were to be in compliance with the ownership guidelines within two years of the policy’s effective date. New executive and senior officers must comply within four years of the date they become subject to the policy. Each of the following are counted toward officer compliance with the policy: (1) shares owned jointly with and separately by the officer’s spouse and minor children, (2) 50% of the value of vested ordinary shares held in the officer’s account in the 401(k) Plan, (3) 50% of the value of vested and in-the-money options and/or SARs, using a valuation methodology generally consistent with the Black-Scholes valuation methodology for vested options and SARs and (4) 50% of the value of any earned but unvested RSUs.

As of April 1, 2023, the value of the ordinary shares owned by our CEO, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, as of the filing of this proxy statement, all employees subject to the policy have been deemed to be in compliance with the terms of the policy.

Deferred Compensation Plan

Under the Liberty Global Deferred Compensation Plan (the Deferred Compensation Plan), our executive and other officers who are U.S. taxpayers and who are designated as participants by our compensation committee may elect to defer payment of certain of their compensation as described under —Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For U.S.-based executive officers and employees, Liberty Global makes matching contributions to its defined contribution 401(k) Plan that are capped in accordance with U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. The compensation committee noted in adopting the Deferred Compensation Plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our NEO compensation packages, as participation in the plan, and to what extent, is at each participant’s discretion.

Other Benefits

We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we provide are limited in scope and fall into the following principal categories: participation in our 401(k) policy (for U.S.-based NEOs) or our Pension Plan (for U.K.-based NEOs), limited personal use of our corporate aircraft; an annual automobile allowance or use of a company car for our executive officers; reasonable legal expenses in connection with employment agreements; an executive health plan; and charitable giving by Liberty Global.

Each of our U.S.-based employees, including U.S.-based NEOs, may contribute to our 401(k) plan. Under our 401(k) plan, the company will match an employee’s contribution 100% up to the lesser of 10% of the employee’s base salary or the applicable federal limit.

As part of the defined contribution retirement benefit available to all our U.K.-based employees, including all U.K.-based NEOs, the company makes matching contributions to the Liberty Global Group Pension Plan on the employee’s behalf, subject to statutory maximums. The company’s contributions are on a 1 for 1 basis, up to 10% of the employee’s base salary. Any such company contributions above the statutory maximum are paid to the employee as a taxable cash allowance.

Under our aircraft policy, our CEO, other executive officers and certain senior officers, with our CEO’s approval, may use our corporate aircraft for personal travel, subject to reimbursing us for applicable taxes. The annual flight hours for Mr. Fries’ personal use of our aircraft is 120 hours per year without cost reimbursement. Mr. Bracken’s personal use of our aircraft is 25 hours per year without cost reimbursement. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.

The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by such officer and by such officer’s personal guests determined using: (a) a method based on the Standard Industry Fare Level rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers) or (b) as agreed with the U.K. tax authority periodically, a cost base valuation for personal use and the marginal cost for guests (in the case of U.K. taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.

The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft and costs of maintenance and upkeep.

Annual automobile allowances for executive employees are a standard benefit in Europe, and in order to align basic compensation with executives in the U.S., we have extended this allowance to some U.S.-based executives. We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists. Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. We also provide reimbursement of reasonable legal expenses to some executives, including NEOs, in connection with the negotiation and execution of their employment agreements, on a case-by-case basis.

Recoupment Policy

The terms of our annual performance bonus awards for officers provide that if our consolidated financial statements for any of the years relevant to the determination of whether the applicable performance metrics have been met are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported their awards would have been lower, then each participant will be required to refund and/or forfeit the excess amount of his or her award.

Post-Employment Benefits and Change in Control

Each of our NEOs are entitled to post-employment benefits under their employment agreements. See —Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the Liberty Global 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the 2005 Incentive Plan) and the 2014 Incentive Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2005 Incentive Plan and the 2014 Incentive Plan provide the same treatment to all holders of conventional equity awards granted under these plans upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.

In designing the terms for RSU awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the RSU awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except for death, nor that vesting of earned awards will be accelerated upon termination of employment, except for death, disability or retirement (as defined in the applicable plan). Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, there will not be an assumption or continuation of the awards on equivalent terms. For details regarding the acceleration of our CEO’s awards in connection with a change-in-control event please see the description of the Fries Agreement under —Employment and Other Agreements.

The compensation committee believes these limited acceleration events related to a change in control provide appropriate protection to participants and serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee can accelerate vesting of an individual’s award or amend an individual’s award agreements when appropriate under the circumstances.

For additional information on post-employment benefits and change-in-control provisions, see —Potential Payments upon Termination or Change in Control below.

Timing of Equity Awards

The compensation committee approves the annual equity incentive awards around April 1 of each year. This timing allows the awards to be aligned with long-range benchmarking, annual performance reviews, annual bonus determinations and our company’s financial reporting calendar. The current practice is for the exercise price or base price of option and SAR grants to be set at the closing prices of the applicable class of our ordinary shares on the grant date, which is the date of the compensation committee meeting on or around April 1 of the same year.

For purposes of determining the number of Liberty Global Class A and Liberty Global Class C RSUs and SARs to be granted each year to our executive officers and other key employees, our compensation committee adopted a policy of using the weighted average of the closing prices of such shares for a five-day trading period ending on the second trading day preceding the date of the committee meeting at which the grants are approved.

Compensation Committee Report

The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the

Compensation Committee:

Andrew J. Cole

Paul A. Gould

Richard R. Green

Larry E. Romrell (chairman)

Summary Compensation Table

The Summary Compensation Table below sets forth information concerning the compensation of our named executive officers for fiscal years 2022, 2021 and 2020.

CEO & NEO Compensation Generally

The Summary Compensation Table below includes in the “Total” compensation column for the CEO and each NEO future unearned compensation in the form of equity awards that are subject to time vesting, which may not be paid (if at all) for several years, and the figures assume certain levels of stock appreciation. These amounts are aggregated into a single year lump sum amount, which was not in fact paid during the year in question.

Grant Date Fair Value. The Summary Compensation table below uses grant date fair values for the equity awards which assumes 100% performance and vesting, as well as stock appreciation, and may not reflect actual compensation received or realized. Market conditions could significantly impact actual outcomes.

Exchange Rates. Our U.K.-based NEOs received all or a portion of their respective salaries, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.8112 for 2022, 0.7269 for 2021 and 0.7796 for 2020).

Combined 2021-2022 Awards. As detailed above, in 2021, our NEOs were granted awards under the 2021-2022 LTIP, which generally combined the 2021 and 2022 target long-term incentive grants to the NEOs in a single grant made in April 2021. Accordingly, no additional equity awards were granted to the NEOs under the 2021-2022 LTIP in 2022, except for the 2022 VIP Grants and the Salvato Top-Up Grant. See —Elements of Our Compensation—Long-Term Incentive Awards—Long-Term Incentive Plan 2022 above for a detailed discussion of the 2021-2022 LTIP. The RSU portion of the 2021-2022 LTIP is reflected in the Stock Awards column and the SAR portion of the 2021-2022 LTIP is reflected in the Option Awards column of the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Michael T. Fries	2022	2,563,000		—	199,144	—	15,254,154		—	986,045	19,002,343

Chief Executive Officer & President	2021	2,563,000		—	1,538,646	41,656,748	15,500,000		—	728,515	61,986,909	(1)
	2020	1,547,245	(7)	—	16,850,467	15,537,111	10,291,627		—	725,880	44,952,330

Charles H.R. Bracken	2022	1,106,386	(7)	110,188	326,587	—	3,389,812		—	165,875	5,098,848

EVP & Chief Financial Officer	2021	1,205,462		—	3,937,423	9,386,737	3,000,000		—	166,359	17,695,981
	2020	1,016,034		250,000	4,649,673	4,170,606	1,587,152		—	136,982	11,810,447

Bryan H. Hall	2022	1,143,569	(8)	78,706	231,118	—	2,421,294	(8)	389,817	36,780	4,301,284

EVP & General Counsel	2021	1,116,723		—	2,788,778	6,427,803	2,500,000		240,379	35,721	13,109,404
	2020	1,009,832		150,000	3,650,822	3,219,891	1,627,152		165,383	35,696	9,858,776

Enrique Rodriguez	2022	1,093,835	(9)	78,706	464,492	—	2,421,294		118,849	34,126	4,211,302

EVP & Chief Technology Officer	2021	1,067,985		—	5,326,550	6,759,976	782,204		48,621	20,637	14,005,973
	2020	965,675		150,000	5,313,993	2,106,385	590,480		12,682	20,637	9,159,852
Andrea Salvato	2022	911,612	(7)	94,447	753,209	183,106	2,905,553		—	102,602	4,950,529
SVP & Chief Development Officer	2021	984,661		—	3,331,147	6,790,497	2,500,000		—	120,994	13,727,299
	2020	742,849		500,000	3,383,069	2,051,344	1,149,722		—	101,530	7,928,514

(1)

The 2021 Total amount includes “Option Awards” for the 2021-2022 LTIP, which combined two years’ of long-term incentive awards and includes additional share-based compensation expense associated with extending the term of the 2014 and 2015 SARs from seven years to ten.

(2)

The dollar amounts shown in the “Stock Awards” column reflect the grant date fair value of the equity determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718), and there can be no assurance that these grant date fair values will ever be realized by an NEO. For 2022, the Stock Awards column shows the value of shares of the company’s stock issued in 2022 to the NEO for the SHIP portion of his 2021 annual performance bonus awards and premium RSUs issued to the NEOs representing 12.5% of the gross number of ordinary shares issued under SHIP. Except for the shares issued pursuant to the SHIP and the Salvato Top-Up Grant, none of the NEOs received additional stock awards under the 2021-2022 LTIP in 2022.

(3)

The dollar amounts shown in the “Option Awards” column reflect the grant date fair value of the equity determined in accordance with FASB Topic 718. The “Option Awards” for 2022 column reflects the SARs portion of the Salvato Top-Up Grant.

(4)

The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of the NEO’s annual performance bonus awards (minus the individual performance component, if applicable) earned by the NEOs during the years indicated. These amounts do not reflect premium bonus amounts earned by the applicable NEO for over-performance during the year. Such premium amounts are included in the Stock Awards column of the above table. The company split the award between shares and cash prior to deductions for applicable withholdings, which withholding amounts are included in the amounts in the above table.

(5)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set. The company does not have a pension or other defined benefit-type plan that it offers to its executives or senior officers.

(6)	The following table provides additional information about the 2022 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Company Contribution Under 401(k) Plan	Company Contribution Under U.K. Defined Contribution Plan	Auto Allowance	Misc. (a)	Total
Michael T. Fries	$20,500	$0	$0	$965,545	$986,045
Charles H.R. Bracken	0	99,580	16,450	49,845	165,875
Bryan H. Hall	20,500	0	15,000	1,280	36,780
Enrique Rodriguez	20,500	0	0	13,626	34,126
Andrea Salvato	0	83,920	16,450	2,232	102,602

(a)	Amounts include the following:

•

Premiums for term life insurance for each of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato, limited event tickets for Messrs. Fries and Hall and our standard director holiday gift and associated tax gross-up for Mr. Fries.

•

Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Fries ($723,849) and Mr. Bracken ($47,136). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries in an aggregate amount of $240,000.

•	Relocation costs for Mr. Rodriguez.

(7)

Amount does not include the approximately $1 million of Mr. Fries’ 2020 salary that he contributed to the company’s COVID-19 relief fund. In the case of Messrs. Bracken and Salvato, the decrease is as a result of currency exchange rates during 2022.

(8)

Mr. Hall elected to defer $2,000,000 of his 2021 annual performance bonus award pursuant to our Deferred Compensation Plan at the time such award was paid in 2022. Mr. Hall also elected to defer $800,499 of his 2022 salary. The amounts deferred accrue interest at the rate of 8.0% per annum compounded daily until paid in full.

(9)

Mr. Rodriguez elected to defer $656,301 of his 2022 salary pursuant to our Deferred Compensation Plan and elected to defer $469,322 of his 2021 annual performance bonus award at the time such award was paid in 2022. The deferred amounts accrue interest at the rate of 8.0% per annum compounded daily until paid in full.

Grants of Plan-Based Awards

The table below sets forth certain information concerning the grants of equity based awards under the 2014 Incentive Plan and the annual performance bonus awards granted to certain of our named executive officers during the year ended December 31, 2022, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Table. The actual amount of the 2022 annual performance bonus award approved for each NEO is reflected in the “Stock Awards” column of the Summary Compensation Table above for the portion paid in shares and RSUs and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the portion paid in cash.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)(1)	Maximum ($)(1)

Michael T. Fries	02/14/2022	02/14/2022	—	15,750,000	15,750,000

Liberty Global Class A	02/14/2022	02/14/2022				—	—	6,939,844

Liberty Global Class C	02/14/2022	02/14/2022				—	—	13,879,688

N/A	04/01/2022	04/01/2022				—	2,050,000

Liberty Global Class C (4)	03/14/2022	02/14/2022							7,890			199,144

Charles H.R. Bracken	02/14/2022	02/14/2022	—	3,500,000	3,500,000

Liberty Global Class A	02/14/2022	02/14/2022				—	—	1,542,188

Liberty Global Class C	02/14/2022	02/14/2022				—	—	3,084,375

N/A	04/01/2022	04/01/2022				—	600,000

Liberty Global Class A	03/14/2022	02/14/2022							1,172			28,550

Liberty Global Class C	03/14/2022	02/14/2022							2,344			58,225

Bryan H. Hall	02/14/2022	02/14/2022	—	2,500,000	2,500,000

Liberty Global Class A	02/14/2022	02/14/2022				—	—	1,101,563

Liberty Global Class C	02/14/2022	02/14/2022				—	—	2,203,125

N/A	04/01/2022	04/01/2022				—	400,000

Liberty Global Class A	03/14/2022	02/14/2022				—			808			19,683

Liberty Global Class C	03/14/2022	02/14/2022				—			1,616			40,141

Enrique Rodriguez	02/14/2022	02/14/2022	—	2,500,000	2,500,000

Liberty Global Class A	02/14/2022	02/14/2022				—	—	1,101,563

Liberty Global Class C	02/14/2022	02/14/2022				—	—	2,203,125

N/A	04/01/2022	04/01/2022				—	500,000

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)(1)	Maximum ($)(1)

Liberty Global Class A	03/14/2022	02/14/2022				—			3,960			96,466

Liberty Global Class C	03/14/2022	02/14/2022				—			7,920			196,733

Andrea Salvato	02/14/2022	02/14/2022	—	3,000,000	3,000,000

Liberty Global Class A	02/14/2022	02/14/2022				—	—	1,321,875

Liberty Global Class C	02/14/2022	02/14/2022				—	—	2,643,750

N/A	04/01/2022	04/01/2022				—	550,000

Liberty Global Class A	03/14/2022	02/14/2022							1,061			25,846

Liberty Global Class C	03/14/2022	02/14/2022							2,122			52,710

Liberty Global Class A	04/01/2022	04/01/2022							3,418			88,697

Liberty Global Class C	04/01/2022	04/01/2022							6,836			180,402

Liberty Global Class C	04/01/2022	04/01/2022								8,086	25.95	60,605

Liberty Global Class A	04/01/2022	04/01/2022								16,172	26.39	122,501

(1)

Pursuant to the SHIP, our NEOs could elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. NEOs who elected to receive shares in respect to their annual bonus also received RSUs equal to 12.5% of the gross number of shares earned under the 2022 Annual Bonus Program as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards above. Additionally,in the case of our NEOs, any earned bonus amounts up to the target bonus amount for each NEO will be paid in cash, with any over-performance paid in ordinary shares of the company under the SHIP. The RSUs vest on March 1, 2024, provided the NEO holds all of the shares issued in respect to the 2022 Annual Bonus Program through that period. With respect to all NEOs, such amounts consist of awards under the 2022 VIP granted on April 1, 2022, reflecting target values of $2,050,000 for Mr. Fries, $600,000 for Mr. Bracken, $400,000 for Mr. Hall, $500,000 Mr. Rodriguez and $550,000 for Mr. Salvato.

(2)

Consists of a grant of premium RSUs on March 14, 2022, pursuant to the SHIP, equal to 12.5% of the gross number of shares earned under the 2021 Annual Bonus Program. As each NEO held their 2021 Annual Bonus Program shares through their applicable vesting period, these awards fully vested on March 1, 2023. For Mr. Salvato, the figures also include the RSU portion of the Salvato Top-Up Grant.

(3)

Consists of the grant date fair value at the time of the grant of SAR awards Mr. Salvato in 2022 as part of the Salvato Top-Up Grant, determined in accordance with FASB ASC 718. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted April 1, 2022, reflect a risk-free interest rate of 2.45%, a volatility rate ranging from 33.45% to 33.71% and an expected term of 3.70 years. The SARs granted on April 1, 2022 are subject to annual time vesting over a three-year service period vesting on May 1 of each of 2023, 2024 and 2025 in equal installments. All SAR awards have a ten-year term.

(4)

Mr. Fries was initially granted RSUs for shares of Liberty Global Class B shares, but pursuant to the Fries Agreement (as defined below), he exercised his rebalance right and elected to receive delivery of such RSUs in Liberty Global Class C shares in lieu of receiving Class B ordinary shares.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The amounts reported for 2022 in the Summary Compensation Table include salary, annual performance bonuses, equity incentive grants, benefits and perquisites as more fully described in —Elements of Our Compensation Packages above and —Employment and Other Agreements below. The following discussion focuses on the annual performance bonus award component of 2022 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2022 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are vesting and forfeiture provisions applicable to the RSU awards granted in 2021 under the 2021-2022 LTIP. For information on the effect of a termination or change in control on these RSU awards, see —Potential Payments Upon Termination or Change in Control below.

The maximum achievable amount of the 2022 annual performance bonus awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award, no “threshold” or minimum amounts are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2022 annual performance bonus award is reflected in the Summary Compensation Table under “Stock Awards” column for the portion paid in ordinary shares and in the “Non-Equity Incentive Plan Compensation” column for the portion paid in cash. Our NEOs could elect for all, a portion (in 25% increments) or none of their award to be paid in shares, with the remainder, if any, paid in cash. Additionally, the compensation committee approved payment of 2022 annual performance bonuses to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of target value and any over-performance in ordinary shares of Liberty Global as more fully described in —Compensation Discussion and Analysis above.

Under the 2022 Annual Bonus Program, our NEOs who received a portion of their 2022 annual bonus payment in ordinary shares also received Liberty Global Class A and/or Liberty Global Class C RSUs equal to 12.5% of the gross number of shares earned under the 2022 Annual Bonus Program. The RSUs will vest on March 1, 2024, provided the NEO holds all of the shares issued in respect of the 2022 Annual Bonus Program through that period. The 2022 bonus award portion delivered in shares was valued using the closing prices of our Liberty Global Class A and Liberty Global Class C shares as of market close on March 10, 2023.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information concerning options, SARs and restricted shares or RSUs held by our NEOs at year-end 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael T. Fries

Liberty Global Class A	42,988	0		29.45	5/1/2023				71,934	(4)	1,361,711
	971,587	0		27.71	6/24/2023
	201,746	0		32.37	5/1/2024
	157,121	0		42.01	5/1/2025
	211,882	0		32.81	5/1/2023
	227,832	0		35.69	5/1/2024
	294,117	0		29.88	5/1/2025
	522,284	0		25.97	3/7/2029
	345,739	49,392	(1)	24.90	4/1/2029
	344,912	172,456	(2)	16.05	4/1/2030

Liberty Global Class B	0	0		0		7,890	(6)	149,910	143,868	(4)	2,795,355

Liberty Global Class C	42,788	0		29.05	5/1/2023
	85,596	0		27.13	5/1/2023
	967,468	0		27.34	6/24/2023
	1,933,985	0		25.84	6/24/2023
	401,446	0		30.81	5/1/2024
	316,802	0		40.52	5/1/2025
	423,764	0		31.65	5/1/2023
	455,664	0		34.80	5/1/2024
	588,234	0		28.94	5/1/2025
	1,044,568	0		25.22	3/7/2029
	691,479	98,783	(1)	24.15	4/1/2029
	689,824	344,912	(2)	15.12	4/1/2030
	0	5,378,211	(3)	25.68	4/13/2031
Charles H.R. Bracken
Liberty Global Class A	37,610	0		29.45	5/1/2023				24,664	(4)	466,890
	170,684	0		27.71	6/24/2023				28,022	(5)	530,456
	67,243	0		32.37	5/1/2024	1,172	(6)	22,186
	52,376	0		42.01	5/1/2025
	60,536	0		32.81	5/1/2023
	166,666	0		37.45	2/21/2024
	56,958	0		35.69	5/1/2024
	78,431	0		29.88	5/1/2025
	139,275	0		25.97	3/7/2029
	82,977	11,854	(1)	24.90	4/1/2029
	59,127	59,127	(2)	16.05	4/1/2030
	0	383,561	(3)	25.79	4/13/2031
Liberty Global Class C	74,888	0		27.13	5/1/2023				49,326	(4)	958,404
	37,435	0		29.05	5/1/2023				56,044	(5)	1,088,935
	169,960	0		27.34	6/24/2023	2,344	(6)	45,544
	339,754	0		25.84	6/24/2023

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

	133,804	0		30.81	5/1/2024
	105,606	0		40.52	5/1/2025
	121,072	0		31.65	5/1/2023
	333,334	0		36.32	2/21/2024
	113,916	0		34.80	5/1/2024
	156,862	0		28.94	5/1/2025
	278,550	0		25.22	3/7/2029
	165,954	23,708	(1)	24.15	4/1/2029

	118,255	118,256	(2)	15.12	4/1/2030

	0	767,122	(3)	25.68	4/13/2031
Bryan H. Hall
Liberty Global Class A	45,660	0		29.45	5/1/2023				16,443	(4)	311,266

	170,684	0		27.71	6/24/2023				18,682	(5)	353,650

	53,794	0		32.37	5/1/2024	808	(6)	15,295

	41,903	0		42.01	5/1/2025

	48,430	0		32.81	5/1/2023

	45,566	0		35.69	5/1/2024

	52,287	0		29.88	5/1/2025
	92,850	0		25.97	3/1/2029
	55,318	0	(1)	24.90	4/1/2029

	78,837	39,418	(2)	16.05	4/1/2030

	0	255,707	(3)	25.79	4/13/2031

Liberty Global Class C	45,448	0		29.05	5/1/2023				32,884	(4)	638,936
	90,917	0		27.13	5/1/2023				37,363	(5)	725,963
	169,960	0		27.34	6/24/2023	1,616	(6)	31,399
	339,754	0		25.84	6/24/2023
	107,043	0		30.81	5/1/2024
	84,490	0		40.52	5/1/2025
	96,860	0		31.65	5/1/2023
	91,132	0		34.80	5/1/2024
	104,547	0		28.94	5/1/2025
	185,700	0		25.22	3/7/2029
	110,636	15,806	(1)	24.15	4/1/2029
	157,672	78,838	(2)	15.12	4/1/2030
	0	511,414	(3)	25.68	4/13/2031
Enrique Rodriguez
Liberty Global Class A	71,777	0		28.97	8/1/2025				20,553	(4)	389,068
	116,063	0		25.97	3/7/2029				23,352	(5)	442,053
	69,147	9,879	(1)	24.90	4/1/2029	3,960	(6)	74,963
	98,546	49,273	(2)	16.05	4/1/2030
	0	319,634	(3)	25.79	4/13/2031

Liberty Global Class C	143,554	0		27.81	8/1/2025				41,106	(4)	798,690
	232,126	0		25.22	3/7/2029				46,703	(5)	907,439
	138,295	19,757	(1)	24.15	4/1/2029	7,920	(6)	153,886
	197,092	98,546	(2)	15.12	4/1/2030
	0	639,268	(3)	25.68	4/13/2031

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Andrea Salvato
Liberty Global Class A	13,444	0		29.45	5/1/2023				16,443	(4)	311,266
	65,647	0		27.71	6/24/2023				23,352	(5)	442,053
	23,535	0		32.37	5/1/2024	3,418	(6)	64,703
	18,328	0		42.01	5/1/2025
	30,272	0		32.81	5/1/2023
	28,480	0		35.69	5/1/2024
	52,287	0		29.88	5/1/2025
	92,850	0		25.97	3/7/2029
	55,318	7,903	(1)	24.90	4/1/2029
	78,836	39,419	(2)	16.05	4/1/2030
	0	319,634	(3)	25.79	4/13/2031

Liberty Global Class C	13,381	0		29.05	5/1/2023				32,884	(4)	638,936
	26,769	0		27.13	5/1/2023				46,703	(5)	907,439
	65,369	0		27.34	6/24/2023	2,122	(6)	41,230
	130,674	0		25.84	6/24/2023				6,836	(7)	132,823
	46,831	0		30.81	5/1/2024
	36,955	0		40.52	5/1/2025
	60,544	0		31.65	5/1/2023
	56,960	0		34.80	5/1/2024
	104,574	0		28.94	5/1/2025
	185,700	0		25.22	3/7/2029
	110,636	15,806	(1)	24.15	4/1/2029
	157,672	78,838	(2)	15.12	4/1/2030
	0	639,268	(3)	25.68	4/13/2031

(1)	Vests in full on May 1, 2023.

(2)	Vests in full on May 1, 2024.

(3)	Vests in 2 equal annual installments on each of May 1, 2023 and May 1, 2024.

(4)	Vests in full on May 1, 2023.

(5)	Vests in 2 equal remaining annual installments from May 1, 2023 to May 1, 2024.

(6)	Represents premium RSUs granted to the applicable officer for electing to receive their 2021 annual bonus in RSUs, which premium RSUs vested on March 1, 2023.

(7)	Vests in 3 equal remaining annual installments from May 1, 2023 to May 1, 2025.

Option/SAR Exercises and Shares Vested

The table below sets forth certain information concerning each exercise of options or SARs and vesting of restricted shares or RSUs held by our named executive officers during the year ended December 31, 2022.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael T. Fries

Liberty Global Class A	0	0	218,017	5,030,726

Liberty Global Class C	0	0	287,732	6,814,932

Charles H.R. Bracken

Liberty Global Class A	0	0	77,628	1,785,122

Liberty Global Class C	0	0	155,257	3,677,254

Bryan H. Hall

Liberty Global Class A	0	0	25,781	586,776

Liberty Global Class C	0	0	51,564	1,222,067

Enrique Rodriguez

Liberty Global Class A	0	0	32,227	733,487

Liberty Global Class C	0	0	64,455	1,527,584

Andrea Salvato

Liberty Global Class A	0	0	54,086	1,243,203

Liberty Global Class C	0	0	108,174	2,562,166

(1)	Value reflects the aggregate amount of awards for the applicable class of shares that vested in 2022.

Deferred Compensation Plan

We have a Deferred Compensation Plan that officers of Liberty Global or its subsidiary LGI, who are U.S. taxpayers, may elect to defer all or any portion of such officer’s (1) annual performance bonus paid in cash, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) award, if any, under a current or future multi-year performance award arrangement.

Cash compensation deferred under the Deferred Compensation Plan was credited with interest at the rate of 8.0% per year, compounded daily (the credited interest fund). In setting the interest rate, our compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.

The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant experiences a separation of service with the employer. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

Messrs. Hall and Rodriguez, each a U.S. taxpayer, have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2022.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY (1)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Bryan H. Hall	2,800,499	(2)	503,184	1,236,301	6,569,664	(3)
Enrique Rodriguez	1,125,623	(4)	150,743	0	2,382,388	(5)

(1)	Of these amounts, the following were reported in the Summary Compensation Table as above-market earnings that were credited to the NEO’s account during 2022:

Name	Amount ($)
Bryan H. Hall	389,817
Enrique Rodriguez	118,849

(2)	Includes salary contributed in 2022 of $800,499 and $2,000,000 of his annual performance bonus award.

(3)

Includes salary contributed as follows: $799,500 in 2019, $706,883 in 2020 and $800,499 in 2022. Also, includes annual performance bonus award amounts of $731,371, $1,735,389 and $2,000,000 contributed in 2020, 2021 and 2022, respectively.

(4)	Includes salary of $656,301 contributed in 2022.

(5)	Includes salary contributed as follows: $386,270 in 2020, $640,791 in 2021 and $656,301 in 2022.

Employment and Other Agreements

We have employment agreements with Mr. Fries to serve as our CEO, Mr. Bracken to serve as our chief financial officer, Mr. Hall to serve as our general counsel, Mr. Rodriguez to serve as our chief technology officer and Mr. Salvato to serve as our chief development officer. We have not adopted a severance policy covering our executive officers other than as specified in their employment agreements, if applicable.

Michael T. Fries

Introduction. On April 30, 2019, we entered into a new five-year term employment agreement (the Fries Agreement) with our CEO, the term of which ends on April 30, 2024, but will automatically renew for successive one-year terms until terminated by the company or Mr. Fries on 180 days’ notice. Mr. Fries has presided over significant growth in our geographic scale, technology and product leadership, residential and B2B subscriber base, revenue, operating cash flow and market capitalization. Under his leadership, we disposed of our businesses in six European countries at an aggregate enterprise value of $31.0 billion and received net cash proceeds of $16.0 billion in 2019, acquired Sunrise Communications Group in 2020, creating a joint venture between Virgin Media’s U.K. operations and Telefonica’s U.K. mobile operations, creating a fixed-mobile leader in the U.K. in 2020, and created a new joint venture with Telefonica and Infravia Capital Partners to build a fiber-only infrastructure, reaching 5-7 million new greenfield homes in the U.K. Mr. Fries is uniquely qualified to lead and provide continuity to our company with more than three decades of industry experience, an in-depth knowledge of our continuing operating businesses, a demonstrated ability to allocate capital prudently and in the best interests of shareholders and a track record of significant value creation in core markets.

As a resident of Denver, Colorado, the terms of the Fries Agreement are based on U.S. customs and standards, as we are competing with U.S. companies for senior management personnel based in the U.S. In accordance with applicable U.K. law, our shareholders approved our director compensation policy at the annual general meeting held in 2020 and provided authority for the compensation committee to renew and amend the terms of the Fries Agreement.

Summary of the Fries Agreement. Mr. Fries’ salary for 2023 is $2,563,000 and is subject to annual increase at the discretion of the compensation committee. Pursuant to the Fries Agreement, Mr. Fries was entitled to an annual performance bonus award opportunity with a target amount of $15.75 million for 2022, which increases by $250,000 each year. The bonus award is not guaranteed and is dependent upon our company achieving the performance metrics in the year in question and Mr. Fries achieving his individual objectives established by the compensation committee, which may contain qualitative and quantitative goals. Mr. Fries may elect to receive his annual bonus payment in Liberty Global Class A, Class B and/or Class C shares in lieu of cash under the shareholding incentive program of our annual performance bonus plan.

Mr. Fries participates in our equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries is entitled to receive grants of annual equity awards (the Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, RSUs, PSARs, SARs, restricted shares or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. In 2022, the target value of the Annual Equity Awards was $20.5 million, increasing by $1.5 million per year during the term of the Fries Agreement. The compensation committee may, however, determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement. With respect to any shares to be vested, granted or deliverable pursuant to the annual performance bonus award, our company’s annual equity award programs or other equity awards, Mr. Fries has the right to rebalance such shares into shares of Liberty Global Class A or Liberty Global Class C shares on an equivalent value basis.

In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with our company.

Termination for Death or Disability. If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary; (2) any annual performance bonus award for a completed year that was earned but not paid; (3) any accrued but unused vacation leave pay; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any un-reimbursed business expenses (Accrued Benefits).

In addition, (1) Mr. Fries or his heirs, as applicable, will receive an amount equal to a pro rata portion of the annual performance bonus award that Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (2) any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (3) if Mr. Fries’ termination is during a period with respect to any award that was granted as part of an Annual Equity Award, Mr. Fries will vest in a pro-rata portion of such awards as provided in the applicable award agreement; and (4) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.

Termination for Cause or Resignation without Good Reason. If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits but no other amounts under the Fries Agreement.

Termination Without Cause or Resignation for Good Reason. If Mr. Fries’ employment is involuntarily terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) the Pro-Rata Bonus, subject to achievement of the applicable performance metrics; (3) an amount equal to one-twelfth (1/12) of the average annual base salary

Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), paid in substantially equal payments over the course of the Severance Period; and (4) an amount equal to one-twelfth (1/12) of the average annual performance bonus award paid to Mr. Fries for the immediately preceding two years (regardless of when paid), multiplied by the number of months in the Severance Period, paid in substantially equal payments over the course of the Severance Period. In addition, any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, and other awards shall be settled in accordance with the terms of the applicable award agreement, and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The “Severance Period” is a period of 24 months commencing on the termination of Mr. Fries’ employment.

Mr. Fries will continue to earn awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics, if applicable, are satisfied, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then we shall pay to Mr. Fries additional amounts equal to the Applicable Percentage (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with lump sum cash payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Award value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.

Further, if Mr. Fries’ termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than full value equity awards) that would have been granted (the Ungranted Appreciation Awards), we will be obligated to pay to Mr. Fries, on each date such awards that would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.

If Mr. Fries remains employed by our company (or our successor) for six months following a change in control (as defined in the Fries Agreement), then the unvested SARs and RSUs will fully vest. If Mr. Fries’ employment is involuntarily terminated by us without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the Fries Agreement in which Mr. Fries’ termination took place, but in no event shall the Severance Period be less than 24 months.

Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Mr. Fries agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.

Charles H.R. Bracken. Our Executive Vice President and Chief Financial Officer, Mr. Bracken, entered into his Executive Service Agreement on December 15, 2004 by one of our predecessor companies (the Bracken Agreement) He has been Chief Financial Officer since 2017 and was Co-Chief Financial Officer since 2005.

The Bracken Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Bracken will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability (each as defined in the Bracken Agreement), Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Bracken Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Bracken’s salary, which is £948,000 ($1,142,909) for 2023, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. Mr. Bracken also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. Mr. Bracken must also be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he incurs with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Bracken Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global, or any subsidiary of Liberty Global or its parent entities, for a period of six months after termination of his employment.

Bryan H. Hall. Mr. Hall has been our Executive Vice President and General Counsel since January 2012. We entered into an Employment Agreement with him on May 21, 2020 (the Hall Agreement). The term is indefinite, but either party may provide at least 30 days’ prior written notice to the other party of their respective intention to terminate Mr. Hall’s employment. Under the Hall Agreement, Mr. Hall’s base salary, which is $1,209,000 for 2023, is subject to annual increase at the discretion of the compensation committee.

Mr. Hall is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined by the compensation committee. Mr. Hall also receives an annual automobile allowance of $15,000, subject to adjustment in line with the policy for equivalent level executives.

If Mr. Hall’s employment is terminated by us without cause, by him for good reason (as defined in the Hall Agreement), or by his death or disability (as defined in the Hall Agreement), Mr. Hall or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, automobile allowance, and unused vacation pay; (2) any vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively Hall Accrued Benefits). In addition, we will pay him (1) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (2) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (3) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year. Furthermore, any unvested equity awards previously granted to Mr. Hall that are scheduled to vest within six months after his termination, will continue to vest through such six-month period, unless he would receive more favorable treatment under the terms of a grant award agreement and except for termination in the case of death.

If Mr. Hall is terminated for cause (as defined in the Hall Agreement) or he resigns (other than for good reason), he will be entitled to receive the Hall Accrued Benefits but no other amounts under the Hall Agreement.

Mr. Hall is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Hall Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Enrique Rodriguez. In 2018, we entered into an employment agreement with Mr. Rodriguez in connection with his appointment as our Executive Vice President and Chief Technology Officer (the Rodriguez Agreement). The Rodriguez Agreement provides for an indefinite term, which continues until we provide at least 30 days’, or Mr. Rodriguez provides at least 90 days’, prior written notice to the other party of their respective intention to terminate his employment with our company. Under the Rodriguez Agreement, Mr. Rodriguez’s base salary, which is $1,156,000 for 2023, is subject to annual increase at the discretion of the compensation committee.

Mr. Rodriguez is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined each year by the compensation committee.

Mr. Rodriguez may participate in our equity compensation programs on the same basis as other executives of our company, with the target equity value subject to annual adjustment as determined by the compensation committee.

If Mr. Rodriguez’s employment is terminated by us without cause, by him for good reason (as defined in the Rodriguez Agreement), or by his death or disability (as defined in the Rodriguez Agreement), Mr. Rodriguez or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary and unused vacation pay through the date of termination; (2) any accrued and vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively Rodriguez Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year.

If Mr. Rodriguez is terminated for cause (as defined in the Rodriguez Agreement) or resigns other than for good reason, he will be entitled to receive Rodriguez Accrued Benefits but no other amounts under the Rodriguez Agreement.

Pursuant to the Agreement, Mr. Rodriguez is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Rodriguez Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Andrea Salvato. Mr. Salvato is our Executive Vice President and Chief Development Officer, having previously served as our Senior Vice President and Chief Development Officer from 2012 until this year. We entered into an Executive Service Agreement with him on May 5, 2005 with one of our predecessor companies (the Salvato Agreement).

The Salvato Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Salvato’s employment may also be terminated immediately upon notice for cause. In the event Mr. Salvato becomes disabled and the disability continues for a specified period, we may reduce future payments under the Salvato Agreement by the amount reimbursed by its disability insurer for the duration of Mr. Salvato’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Salvato’s salary, which is £781,000 ($941,574) for 2023, is subject to annual review and, in the discretion of our compensation committee, adjustment. Mr. Salvato also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes.

The Salvato Agreement includes restrictions on Mr. Salvato’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global and its subsidiaries for a period of six months after termination of his employment.

Potential Payments upon Termination or Change in Control

The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of Liberty Global as of December 31, 2022. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2022. Certain of our plans and agreements provide benefits upon the occurrence of a change in control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.

The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•

The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the strike price of the award and the applicable closing market price on December 30, 2022 (the last trading day of 2022). Restricted shares or RSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 30, 2022. On December 30, 2022, the closing market price for each class of our ordinary shares was as follows:

•	Liberty Global Class A $18.93

•	Liberty Global Class B $19.00

•	Liberty Global Class C $19.43

•

The amounts for Mr. Bracken assume he receives a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under their employment agreements. Also, to the extent compensation to these executive officers is paid in British pounds, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2022.

•

Under the Fries Agreement, if a termination occurs without cause or by Mr. Fries for good reason, he will also receive an amount equal to the Applicable Percentage and the value of the Ungranted Appreciation Awards. In 2022, the target annual grant value increased by $1.5 million to $20.5 million. In 2021, however, Mr. Fries received a combined equity grant under the 2021-2022 LTIP that incorporated his 2022 target annual grant value.

As of December 31, 2022, each of our NEOs had, under the 2014 Incentive Plan, unvested SARs and unvested RSU awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken,

Hall, Rodriguez and Salvato are described under —Employment and Other Agreements above. The 2014 Incentive Plan is described under Incentive Plans below. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.

Termination of Employment

The availability of our benefits varies with the reason that the executive’s employment was terminated, as described below.

Voluntary Termination. The executive would retain his vested equity grants under the incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.

Retirement. No benefits are payable to any of our NEOs in the event of retirement; however, under the 2014 Incentive Plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested awards granted under this plan from the date of retirement. Messrs. Bracken, Fries, Hall and Salvato each meet this requirement. Such benefit is reflected in the “Retirement” column in the Termination of Employment Table below.

Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested; provided, however, Mr. Fries would still receive his annual performance bonus award for a prior completed year not yet paid. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change-in-control event, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Termination Without Cause. Certain of the employment agreements provide for benefits in the case of termination by our company without cause. See —Employment and Other Agreements above. Under the 2014 Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.

Death. In the event of death, the 2014 Incentive Plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.

Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2014 Incentive Plan “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.

Resignation for Good Reason. The employment agreements for Messrs. Fries, Hall and Rodriguez provide for benefits in the case of resignation for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation for good reason absent a change in control. The benefits payable under the Fries Agreement, Hall Agreement and Rodriguez Agreement for good reason resignations are the same as the benefits payable upon a termination without cause. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause	Death or Disability	Retirement

Michael T. Fries

Options/SARs Accelerated	$1,983,244	$1,983,244	$1,983,244

2020 RSUs	4,157,066	4,157,066	4,157,066

2022 SHIP Premium	124,465	149,358	149,358

2021 VIP	1,900,000	1,900,000	1,266,667

2022 VIP	2,050,000	2,050,000	683,333

Severance Payment	52,672,954	52,672,954	0

Benefits (1)	33,526	33,526	0

Total	$62,921,255	$62,946,148	$8,239,668

Charles H.R. Bracken
Options/SARs Accelerated	$453,317	$679,975	$679,975
2020 RSUs	950,196	1,425,294	1,425,294

2021 RSUs	539,797	1,619,391	809,696

2022 SHIP Premium	56,442	67,730	67,730

2021 VIP	400,000	400,000	400,000

2022 VIP	200,000	200,000	200,000

Salary	509,249	0	0

Severance Payment	509,249	0	0

Benefits (2)	60,518	0	0

Total	$3,678,768	$4,392,390	$3,582,695

Bryan H. Hall

Options/SARs Accelerated	$302,212	$453,319	$453,319

2020 RSUs	633,468	950,202	950,202

2021 RSUs	359,871	1,079,613	539,778

2022 SHIP Premium	38,912	46,694	46,694

2021 VIP	266,667	266,667	266,667

2022 VIP	133,333	133,333	133,333

Severance Payment	3,830,294	3,830,294	0

Benefits (3)	11,175	11,175	0

Total	$5,575,932	$6,771,297	$2,389,993

Enrique Rodriguez

Options/SARs Accelerated	$377,760	$566,640	$0

2020 RSUs	791,839	1,187,758	0

2021 RSUs	449,831	1,349,493	0

2022 SHIP Premium	190,707	228,848	0

2021 VIP	333,333	333,333	333,333

2022 VIP	166,667	166,667	166,667

Severance Payment	3,765,129	3,765,129	0
Benefits (3)	11,175	11,175	0

Total	$6,086,441	$7,609,043	$500,000

Name	By Company Without Cause	Death or Disability	Retirement

Andrea Salvato

Options/SARs Accelerated	$302,212	$453,319	$453,319

2022 RSUs	48,047	197,526	65,823

2020 RSUs	633,468	950,202	950,202

2021 RSUs	449,831	1,349,493	674,718

2022 SHIP Premium	51,096	61,315	61,315

2021 VIP	333,333	333,333	333,333

2022 VIP	183,333	183,333	183,333

Salary	419,598	0	0

Benefits (2)	52,449	0	0

Total	$2,473,367	$3,528,521	$2,722,043

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during their six-month notice period.

(3)

Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination date, except no such cost shall be incurred in the case of death.

Change in Control

The 2014 Incentive Plan provides for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following a change-in-control event.

Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.

A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.

During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.

Our board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2014 Incentive Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.

Upon a change-in-control, the Fries Agreement provides that upon the six-month anniversary of such change-in-control event, where employment is continued, any outstanding options or SARs or other non-performance awards will vest in full.

Termination After Change in Control. Under the 2014 Incentive Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any outstanding SAR and RSU awards will vest and, in the case of SARs, become fully exercisable as of the date of termination of employment. Pursuant to the Fries Agreement, if a termination of employment occurs without cause or Mr. Fries resigns for good reason within 13 months of a change-in-control event then Mr. Fries will receive the benefits described above under —Employment and Other Agreements.

For purposes of the 2014 Incentive Plan, “good reason” for a participant to resign following a change-in-control event generally requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of the participant’s official position or authority; or (3) a required relocation of the participant’s principal business office to a different country. In addition, the Fries Agreement defines good reason to also include a reduction in his target equity value for annual awards or in the amount of annual performance bonus awards he is eligible to earn, failure of the compensation committee for two consecutive years to grant Mr. Fries an annual equity grant with a target value that is greater than the previous year’s grant, relocation of Mr. Fries primary office to a location that is more than 35 miles away from his current primary office, failure to re-nominate or re-elect Mr. Fries to serve on the executive committee of our board or removal from our board, ceasing to be a member of the executive committee, non-renewal of the Fries Agreement and a material breach of the Fries Agreement. Following a change-in-control event, good reason under the Fries Agreement also includes failure to increase Mr. Fries’ total target direct compensation such that it equals or exceeds the 75th percentile of chief executive officers at peer companies of the successor entity. For all NEOs, additional procedural requirements apply for a resignation to qualify as being for “good reason”.

The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2022, without cause and include the incremental benefits that would result from such a termination under the employment agreements and the equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above.

Change In Control

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Michael T. Fries
Options/SARs Accelerated	$1,983,244	$1,983,244	$1,983,244	$1,983,244
2020 RSUs	4,157,066	4,157,066	4,157,066	4,157,066
2022 SHIP Premium	149,358	149,358	149,358	149,358
2021 VIP	1,900,000	1,900,000	1,900,000	1,900,000
2022 VIP	2,050,000	2,050,000	2,050,000	2,050,000
Severance Payment	52,672,954	52,672,954	52,672,954	52,672,954
Benefits (1)	33,526	0	33,526	0

Total	$62,946,148	$62,912,622	$62,946,148	$62,912,622

Charles H.R. Bracken
Options/SARs Accelerated	$679,975	$679,975	$679,975	$679,975
2020 RSUs	1,425,294	1,425,294	1,425,294	1,425,294
2021 RSUs	1,619,391	1,619,391	1,619,391	1,619,391
2022 SHIP Premium	67,730	67,730	67,730	67,730
2021 VIP	600,000	600,000	600,000	600,000
2022 VIP	600,000	600,000	600,000	600,000
Salary	509,249	0	509,249	0
Severance Payment	509,249	0	509,249	0
Benefits (2)	60,518	0	60,518	0

Total	$6,071,406	$4,992,390	$6,071,406	$4,992,390

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Bryan H. Hall
Options/SARs Accelerated	$453,319	$453,319	$453,319	$453,319
2020 RSUs	950,202	950,202	950,202	950,202
2021 RSUs	1,079,613	1,079,613	1,079,613	1,079,613
2022 SHIP Premium	46,694	46,694	46,694	46,694
2021 VIP	400,000	400,000	400,000	400,000
2022 VIP	400,000	400,000	400,000	400,000
Severance Payment	3,830,294	0	3,830,294	0
Benefits (3)	11,175	0	11,175	0

Total	$7,171,297	$3,329,828	$7,171,297	$3,329,828

Enrique Rodriguez
Options/SARs Accelerated	$566,640	$566,640	$566,640	$566,640
2020 RSUs	1,187,758	1,187,758	1,187,758	1,187,758
2021 RSUs	1,349,493	1,349,493	1,349,493	1,349,493
2022 SHIP Premium	228,848	228,848	228,848	228,848
2021 VIP	500,000	500,000	500,000	500,000
2022 VIP	500,000	500,000	500,000	500,000
Severance Payment	3,765,129	0	3,765,129	0
Benefits (3)	11,175	0	11,175	0

Total	$8,109,043	$4,332,739	$8,109,043	$4,332,739

Andrea Salvato
Options/SARs Accelerated	$453,319	$453,319	$453,319	$453,319
2020 RSUs	950,202	950,202	950,202	950,202
2021 RSUs	1,349,493	1,349,493	1,349,493	1,349,493
2022 RSUs	197,526	197,526	197,526	197,526
2022 SHIP Premium	61,315	61,315	61,315	61,315
2021 VIP	500,000	500,000	500,000	500,000
2022 VIP	550,000	550,000	550,000	550,000
Salary	419,598	0	419,598	0
Benefits (2)	52,449	0	52,449	0

Total	$4,533,902	$4,061,855	$4,533,902	$4,061,855

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during his six-month notice period.

(3)	Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination.

CEO Pay Ratio

We are an international company whose consolidated entities employed, on a full-time basis, over 10,200 people as of December 31, 2022, in seven countries, with almost all of our workforce located in Europe. The overall structure of our compensation and benefit programs are broadly similar across our company to encourage and reward our employees who contribute to our success. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and our local employment markets. Compensation rates are benchmarked and set to be competitive in the country in which the jobs are performed. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. For the year ended December 31, 2022, and in each case including the value of employer provided non-discriminatory health benefits, (1) the CEO’s total annual compensation was $19,042,177, and (2) our median employee’s total annual compensation was $131,736, which resulted in a ratio of 145:1 for CEO to median employee total annual compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee by collecting the payroll data of our employee population on December 31, 2022, which consisted of salary and wages (including overtime) and annual bonus amounts. At that time, our employee population consisted of over 10,100 individuals, including temporary and part-time employees, consisting of approximately 110 U.S. employees and 9,990 non-U.S. employees. At year-end 2022, we employed personnel in seven countries, including the U.S., the U.K., the Republic of Ireland, the Netherlands, Belgium, Switzerland and Slovakia, making determinations of the median employee subject to a variety of factors, including cost of living and currency. We annualized the compensation of all newly hired employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table, plus we included the value of employer provided non-discriminatory health benefits in both the compensation of our CEO and the median employee.

Pay Versus Performance
In accordance with Item 402(v) of Regulations
S-K,
we are providing the following information regarding the relationship between compensation actually paid (
CAP
) to our principal executive officer and Non-PEO NEOs and certain financial performance of Liberty Global for the fiscal years listed below. As noted above in —
Compensation Discussion and Analysis—Compensation Philosophy and Goals
, Liberty Global aims to compensate its executives mostly in the form of long-term incentives that appreciate in value as the company’s stock price increases, thereby aligning executive incentives with the objectives of our shareholders. These compensation incentives vest over a multi-year timeframe, promoting stable leadership for our company and rewarding our executives for sustained long-term value creation. Because a significant proportion of our executive’s compensation is tied to SARs, the value of which is almost entirely dependent on stock price performance, the amounts required to be disclosed in the below Pay Versus Performance (
PVP
) table may show material changes in
CAP
as a result of stock price fluctuations. Such stock price fluctuations may be, to a greater or lesser extent, the result of macroeconomic conditions or wider stock market movements and may not necessarily
reflect the financial performance of the company.
Tabular Disclosure of Pay Versus Performance

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (1)	Total Shareholder Return		Peer Group Total Shareholder Return (3)	Net Income ($M)	Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes ($M) (4)
2022	19,002,343	(21,342,466)	$4,640,491	$(3,756,376)	Class A: $ Class B: $ Class C: $	83.25 83.55 89.13	$89.91	1,986	2,132
2021	61,986,909	72,118,920	$14,634,664	$17,342,953	Class A: $ Class B: $ Class C: $	121.99 123.83 128.85	$115.69	13,610	2,748
2020	44,952,330	42,872,855	$9,689,397	$11,687,971	Class A: $ Class B: $ Class C: $	106.51 107.83 108.49	$109.83	(1,467)	2,158

(1)
For each fiscal year reported in this table, our PEO was Mike Fries, and our non-PEO NEOs were Charlie Bracken, Bryan Hall, Enrique Rodriguez and Andrea Salvato. CAP amounts are reported in accordance with SEC rules and do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. The table below provides a reconciliation of the adjustments made to the Summary Compensation Table Totals to arrive at the Compensation Actually Paid.

	Chief Executive Officer			Average of Other NEOs
	2020	2021	2022	2020	2021	2022

Summary Compensation Table Total	$44,952,330	$61,986,909	$19,002,343	$9,689,397	$14,634,664	$4,640,491
Less grant value of stock and option awards made during the year, as reported in the Summary Compensation Table	$(32,387,578)	$(43,195,394)	$(199,144)	$(7,136,446)	$(11,187,228)	$(489,628)
Plus adjustments to equity awards (a)	$30,308,103	$53,327,405	$(40,145,665)	$9,135,019	$13,895,516	$(7,907,239)

Compensation Actually Paid	$42,872,855	$72,118,920	$(21,342,466)	$11,687,971	$17,342,953	$(3,756,376)

(a)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value, as of the end of the applicable year (from the end of the prior fiscal year), of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. Time-vested RSUs are valued at the closing prices of the applicable class of the company’s ordinary shares on each applicable valuation date. Time-vested SARs are valued using the Black-Scholes option pricing model, and for each valuation date, the fair value was determined using the closing price of the applicable class of the company’s ordinary shares on such date, the volatility and risk-free rate assumptions that were in effect for the given year and the expected life assumption that was in effect on the original grant date of the SARs, less the time that has elapsed since the grant date.

(2)	Dollar amounts reported represent the average of the reported “Total” amounts for our NEOs as a group (excluding our CEO) in the Summary Compensation Table above.

(3)
In accordance with applicable SEC rules, the peer group used in this table is the same peer group that we utilized in our Annual Report on Form
10-K
for the year ended December 31, 2022 to prepare our stock performance graph in such Annual Report.

(4)
The company’s compensation committee and board of directors considers Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes to have been the most important financial metric used in determining executive compensation in 2022. We define Adjusted EBITDA less P&E Additions for Compensation Purposes as our proportionate (including with respect to our non-consolidated joint ventures) Adjusted EBITDA less capital expenditures on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash
additions. We define “
Adjusted EBITDA
” as earnings (loss) from continuing operations before net income tax benefit (expense), other non-operating
income or expenses, net share of results of affiliates, net gains (losses) on debt extinguishment, net realized and unrealized gains (losses) due to changes in fair values of certain investments, net foreign currency transaction gains (losses), net gains (losses) on derivative instruments, net interest expense, depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and Other Operating Items. “
Other Operating Items
” includes (a) gains and losses on the disposition of long-lived assets, (b) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (c) other acquisition-related items, such as gains and losses on the settlement of contingent consideration.

Discussion of PVP Figures
CAP to Total Shareholder Return
We think that the PVP statistics shown in the table above demonstrate that our compensation philosophy described in —
Compensation Discussion
 & Analysis—Compensation Philosophy and Goals
operates as intended by creating the desired alignment of executive compensation and shareholder value creation, such that our executives are rewarded for achieving sustained share price appreciation, directly benefiting our shareholders. The PVP table clearly shows a correlation between executive CAP in a given year and the company’s total shareholder return (
TSR
) for that year, indicating that our executives’ compensation moves directionally with our share price. This relational movement of CAP and TSR will, we believe, continue to incentivize our leaders to build on Liberty Global’s accomplishments and achieve share price growth over the long term.

CAP to Adjusted EBITDA less P&E Additions for Compensation Purposes
The company believes that the most important financial metric in determining our annual bonus compensation for executives is annual proportionate Adjusted EBITDA less P&E Additions for Compensation Purposes. This metric is weighted 50% of the overall target payout (as described above in —
Compensation Discussion
 & Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards
—Design of Our 2022 Annual Bonus Program
) and includes results from both our consolidated and our 50% owned non-consolidated U.K. and Netherlands businesses, all businesses proportionally weighted by our ownership percentage. With respect to our equity compensation the most important metric is actual stock performance. The chart below shows our CAP as compared with the proportionate Adjusted EBITDA less P&E Additions Compensation Purposes with respect to each of the three years as used in determining executive compensation.
Note that the figures in this chart do not take into account various factors which may impact year on year comparisons including, for example, currency movements, acquisitions or dispositions or other transactions that could impact year on year comparability. Shareholders should review the Company’s audited financial statements for the relevant years in question.

CAP to Net Income
Applicable regulations require the table below, showing CAP as compared with GAAP net income. For our company, which has a history of substantial investments in infrastructure, net income will be impacted negatively by the magnitude of those investments, despite positive adjusted free cash flow generation. The company does not use net income in setting any of its compensation plans or arrangements.

Company TSR to Peer Group TSR
As part of our PVP disclosure, we utilize a weighted telecommunications index, comprised of 66 companies, created by Nasdaq for our peer comparison group (our
Peer Group
). This Peer Group index is the same index used in our Annual Report on Form
10-K
for purposes of complying with Item 201(e) of Regulation
S-K.
The PVP table shows a general correlation of our TSR to that of the Peer Group, with Liberty Global’s TSR moving directionally with our Peer Group TSR. Our Peer Group index is composed of exclusively of U.S.-listed companies with primarily U.S. operations. Given our European-focused operations, we may, from time to time, diverge from the index, either positively or negatively, due to regional differences in the telecommunications market and market-wide movements in domestic versus international stocks.

Table of Performance Measures
The four items listed below represent an unranked list of the most important performance metrics used by the company linking CAP to the NEOs for 2022 and Company performance. See —
Compensation Discussion and Analysis—Elements of Our Compensation Packages
for additional information concerning each of these financial and non-financial
metrics.

Metric	Description
Adjusted EBITDA less P&E Additions for Compensation Purposes	Financial metric used in 2020 - 2022 annual bonus program for all NEOs

Revenue	Financial metric used in 2020 - 2022 annual bonus program for all NEOs

ESG	Non-financial metric used in 2022 annual bonus program for all NEOs

Customer	Non-financial metric used in 2022 annual bonus program for all NEOs

Director Compensation

Set forth below is a description of the compensation for our non-executive directors. Such compensation is subject to review annually by our nominating and corporate governance committee and as provided in the directors’ compensation policy approved by our shareholders at the annual general meeting held in 2020. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft described below under -Fees and Expenses.

Fees and Expenses

Effective as of April 2022, each director began receiving an annual retainer of $130,000. Prior to April 2022, each non-employee member of our board (other than Mr. Malone) received an annual retainer of $125,000. The increase in annual retainer was in line with a general increase in the salary budget for our NEOs and our employee base during 2022. Each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee continues to receive a fee for such service of $40,000, $25,000 and $10,000, respectively, for each full year of service in such position. In 2023, the chair of our People, Planet, Progress Committee will receive $15,000 for their service.

All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in ordinary shares instead of cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter and is comprised of a combination of Liberty Global Class A and Liberty Global Class C shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.

Generally, the in-person board meetings are held at one of our corporate offices, and each year the board attempts to hold one or more in-person meetings at the location of one of our operations. In addition, members of our board have strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board, including the travel costs of a companion for one of our directors who is visually impaired. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.

For board meetings held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board, including visits to company operations and meetings with local management and employees. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. In such case, we may provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.

From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.

We do not pay any cash compensation to Mr. Malone, except that our independent directors have authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $750,000 per year relating to his ownership of our shares and his service as our chairman. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.

Equity Awards

As of the date of each annual general meeting of shareholders, each continuing non-executive director receives an equity award under the 2014 Liberty Global Nonemployee Director Incentive Plan (the 2014 Director Plan). Prior to March 2014, such awards were under the 2005 Liberty Global Inc. Nonemployee Director Incentive Plan (the 2005 Director Plan), and should Resolution 13 be passed at the 2023 AGM, equity awards granted following the 2023 AGM will be under such new incentive plan. On the date of the annual general meeting of shareholders held in 2023, each non-executive director received equity grants with a combined grant date fair value of $200,000 awarded, at his or her election, either as (1) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares, or (2) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares for one-half the value and a grant of Liberty Global Class A RSUs and Liberty Global Class C RSUs for the remaining value.

The equity grant election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive only options. The option grants have a term of 10 years and vest in three installments on the date of each of the three successive AGMs, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.

A non-executive director receives a prorated grant of options for each of Liberty Global Class A shares and Liberty Global Class C shares with an annualized grant date fair value equal to $200,000 upon the date he or she is first elected or appointed to our board of directors. Ms. Drew and Mr. Sanchez each received a prorated grant for their service between March 2022 (when they joined our board) and the 2022 AGM. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of 10 years and vest as to one-third of the option shares on the later to occur of (1) the six-month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From March 3, 2014, all awards to our non-executive directors are granted under our 2014 Director Plan.

Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described above. As chairman of our board, any compensation paid to him is subject to review and approval of our nominating and corporate governance committee. In 2019, our independent directors authorized annual awards of options to Mr. Malone with a combined grant date fair value equivalent to $2.0 million for so long as he continues to serve as chairman of the board and a non-executive director. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on May 1 of each successive year, rather than on the date of the annual general meeting of shareholders, and grants may be granted solely in either Liberty Global Class A and Liberty Global Class C shares or a combination of the two. In 2020, 2021 and 2022 the options were granted in only Liberty Global Class C ordinary shares. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process.

Deferred Compensation Plan

Under our Director Deferred Compensation Plan, our non-executive directors may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or shares, and their annual equity awards to the extent payable in RSUs. Annual retainers that are deferred under the Director Deferred Compensation Plan in 2022 will be credited with interest at the rate of 8% per year, compounded daily until paid in full. Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections made after the new rate is set. Annual retainers payable in shares and annual equity awards payable in RSUs that are deferred are not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions.

The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event occurs when (1) the director ceases to be a member of our board or dies, (2) at the election of our board, within 12 months of certain change-in-control events, or (3) a specific date is selected by the director at the time he or she makes his deferral election.

Our board may terminate the Director Deferred Compensation Plan at its discretion, and such termination will not result in accelerated distributions.

2022 Compensation of Directors

The following table sets forth information concerning the compensation of our nonemployee directors for fiscal year 2022.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
John C. Malone	—	(5)			—	750,751	(6)	2,750,413
Liberty Global Class A	—		—	—
Liberty Global Class C	—		1,999,662	—
Andrew J. Cole	128,750				26	1,039	(7)	329,736
Liberty Global Class A	—		65,096	—
Liberty Global Class C	—		134,825	—
Miranda Curtis	129,695				—	326	(7)	329,942
Liberty Global Class A	—		65,096	—
Liberty Global Class C	—		134,825	—
John W. Dick	128,750				—	1,858	(7)	330,529
Liberty Global Class A	—		65,096	—
Liberty Global Class C	—		134,825	—
Marisa D. Drew	102,637				—	652	(7)	349,501
Liberty Global Class A	—		40,076	39,650
Liberty Global Class C	—		83,000	83,486
Paul A. Gould	168,750	(9)			26,533	4,270	(7)	399,543	(10)
Liberty Global Class A	—		32,553	32,200
Liberty Global Class C	—		67,417	67,820
Richard R. Green	132,989				9,021	780	(7)	342,780
Liberty Global Class A	—		32,553	32,200
Liberty Global Class C	—		67,417	67,820
David Rapley	62,917				121,848	—		184,765
Liberty Global Class A	—		—	—
Liberty Global Class C	—		—	—
Larry E. Romrell	153,750				—	19,847	(7)	373,518
Liberty Global Class A	—		65,096	—
Liberty Global Class C	—		134,825	—
Daniel E. Sanchez	102,637				—	30,792	(7)	379,641
Liberty Global Class A	—		40,076	39,650
Liberty Global Class C	—		83,000	83,486
J David Wargo	3,408	(9)			14,844	1,385	(7)	344,900	(10)
Liberty Global Class A	40,734	(8)	65,096	—
Liberty Global Class C	84,608	(8)	134,825	—

(1)

Mr. Fries, our CEO and president, is not included in this table because he is a named executive officer and does not receive any additional compensation as a director. For information on Mr. Fries’ compensation, please see —Summary Compensation above.

(2)

The dollar amounts in the table reflect the grant date fair value of the option or RSU awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant on April 1, 2022 (in the case of Mr. Malone) and June 15, 2022 (in the case of the other non-employee directors). The June 15, 2022 options are subject to annual time vesting over a three-year service period with vesting commencing on the date of the company’s 2023 annual general meeting of shareholders and on the date of each annual general meeting of shareholders thereafter. The dollar amounts in the table reflect the grant date fair value of the RSU awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant on June 15, 2022. The RSUs vest on the date of the 2023 AGM.

(3)	At December 31, 2022, our directors had the following awards outstanding:

Name	Class	Options (#)	RSUs (#)
John C. Malone	Liberty Global Class A	115,971	—
	Liberty Global Class C	1,433,035	—
Andrew J. Cole	Liberty Global Class A	61,547	—
	Liberty Global Class C	128,311	—
Miranda Curtis	Liberty Global Class A	64,996	—
	Liberty Global Class C	135,208	—
John W. Dick	Liberty Global Class A	64,996	—
	Liberty Global Class C	135,208	—
Marisa Drew	Liberty Global Class A	4,627	1,799
	Liberty Global Class C	8,533	3,597
Paul A. Gould	Liberty Global Class A	58,082	1,461
	Liberty Global Class C	121,381	2,922
Richard R. Green	Liberty Global Class A	61,531	1,461
	Liberty Global Class C	128,278	2,922
David E. Rapley (ret.)	Liberty Global Class A	42,609	—
	Liberty Global Class C	90,491	—
Larry E. Romrell	Liberty Global Class A	64,996	—
	Liberty Global Class C	135,208	—
Daniel E. Sanchez	Liberty Global Class A	4,627	1,799
	Liberty Global Class C	8,533	3,597
J David Wargo	Liberty Global Class A	64,996	—
	Liberty Global Class C	135,208	—

(4)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)

Mr. Malone serves without cash compensation. On April 1, 2022, our compensation committee granted Mr. Malone option awards for his services as chairman of the board, which options vest in three equal annual installments, commencing April 1, 2023.

(6)

Includes reimbursement for personal expenses related to the ownership of our shares and his service as our chairman ($750,000), holiday party gifts from us valued at approximately $601 and the related tax gross-up ($150).

(7)

Includes the amount paid as a tax gross-up on holiday party gifts from us valued between $250 and $1,430 as well as the taxable compensation realized by the director for use of the company’s aircraft, including $25,446 for Mr. Sanchez.

(8)	Represents the dollar amount of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(9)

Amount includes $143,438 of Mr. Gould’s fees and $110,828 of Mr. Wargo’s fees, respectively, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8% per annum, compounded daily until paid in full.

(10)

Amount includes the value of 1,812 Liberty Global Class A shares and 3,626 Liberty Global Class C shares, the issuance of which Mr. Wargo elected to defer pursuant to the Director Deferred Compensation Plan.

INCENTIVE PLANS

In January 2014, our shareholders approved the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans). In February 2015, our shareholders also approved an amendment to the 2014 Incentive Plan to permit sub-plans for the purpose of offering certain of our employees the opportunity to participate in a save as you earn option scheme by applying for options to purchase Liberty Global Class C shares at a discount. A maximum of 2,500,000 Liberty Global Class C shares of the total shares available for grant under the 2014 Incentive Plan has been allocated for these sub-plans. In all other cases, we may generally grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under either of these incentive plans. Ordinary shares issuable pursuant to awards made under the 2014 Plans will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. These awards may be granted at or above fair value in any class of our ordinary shares. The maximum number of ordinary shares of Liberty Global with respect to which awards may be issued under the 2014 Incentive Plan and the 2014 Director Plan is 155 million (of which no more than 50.25 million shares may consist of Class B ordinary shares) and 10.5 million, respectively, in each case, subject to anti-dilution and other adjustment provisions in the respective plan.

Awards under the 2005 Director Plan issued prior to June 2013 are fully vested and expire 10 years after the grant date. We assumed the Virgin Media 2010 Incentive Plan when we acquired Virgin Media in 2013. Awards under the Virgin Media 2010 Incentive Plan issued prior to the June 7, 2013 closing date have a 10-year term and are fully vested.

Awards (other than performance-based awards) under the 2014 Incentive Plan and the Virgin Media 2010 Incentive Plan issued after June 7, 2013 and under the 2005 Incentive Plan issued after June 2005, generally (1) vest 12.5% on the six-month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (2) expire seven years after the grant date. Commencing with grants made in 2019, the term has been increased to 10 years. Awards (other than RSUs) issued after June 2005 and before June 2013 under the 2005 Director Plan generally vested in three equal annual installments, provided the director continues to serve as director immediately prior to the vesting date, and expire 10 years after the grant date. Awards (other than restricted shares and RSUs) issued in June 2013 under the 2005 Director Plan and thereafter under the 2014 Director Plan have the same terms as the prior awards, except they expire seven years after the grant date. Grants made on or after the date of the 2019 AGM will expire 10 years from date of grant. Additionally, in April 2020, the compensation committee determined to extend the expiration date on SARs and director options issued in 2013 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. Similarly, in 2021, the compensation committee extended the expiration date of outstanding SARs and director options issued in both 2014 and 2015 from seven years to 10 years. Restricted shares and RSUs granted under the 2014 Director Plan vest on the date of the first AGM following the grant date. These awards may be granted at or above fair value in any class of ordinary shares, except for shares acquired under a sharesave plan available to Virgin Media employees. On February 24, 2015, our shareholders approved amendments to the 2014 Incentive Plan to permit grants to employees of our subsidiary, Virgin Media, of options to acquire our Liberty Global Class C shares at a discount to the market value of such shares.

Although the 2014 Plans do not prohibit our compensation committee or board of directors from repricing outstanding options or SARs without shareholder approval, it is our policy that, except for anti-dilution adjustments provided by the 2014 Plans in connection with corporate transactions, the exercise or base price of ordinary shares for any outstanding option or SAR granted under the 2014 Plans will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders.

If Resolution 13 and the new long-term incentive plan associated therewith is approved by our shareholders at the 2023 AGM, we expect that new awards made after the 2023 AGM would be made pursuant to such new long-term incentive plan. Additional details on this new plan can be found below in Resolution 13.

The following table sets forth information as of December 31, 2022 with respect to our ordinary shares that are authorized for issuance under our equity incentive plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
Liberty Global 2014 Incentive Plan (3):
Total ordinary shares available for issuance			49,782,418
Liberty Global Class A ordinary shares	23,454,744	$27.03
Liberty Global Class C ordinary shares	51,951,842	$26.34
Liberty Global 2014 Nonemployee Director Incentive Plan (4):
Total ordinary shares available for issuance			7,336,388
Liberty Global Class A ordinary shares	564,816	$30.08
Liberty Global Class C ordinary shares	2,322,610	$25.75
Liberty Global 2005 Incentive Plan (5):
Liberty Global Class A ordinary shares	2,550,977	$28.12
Liberty Global Class C ordinary shares	7,525,689	$23.76
Liberty Global 2005 Director Incentive Plan (5):
Liberty Global Class A ordinary shares	43,442	$29.25
Liberty Global Class C ordinary shares	136,784	$27.46
VM Incentive Plan (5):
Liberty Global Class A ordinary shares	81,405	$29.09
Liberty Global Class C ordinary shares	374,918	$26.75
Equity compensation plans not approved by security holders:
None	—		—

Totals:
Total ordinary shares available for issuance			57,118,806

Liberty Global Class A ordinary shares	26,695,384

Liberty Global Class C ordinary shares	62,311,843

(1)

This table includes (i) SARs and PSARs with respect to 22,684,953 and 3,396,219 Liberty Global Class A shares, respectively, and 53,065,355 and 6,645,848 Liberty Global Class C ordinary shares, respectively. Upon exercise, the appreciation of a SAR, which is the difference between the base price of the SAR and the then-market value of the respective underlying class of ordinary shares or in certain cases, if lower, a specified price, may be paid in shares of the applicable class of ordinary shares. Based upon the respective market prices of Liberty Global Class A and Class C ordinary shares at December 31, 2022 and excluding any related tax effects, 549,381 and 1,592,240 Liberty Global Class A and Liberty Global Class C ordinary shares, respectively, would have been issued if all outstanding and in-the-money SARs had been exercised on December 31, 2022. For further information, see note 15 to our consolidated financial statements.

(2)

In addition to the option, SAR and PSAR information included in this table, there are outstanding RSU awards under the various incentive plans with respect to an aggregate of 2,017,244, 7,890 and 4,035,148, Liberty Global Class A, Liberty Global Class B and Liberty Global Class C ordinary shares, respectively.

(3)

The Liberty Global 2014 Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C ordinary shares subject to a single aggregate limit of 155 million shares (of which no more than 50.25 million shares may consist of Class B shares), subject to anti-dilution adjustments. As of December 31, 2022, an aggregate of 49,782,418 ordinary shares were available for issuance pursuant to the incentive plan. For further information, see note 15 to our consolidated financial statements.

(4)

The Liberty Global 2014 Nonemployee Director Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C ordinary shares subject to a single aggregate limit of 10.5 million shares, subject to anti-dilution adjustments. As of December 31, 2022, an aggregate of 7,336,388 ordinary shares were available for issuance pursuant to the Liberty Global 2014 Nonemployee Director Incentive Plan. For further information, see note 15 to our consolidated financial statements.

(5)

On January 30, 2014, our shareholders approved the Liberty Global 2014 Incentive Plan and the Liberty Global 2014 Nonemployee Director Incentive Plan and, accordingly, no further awards will be granted under the Liberty Global 2005 Incentive Plan, the Liberty Global 2005 Director Incentive Plan or the VM Incentive Plan.

RESOLUTIONS 1 and 2

Election of Directors

1.	To elect Miranda Curtis CMG as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2026 or until a successor in interest is appointed.

2.	To elect J David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2026 or until a successor in interest is appointed.

John W. Dick, a Class I director, has chosen to retire from our board of directors, effective as of the 2023 AGM. Upon Mr. Dick’s retirement, our board of directors will consist of 10 directors. Our other Class I directors, whose term will expire at the AGM, are Miranda Curtis CMG and J David Wargo. These directors are nominated for re-election to our board to continue to serve as Class I directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class I directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2026. Our Class II directors, whose term will expire at the annual general meeting of our shareholders in the year 2024, are Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell. Our Class III directors, whose term will expire at the annual general meeting of our shareholders in the year 2025 are Andrew J. Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez.

If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee may be designated by our board of directors.

We provide biographical information with respect to the two nominees for election as directors and the eight directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company in the section titled —Director Biographies above. The number of our ordinary shares beneficially owned by each director, as of April 1, 2023, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.

Vote and Recommendation

We have majority voting for the election of directors. When a quorum is present, the affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to elect Ms. Curtis and Mr. Wargo as Class I members of our board of directors, as provided in resolutions 1 and 2, respectively.

Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.

RESOLUTION 3

U.K. Advisory Vote on Director Compensation

3.

To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2022, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

In accordance with the Companies Act, we are providing our shareholders the opportunity to approve, on an advisory basis, the compensation paid to our directors for the year ended December 31, 2022. The annual report on the implementation of the directors’ compensation policy is set forth in Appendix A to this proxy statement beginning on page A-23. In accordance with the Companies Act, the implementation of the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.

We are asking our shareholders to indicate their support for the compensation packages we provided in 2022 as described in Appendix A under Annual Compensation Report. This vote is not intended to address any specific item of the report but rather the overall compensation packages for our directors.

Our board of directors and compensation committee believe that the policies and procedures outlined in the Appendix A are effective in achieving our compensation objectives and serve to attract and retain high quality executive and non-executive directors.

This vote is advisory and therefore is not binding on Liberty Global or our board of directors. The outcome of this advisory vote will not overrule any portion of the compensation packages made available to our directors in 2022 and will not create or imply any additional fiduciary duties or change to the fiduciary duties of our board. However, we value the opinion of our shareholders, and our board will consider the outcome of the vote when making future compensation packages available to directors, including our executive director.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 3.

Our board of directors unanimously recommends a vote “FOR” the approval of resolution 3.

RESOLUTION 4

U.K. Director Compensation Policy

4.

To approve the director’s compensation policy contained in Appendix A of Liberty Global’s proxy statement for the 2023 AGM (in accordance with requirements applicable to U.K. companies) to be effective as of the date of the 2023 AGM.

In accordance with the regulations promulgated under the Companies Act, our shareholders approved our directors’ compensation policy at our 2020 AGM, which has been in effect since that time. As required by the Companies Act regulations, we are again presenting our directors’ compensation policy to our shareholders for a binding vote. The directors’ compensation policy sets out our policy on directors’ compensation and is substantially similar to the policy approved at the 2020 AGM. It is set out in Appendix A beginning on page A-3. Pursuant to the Companies Act, the shareholder vote on the directors’ compensation policy is binding in that once it is approved by shareholders, and if it remains unchanged, it will be valid for up to three financial years without a new shareholder approval being required. On approval of the directors’ compensation policy, all payments by us to our directors and former directors (in their capacity as directors) will be made in accordance with the directors’ compensation policy, unless a payment has separately been approved by a shareholder resolution.

The directors compensation policy set forth in Appendix A is substantially similar to the existing directors compensation policy. If the directors’ compensation policy is not approved at the AGM, the existing policy will continue to apply; it will result in our company incurring expenses to comply with U.K. law, as we will be required to re-submit the policy for approval at our annual general meeting of shareholders in 2024. Until the directors’ compensation policy is approved, we would continue to follow the policy approved by our shareholders at the 2020 AGM. In accordance with the Companies Act, the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.

This resolution 4 is similar to resolution 5 regarding the compensation of our executive officers. The directors’ compensation policy, however, applies only to the compensation of our executive and non-executive directors. Mr. Fries, our CEO and an NEO, is our only executive director. Because the directors’ compensation policy applies to our executive director, many aspects of the policy are set forth in the section titled —Executive and Director Compensation—Compensation Discussion and Analysis and the Summary Compensation Table and other tables above as indicated in the directors’ compensation policy. Also, the compensation paid to our non-executive directors in 2022 is set forth in the section titled —Director Compensation above.

As with our compensation program for our executive officers, our board regularly reviews the directors’ compensation policy on an annual basis to ensure it is appropriate for the size and complexity of our company, as well as being competitive in the market place. Similar to our compensation packages for our executive officers, the directors’ compensation policy is designed to motivate, retain and attract high-quality executive and non-executive directors.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 4.

Our board of directors recommends a vote “FOR” the approval of resolution 4.

RESOLUTION 5

SEC Advisory Vote on Compensation of Named Executive Officers

5.

To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the 2023 AGM pursuant to the compensation disclosure rules of the SEC, under the heading “Executive Officers and Directors Compensation”.

We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the SEC’s proxy rules. This advisory vote is often referred to as the “say-on-pay” vote and allows our shareholders to express their views on the overall compensation paid to our NEOs.

Our most recent advisory vote on the compensation of our named executive officers was held at our 2020 AGM on June 30, 2020, at which shareholders representing a majority of our aggregate voting power present and entitled to vote on that proposal voted to approve, on an advisory basis, our executive compensation as disclosed in our proxy statement for our 2020 AGM. At our 2020 AGM, a majority of the votes cast by our shareholders that were present, in person or by proxy, and entitled to vote on the advisory proposal with respect to the frequency of “say-on-pay” votes, voting together as a single class, voted in favor of holding future advisory votes on executive compensation at a frequency of once every three years, and our board of directors adopted this as the frequency at which future “say-on-pay” votes would be held. As this is the case, we expect that our next advisory vote on executive compensation will be held in 2026.

As described in detail under Compensation Discussion and Analysis—Compensation Philosophy and Goals above, our executive compensation packages are designed to motivate our executive officers to maximize their contributions to the success of our company, as well as to attract and retain superior employees in key positions, all with the ultimate goal of long-term value creation for our shareholders. Accordingly, the value of the substantial majority of our executives’ total direct compensation opportunity is tied to share price appreciation, our company’s performance against a mix of annual and medium-term financial objectives and the individual’s performance against annual goals.

The compensation committee of our board regularly reviews the compensation program for our executive officers to ensure that it is properly structured to achieve our compensation objectives, while balancing short- and long-term goals and risks, ensuring individual accountability and aligning our executives’ interests with those of our shareholders. Our Executive Share Ownership Policy also enhances the link between our executives’ personal net worth and long-term share price appreciation for our shareholders.

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement by voting “FOR” the resolution stated above. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

This vote is advisory and therefore is not binding on Liberty Global, our board of directors or our compensation committee. The outcome of this advisory vote will not overrule any decision by Liberty Global, our board or any committee of the board and will not create or imply any additional fiduciary duties or change to the fiduciary duties of Liberty Global, our board or its committees. However, we value the opinion of our shareholders and our compensation committee will consider the outcome of the vote when making future compensation decisions with respect to our NEOs.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 5.

Our board of directors recommends a vote “FOR” the approval of resolution 5.

RESOLUTIONS 6, 7 AND 8

Auditor Related Resolutions

6.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2022.

7.

To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP (U.S.) and has selected it as our independent auditor for the fiscal year ending December 31, 2023. In addition to our independent auditor, as a U.K. company, we are also required to have a U.K. statutory auditor. Our board has selected KPMG LLP (U.K.), the U.K. affiliate of KPMG LLP (U.S.), to serve as our statutory auditors under the Companies Act. We are asking our shareholders to ratify the selection of KPMG LLP (U.S.) as our independent auditor and to appoint KMPG LLP (U.K.) as our U.K. statutory auditor.

Even if the selection of KPMG LLP (U.S.) is ratified, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of KPMG LLP (U.S.), our audit committee will consider whether to select other auditors for the year ending December 31, 2023.

In accordance with the Companies Act, our audit committee approves, on an annual basis, the fees paid to our U.K. statutory auditors after authorization by our shareholders. Therefore, we are asking our shareholders to authorize our audit committee to determine the fee to be paid KPMG LLP (U.K.) as our U.K. statutory auditors in accordance with the audit committee’s procedures and applicable law.

Representatives of KPMG LLP (U.S.) and KMPG LLP (U.K.) are expected to be present at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 6 to ratify the selection of KPMG LLP (U.S.) as our independent auditors for the year ending December 31, 2023, to approve resolution 7 to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the Companies Act and to approve resolution 8 to authorize the audit committee to determine our U.K. statutory auditor’s fee.

Our board of directors recommends a vote “FOR” each of resolutions 6, 7 and 8.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates (including KPMG LLP (U.K.)) during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.

Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2022	2021
	in thousands
Audit fees (1)	$8,495	$10,148
Audit related fees (2)	—	19

Audit and audit related fees	$8,495	$10,167

(1)

Audit fees include fees for the audit and quarterly reviews of our 2022 and 2021 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuances of consent.

(2)

Audit-related fees for 2021 include fees for audit services performed in connection with the application of SEC rules and regulations and other assurance and attestation services not required by statute or regulation.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•

audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•

audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards

Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with, or required by, applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•

tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign bodies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.

Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act. All services provided by our independent auditor during 2022 were approved in accordance with the terms of the policy in place.

Audit Committee Report

The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with accounting principles generally accepted in the U.S. (GAAP) and on the effectiveness of Liberty Global’s internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries and has discussed with Liberty Global’s independent auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 22, 2023 and amended on Form 10-K/A on March 28, 2023.

Submitted by the Members of the Audit Committee:

Miranda Curtis
John W. Dick
Paul A. Gould (chairman)
J David Wargo

RESOLUTION 9

U.K. Vote to Allot Shares in the Company and Grant Subscription and Conversions Rights

9.	To authorize Liberty Global’s board of directors generally and unconditionally, in accordance with section 551 of the Companies Act 2006 (the Companies Act), to:

a.

exercise all the powers of Liberty Global to allot shares in Liberty Global and to grant rights to subscribe for or to convert any security into shares in Liberty Global up to an aggregate nominal amount of $20,000,000 for a period expiring (unless previously renewed, varied or revoked by Liberty Global) on the date which is five years from the date of this resolution or at the end of the fifth annual general meeting of Liberty Global following the date of this resolution, whichever is the sooner; and

b.

make offers or enter into agreements which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this resolution, and Liberty Global’s board of directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

This authority replaces all subsisting authorities previously granted to Liberty Global’s board of directors for the purposes of section 551 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such authorities

Under the U.K. Companies Act 2006, our board of directors cannot allot shares in Liberty Global (other than pursuant to an employees’ share scheme) unless they are authorized to do so by Liberty Global in general meeting.

Our articles of association currently authorize our board of directors, for a period up to five years from June 11, 2019, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global up to an aggregate nominal amount of $20.0 million. We refer to this as the “2019 general authority”. The 2019 general authority will expire on June 19, 2024.

The purpose of this resolution 9 is to give our board of directors the same general authority regarding the allotment of new shares and grant of rights to subscribe for or convert any securities into shares up to an aggregate nominal value of $20.0 million as our articles currently do, thus effectively renewing the existing authority for five years from the date of the general meeting. We refer to this as the “new general authority”. If approved, the new general authority will lapse, unless renewed, varied or revoked by Liberty Global at a general meeting, on the date which is five years from the date of the resolution granting the authority or, if sooner, of the fifth annual general meeting following the date of such resolution.

Our board of directors has no present intention, otherwise than in relation to Liberty Global’s employees’ share schemes, of exercising the new general authority but believes it is in the interests of shareholders for our board of directors to have flexibility to allot shares should their intentions change or unanticipated needs arise.

The shares allotted and issued pursuant to the new general authority may comprise (in whole or in part) preference shares or other shares, in one or more classes with such rights, preferences and restrictions as or board of directors may determine in accordance with our articles of association.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 9.

Our board of directors unanimously recommends a vote “FOR” resolution 9.

RESOLUTION 10

U.K. Vote to Waive Preemptive Rights

10.

To empower Liberty Global’s board of directors generally, in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the authority conferred under section 551 of the Companies Act by resolution 9 passed at the Annual General Meeting of Liberty Global held on June 11, 2019, as if section 561(1) of the Companies Act did not apply to the allotment, provided that:

a.	this power is limited to the allotment of equity securities up to an aggregate nominal amount of 5% of aggregate nominal value of issued share capital; and

b.

unless previously renewed, varied or revoked by Liberty Global, this power will be effective until the date which is one year from the date of this resolution or at the end of the first annual general meeting of Liberty Global following the date of this resolution, whichever is sooner, save that Liberty Global’s board of directors may make offers or enter into agreements which would, or might, require equity securities to be allotted after its expiry and the directors may allot equity securities pursuant to such an offer or agreement as if this power had not expired.

This authority replaces all subsisting powers previously granted to Liberty Global’s board of directors for the purposes of section 570 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such powers.

Background—Preemptive Rights are Not Practical or Desirable for NASDAQ-listed Companies

This special resolution is atypical for NASDAQ-traded companies and U.S.-incorporated companies, as preemptive rights rarely apply to issuances of equity securities in the U.S. and for NASDAQ and NYSE-listed companies. As a NASDAQ-listed company, we believe that the custom and standards of NASDAQ should apply to our company to the extent consistent with our status as a company incorporated under the laws of England and Wales.

Preemptive rights require issuers to first offer newly-issued securities to existing equity shareholders in proportion to their holdings, unless the shareholders vote to waive those rights. As a result, preemptive rights can significantly reduce flexibility to use share capital to effect transactions or financings—it is customary for shareholders in England and Wales to waive the preemptive rights for large companies, but even if not waived, the method of issuing share capital in the U.K. is not as significantly impaired by the existence of preemptive rights as it is for a NASDAQ-listed company, where the existence of preemptive rights can impair the ability of the company to timely file a registration statement or offering memorandum and effect an offering of shares. Consequently, preemptive rights are particularly unusual for large, publicly-traded companies.

Preemptive Rights Under the Companies Act

Under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e., at least 75% of votes cast) has been passed at a general meeting disapplying such preemption. This resolution 10 therefore seeks to disapply preemption rights for cash issues of equity securities up to an aggregate nominal amount of $224,747 (being approximately 5% of aggregate nominal value of issued share capital as at March 31, 2023). Because each share has a nominal value of $0.01, the company would have the ability to issue up to 22,474,736 shares without preemption rights applying.

Our articles of association previously authorized our board of directors, for a period up to five years from February 24, 2015, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global, for cash issues up to an aggregate nominal amount of $20.0 million, as if the rights of preemption applicable under the Companies Act did not apply. This authority expired on June 11, 2019 as a result of the passing of a resolution replacing it at the 2019 Annual General Meeting of the company, which authorized the allotment of equity securities up to an aggregate nominal amount of $20,000,000 (the 2019 Authority). The 2019 Authority will expire after a period of five years. For the purposes of section 570 of the Companies Act, the disapplication of preemption rights contained in this resolution 10 relates only to any allotment of equity securities under the power granted by the 2019 Authority.

Proposal—Limited Waiver

Our board of directors decided to seek a new disapplication of preemption rights to replace that prior authority but with a lower aggregate nominal value of $224,747, which is approximately 5% of the aggregate nominal value of the share capital issued as at March 31, 2023. The powers sought by this resolution 10 are in line with the 2015 Statement of Principles published by the Pre-Emption Group, the leading market guidance in the U.K. on the disapplication of preemption rights (and endorsed by the Investment Association).

If this resolution 10 is passed, it would allow our board of directors to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global up to an aggregate nominal amount of $224,747 without first offering them to existing shareholders in proportion to their existing holdings. Resolution 10 will be required to be passed as a special resolution and, if passed, this power will expire, unless previously renewed, varied or revoked by Liberty Global at a general meeting, on the date which is one year from the date of the resolution granting the authority or, if sooner, of the first annual general meeting following the date of such resolution.

Summary

Shareholders previously voted to dis-apply preemptive rights for a period of up to one year, which will expire on the date of the AGM. This resolution 10 only dis-applies preemptive rights for approximately 5% of the aggregate nominal value of the share capital issued as at March 31, 2023. Although the company has not had an equity issuance which would have triggered preemptive rights since becoming and England and Wales company, preemptive rights are not practical or sensible for a U.S.-listed public company and should be dis-applied in order to allow the company flexibility to raise capital quickly.

Vote and Recommendation

The affirmative vote of at least 75% of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 10.

Our board of directors unanimously recommends a vote “FOR” resolution 10.

RESOLUTION 11

U.K. Resolution to Permit Political Contributions

11.

To generally and unconditionally authorize Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) to make political donations to political parties, independent election candidates and/or political organizations other than political parties and/or to incur political expenditures of up to $1,000,000 (in the aggregate for all such companies taken together) under section 366 of the Companies Act.

This resolution is required periodically under the Companies Act and is customary for public companies in the U.K. in order to be able to make contributions to political organizations, political parties, independent election candidates or to incur political expenditure. This authorization is not required for NASDAQ-listed or U.S.-incorporated companies. It is a special technical requirement of companies organized under the laws of England and Wales.

For purposes of this resolution, the terms “political donations”, “political parties”, “independent election candidates”, “political organizations” and “political expenditures” have the meanings given to them in Part 14 of the Companies Act. Absent shareholder authorization obtained at a general meeting, the Companies Act prohibits political expenditures or making political donations to political parties, other political organizations other than political parties and independent election candidates. However, political donations and expenditures are broadly defined in the Companies Act and normal expenditures, such as payments to organizations concerned with matters of public policy, law reform and representation of the business community and business activities, such as communications with governmental organizations and political parties at the local, national or European level, could be construed as political donations or expenditures and fall within the restrictions of the Companies Act. Our code of conduct prohibits the use of company funds and assets for political contributions to political parties, political party officials and candidates for office without our general counsel’s approval.

Because of the broad definitions of political donations and expenditures, we are seeking shareholder authorization to make political donations to political parties, political organizations other than political parties, independent election candidates and incur political expenditures to allow Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) to do so and to avoid the possibility of inadvertently breaching the provisions of Part 14 of the Companies Act. This resolution 11 does not purport to authorize any particular political donation or political expenditure but is expressed in general terms as required by the Companies Act. If this resolution 11 is approved, our board of directors, in its sole discretion, will determine the timing, recipients and amount (subject to the limits below) of any political donation or political expenditure to be made or incurred, and any donations or expenditures that are made or incurred will remain subject to our code of conduct.

It is proposed that Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) generally and unconditionally be authorized for purposes of Part 14 of the Companies Act to make or incur payments not to exceed $1.0 million in the aggregate for all such companies for political donations (including donations to political parties, political organizations other than political parties and independent election candidates) and political expenditures, during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of Liberty Global. The maximum amount referred to in this paragraph may comprise sums in different currencies, which shall be converted at such rate as the directors of Liberty Global may in their absolute discretion determine to be appropriate.

Given recent events in Europe, and the U.K. in particular, concerning issues such as the independence vote in Scotland, the U.K. citizens’ vote in favor of an exit from the E.U. (Brexit), subsequent decisions in the U.K. and the impact of Brexit on our U.K., Irish and continental European operations, the company believes that although we have limited history of making political contributions or lobbying, it may make good business sense to have the flexibility to respond to political issues in the countries in which we do business. Consequently, having some reasonable ability to make a political contribution may help achieve outcomes favorable to the company. In 2022, the company did not use this authority for any political contributions.

Our board of directors has no present intention to make political donations or incur political expenditure, as those expressions are commonly understood, but Liberty Global believes it is in the interests of shareholders for our board of directors to have flexibility to make such donation and/or incur such expenditure if approved by the Liberty Global board of directors. Any political donation or political expenditure made or incurred under the authority of this resolution 11 will be disclosed in the annual report and accounts for the relevant financial year.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 11 to authorize Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective), under Part 14 of the Companies Act, to make or incur payments or donations not to exceed $1.0 million in the aggregate for all such companies’ political donations and political expenditure (as provided under Part 14 of the Companies Act) during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of Liberty Global.

Our board of directors unanimously recommends a vote “FOR” resolution 11.

RESOLUTION 12

Authorize Share Buybacks

12.

To approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2023 AGM.

Once approved, this authority replaces all subsisting powers previously granted to all or any of Liberty Global’s board of directors and senior officers which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any purchases of ordinary shares in the capital of Liberty Global already made or agreed to be made under such powers.

As a company organized under the laws of England and Wales, we are not permitted to repurchase our equity securities on NASDAQ unless the exact form of share repurchase agreement and the exact parties to those agreements are approved by shareholders. The approvals, if granted, will be valid for five years.

We approved the form of our share repurchase agreements and the list of potential counterparties at our last annual general meeting, and these form agreements have not changed. However, we believe the share buyback programs are sufficiently important for our shareholders that we should approve these programs every year to provide a rolling “evergreen” five-year validity, as many English companies do.

We are asking you to approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2023 AGM.

Liberty Global is focused on delivering long-term value creation for shareholders through organic growth, disciplined and opportunistic mergers, acquisitions and dispositions in combination with a levered-equity capital structure. A core part of this levered-equity approach is returning capital to shareholders through share repurchases. We have undertaken various forms of share repurchases since our predecessor LGI was established in 2005, and we anticipate that share repurchases will remain a core pillar of our long-term value creation strategy. Under the Companies Act, we are prohibited from purchasing our shares unless such purchases have been approved by our shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognized investment exchange”, as defined in Section 693(5) of the Companies Act which does not include NASDAQ, the only exchange on which our shares are traded. As such, we may only conduct “off-market” purchases pursuant to a form of share repurchase contract that has been approved by our shareholders. Since becoming a U.K. incorporated company, we have sought, from time to time, shareholder approvals for buyback resolutions when the terms or identity of our counterparties have changed and our shareholders granted such an approval at our 2022 AGM. Shareholder authorization for share purchases may only be for a maximum period of up to five years.

Our share repurchases generally may be effected through “off-market” share repurchases, including (i) pursuant to Rule 10b5-1 and Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed-price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties. U.S. incorporated, NASDAQ-listed companies generally do not need to obtain shareholder approval for similar transactions. Our board of directors may authorize any, all or none of the foregoing share repurchase transactions, and the terms and conditions of any repurchase, including the timing, manner, quantum and other terms, will be undertaken in accordance with the New Master Put/Call Agreements (as defined below) and applicable law.

During the five-year share repurchase period contemplated by this resolution 12, our board of directors may determine, within the limits set forth by the share buyback authorization and in accordance with applicable law, the manner, timing and conditions, including amounts involved, of any share repurchases by establishing specific share repurchase programs (e.g., Rule 10b5-1 and/or Rule 10b-18 plans), accelerated share repurchases, block trades and/or self-tender offers. Any such share repurchases will depend on a variety of elements, including Liberty Global’s business plans, financial performance and market conditions, and they will be subject to applicable corporate laws, securities laws and stock exchange rules. There cannot be any assurance as to the timing or volume of shares, if any, ultimately repurchased under any share repurchase transaction. Our board of directors believes that the proposed share repurchase resolution constitutes an additional instrument for capital allocation and reflects its confidence in the fundamentals and long-term outlook of Liberty Global, while providing additional flexibility to manage capital and generate value for shareholders.

Further details of any proposed share repurchase transactions, including detailed terms and conditions, a precise price range, volume and participant instructions, will be sent to shareholders if our board of directors determines to undertake any such transaction. At such time, shareholders will be able to choose whether they wish to participate.

Our shareholders approved our existing form of Master Put/Call Agreements (Existing Master Put/Call Agreements) and counterparties at our 2022 AGM through which some of our “off-market” share repurchases are conducted. The proposed new Master Put/Call Agreements (New Master Put/Call Agreements) are substantially similar to the Existing Master Put/Call Agreements that we currently have in place, but we are seeking to enter into these New Master Put/Call Agreements to enable us to supplement our existing program on the basis that, over time, share repurchases will be done under the New Master Put/Call Agreements rather than the Existing Master Put/Call Agreements.

Each New Master Put/Call Agreement grants to the counterparty thereto the option to require our company to purchase, and grants to us the option to require the counterparty to sell, shares of Liberty Global owned by it in consideration of the payment by us to the counterparty of an amount in cash, which may include a premium over the price paid by such counterparty for such shares. Each New Master Put/Call Agreement permits multiple exercises of the options granted pursuant to it.

Under the Companies Act, any shares owned by the counterparty pursuant to the New Master Put/Call Agreements being voted upon cannot be counted towards determining whether the resolution approving the New Master Put/Call Agreements has been passed.

We may only enter into New Master Put/Call Agreements with counterparties approved by our shareholders. We, therefore, are seeking approval to conduct repurchases through the following counterparties and their controlled affiliates from time to time:

Bank of America N.A.	Credit Suisse Capital LLC
Barclays Capital Inc.	Goldman Sachs & Co. LLC
Barclays Bank Plc	Goldman Sachs Financial Markets, L.P.
BofA Securities Inc.	Goldman Sachs International
Citibank, N.A.	HSBC Securities (USA) Inc.
Citigroup Global Markets Inc.	J.P. Morgan Securities, LLC
Credit Suisse AG, Dublin Branch	JPMorgan Chase Bank, National Association London Branch
Credit Suisse Securities (USA) LLC	Merrill Lynch, Pierce, Fenner & Smith Inc.
Credit Suisse International

Approval of the New Master Put/Call Agreements and counterparties is not an approval of any specific share repurchase program or transaction or the amount or timing of any repurchase activity. There can be no assurance that we will continue to repurchase any of our shares or as to the amount of any such repurchases.

If this resolution 12 is approved, we may repurchase shares, via “off-market” share repurchases, including but not limited to, pursuant to (i) Rule 10b5-1 and/or Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties pursuant to the New Master Put/Call Agreements with the approved counterparties until the fifth anniversary of the 2023 AGM.

If this resolution 12 is not approved, we will, to the extent possible, continue to repurchase shares under our currently approved forms of contracts with approved counterparties until the expiration of that approval. Market conditions, execution mechanics and standards of terms change over time and the existing arrangements under our Existing Master Put/Call Agreements may not be sufficient to effect efficient share repurchases. In such a situation, in order to continue repurchasing shares we may be required to seek shareholder approval of the form of contract and counterparties at a future general meeting.

Copies of the New Master Put/Call Agreements will be made available for inspection by our shareholders at Liberty Global’s registered office at Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom for the period from the date that is 15 days prior to the 2023 AGM and ending on the date of the 2023 AGM. Copies of the New Master Put/Call Agreements will also be available for inspection at the 2023 AGM.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 12.

Our board of directors unanimously recommends a vote “FOR” resolution 12.

RESOLUTION 13

Approve the Liberty Global 2023 Incentive Plan

13.	To approve the new Liberty Global 2023 Incentive Plan.

Key Highlights of the new Liberty Global 2023 Incentive Plan

•	No increase in the number of ordinary shares that may be issued from the number of ordinary shares previously approved by shareholders with respect to our existing equity plans

•	Broad-based plan that benefits a range of service providers

•	No dividends or dividends equivalents paid on unvested equity awards

•	2023 Incentive Plan administered by an independent compensation committee

•	Five-year plan term

Background and Reason

On March 24, 2023, the compensation committee of our board of directors (the Board) approved the Liberty Global 2023 Incentive Plan (the Incentive Plan), subject to shareholder approval at the 2023 AGM. The Incentive Plan provides for the grant of options, SARs, restricted shares, RSUs, performance awards, cash awards or any combination of the foregoing, to eligible employees, directors and independent contractors (collectively, Eligible Persons). If this Incentive Plan resolution receives the requisite shareholder approval, the Incentive Plan will be effective as of the 2023 AGM, and we will cease making new grants under our existing 2014 Incentive Plan (as amended and restated effective June 11, 2019) (the 2014 Incentive Plan) and 2014 Nonemployee Director Incentive Plan, effective March 1, 2014 (together with the 2014 Incentive Plan, the 2014 Plans). The Incentive Plan is substantially similar to the 2014 Plans (as combined) and, as described below, the maximum number of ordinary shares served for issuance under the Incentive Plan represents the aggregate number of ordinary shares available for issuance under the 2014 Plans immediately prior to the 2023 AGM, subject to certain adjustments. Consequently, approval of the Incentive Plan will not result in an increase in the number of ordinary shares that may be issued from the number of ordinary shares previously approved by shareholders with respect to the 2014 Plans, as determined under those plans. Outstanding awards granted under the 2014 Plans will continue to be governed by the terms of the applicable plan until exercised, expired, paid or otherwise terminated.

Subject to shareholder approval at the 2023 AGM, the maximum number of ordinary shares with respect to which awards may be granted under the Incentive Plan will be 43,284,342, which represents the number of ordinary shares reserved for issuance under the 2014 Plans that remain available for grant under the 2014 Plans immediately prior to the 2023 AGM, plus any ordinary shares subject to outstanding awards under the 2014 Plans that become available for issuance under the Incentive Plan pursuant to its terms. The maximum number of ordinary shares reserved for issuance under the Incentive Plan is also subject to anti-dilution and other adjustment provisions of the Incentive Plan. Ordinary shares granted under the Incentive Plan may be awarded in any class of shares.

We are requesting that our shareholders approve the Incentive Plan at the 2023 AGM as part of our continuing commitment to (1) attract persons of exceptional ability to become officers, employees and directors of Liberty Global or its affiliates and (2) induce independent contractors to provide services to Liberty Global or its affiliates. The Incentive Plan is designed to provide additional remuneration to certain Eligible Persons for exceptional service and to encourage their investment in our company. If the Incentive Plan is not approved at the 2023 AGM, the 2014 Plans will automatically terminate on March 1, 2024 in accordance with their terms, which will prevent us from making our customary annual grants in 2024. See Executive Compensation-Compensation Discussion and Analysis-Elements of Our Compensation Packages-Equity Incentive Awards for a description of our current annual grant program. The 2014 Plans had 43,284,342 ordinary shares available for grant as of April 1, 2023, in the aggregate.

The following description reflects the terms and conditions of the Incentive Plan and is not intended to be complete. We refer you to the copy of the Incentive Plan included as “Appendix B: Liberty Global 2023 Incentive Plan” to this proxy statement for a complete statement of its terms and conditions.

Summary of Incentive Plan

Unless otherwise provided by the Board, the Incentive Plan will be administered by the compensation committee of the Board, which is composed entirely of “non-employee directors” as that term is defined in Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act) and Rule 5605(a)(2) of the Nasdaq Listing Rules. The compensation committee has full power and authority to select Eligible Persons to become participants in the Incentive Plan, to grant Eligible Persons the awards described below, to determine the terms and conditions under which any awards are made and to adopt sub-plans under the Incentive Plan. Awards may be made to any Eligible Person whether or not he or she holds or has held awards under the Incentive Plan or under any other plan of Liberty Global or any of Liberty Global’s affiliates. Any awards granted under the Incentive Plan to members of our Board will be made in accordance with the terms and limitations set forth in our Directors’ Compensation Policy, as in effect from time to time.

Types of Awards. The compensation committee may grant options, SARs, restricted shares, RSUs, performance awards or cash awards or any combination of the foregoing, under the Incentive Plan (collectively, awards). It is anticipated that, under the Incentive Plan, awards of options and SARs will generally have a ten-year term and a three-year vesting period, with one-third of the award vesting on each anniversary of the award. Such three-year vesting period is also anticipated to be generally applied to awards of restricted shares and RSUs. As disclosed in the Compensation Discussion and Analysis, certain of our NEOs’ SAR awards have a two year vesting period following a two-year cliff vesting.

We expect to continue to use these types of equity awards in the future. We may also use special equity grants to award or recognize current employees and to attract new hires.

Ordinary Shares. Our ordinary shares issuable pursuant to awards made under the Incentive Plan will be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from ordinary shares acquired by or gifted to Liberty Global, newly allotted and issued ordinary shares, or ordinary shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Incentive Plan. Our ordinary shares that are subject to (1) any award (including awards outstanding under the 2014 Plans) that expires, terminates or is annulled for any reason without having been exercised (or considered to have been exercised), (2) award of restricted shares or RSUs (including similar awards outstanding under the 2014 Plans) that is forfeited prior to becoming vested, (3) an award (including awards outstanding under the 2014 Plans) and not delivered due to payment of withholding taxes purchase prices and (4) an award (including awards outstanding under 2014 Plans) and not delivered due to payment of taxes or purchase prices, will once again be available for issuance under the Incentive Plan. In connection with certain corporate transactions, awards made in substitution for awards of an acquired company will not reduce the ordinary shares available for awards under the Incentive Plan and may be made with an exercise price or purchase price that is less than fair market value on the date of substitution.

Adjustments. The number and kind of our ordinary shares, which may be awarded or otherwise made subject to awards under the Incentive Plan, the number and kind of our ordinary shares covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the compensation committee, as the compensation committee deems equitable, in the event (1) we subdivide the outstanding shares of any class of our ordinary shares into a greater number of shares of such class, (2) we combine the outstanding shares of any class of our ordinary shares into a smaller number of shares of such class, or (3) there is a share dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase any class of our ordinary shares, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the Incentive Plan)) for which other provisions are made pursuant to the Incentive Plan.

Options. Options granted under the Incentive Plan will entitle the holder to purchase a specified number of shares of a class of our ordinary shares at a specified exercise price subject to the terms and conditions of the option grant agreement. Except in connection with substitute awards or as provided by any sub-plan of the Incentive Plan, the exercise price of an option specified in a grant agreement may be no less than the fair market value of the applicable class of our ordinary shares as of the day the option is granted. The compensation committee will determine, in connection with each option awarded to a holder, (1) the class and number ordinary shares subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, by cashless exercise or any combination of the foregoing or other method of payment permitted by the laws of England and Wales, (4) other terms and conditions of exercise, (5) restrictions on transfer of the options, (6) the Option term, which can be no longer than 10 years from the date of grant, and (7) other provisions not inconsistent with the Incentive Plan.

Stock Appreciation Rights. A SAR entitles the recipient to receive a payment in ordinary shares or, if the compensation committee so determines, cash or a combination of cash and ordinary shares, equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable class of our ordinary shares with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of our ordinary shares subject to a related option (a tandem SAR) or granted separately to an Eligible Person (a free-standing SAR). Tandem SARs are exercisable only to the extent that the related option is exercisable. Upon the exercise or termination of the related option, the related tandem SAR will be automatically cancelled to the extent of the number of our ordinary shares with respect to which the related option was so exercised or terminated. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. Except in connection with substitute awards or as provided by any sub-plan of the Incentive Plan, the base price of a SAR specified in a grant may be no less than the fair market value of a share of the applicable class of our ordinary shares as of the day the SAR is granted. No free-standing SAR may be granted with a term longer than 10 years from the date of grant.

Restricted Shares and Restricted Share Units. Restricted shares are our ordinary shares that become vested, and may be transferred, upon completion of a restriction period. The compensation committee determines, and each individual award agreement will provide, (1) the price to be paid by the recipient of the restricted shares, if any, (2) Liberty Global’s repurchase rights, (3) whether dividends or distributions paid with respect to the restricted shares will be retained by us during the restriction period, (4) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (5) the vesting date or vesting dates (or basis of determining the same) for the award, and (6) other terms and conditions of the award.

A RSU is a unit evidencing the right to receive, in specified circumstances, one share of the specified class of our ordinary shares, or its cash equivalent, subject to a restriction period and forfeiture conditions. The compensation committee has the power to determine, and each individual award agreement will provide, the terms, conditions, vesting requirements, payment rules and restrictions for awards of RSUs. Holders of RSUs will not be entitled to our ordinary shares covered by RSUs until such shares are issued to the holder at the end of the restriction period.

Upon the applicable vesting date and the satisfaction of any other applicable condition, all or the applicable portion of restricted shares or RSUs will vest and become settled, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or RSUs will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or RSUs will become payable, all in accordance with the terms of the individual award agreement and the Incentive Plan.

Cash and Other Awards. The compensation committee may also provide for the grant of cash awards. A cash award is a bonus delivered in cash, ordinary shares or a combination of both. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee. The compensation committee also the authority to establish the terms and provisions of other forms of awards (with terms and provisions to be specified in the applicable award agreement) not described above that the compensation committee determines to be consistent with the purpose of the Incentive Plan and the interests of Liberty Global, which awards may provide for (1) payments in the form of cash, ordinary shares, notes or other property as the compensation committee may determine based in whole or in part on the value or further value of an ordinary share or on any amount that Liberty Global pays as dividends or otherwise distributes with respect to ordinary shares, (2) the acquisition or future acquisition of ordinary shares, (3) cash, ordinary shares, notes or other property as the compensation committee may determine (including payment of dividend equivalents in cash or ordinary shares) based on one or more criteria determined by the compensation committee unrelated to the value of an ordinary share or (4) any combination of the foregoing.

Performance Awards. At the discretion of the compensation committee, any of the above-described awards, including cash awards, may be designated as a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon certain business criteria.

Performance measures may apply to the award recipient, to one or more of our business units, divisions or subsidiaries or other applicable sector, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies.

Awards Generally. Awards under the Incentive Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a legally enforceable domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Incentive Plan), options and SARs will become immediately exercisable and the restrictions on restricted shares and RSUs will lapse, unless individual award agreements state otherwise, and cash and other awards will be treated in accordance with the terms of the individual award agreements. At the time an award is granted, the compensation committee will determine, and the relevant award agreement will provide for, the vesting or early termination (or other treatment), upon a holder’s termination of employment or service with our company, of any unvested options, SARs, restricted shares, RSUs or cash or other awards, and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant award agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s employment or service terminates by reason of death, disability or retirement (each, as defined in the Incentive Plan), his or her options or SARs shall remain exercisable for a period of three years following such termination (but not later than the scheduled expiration date), and (3) any termination of the holder’s employment or service for “cause” (as defined in the Incentive Plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s employment or service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual award agreements state otherwise. If a holder’s employment or service terminates due to retirement, unvested options and SARs will vest and the restrictions on unvested restricted shares and RSUs will lapse to the extent such awards would have vested or such restrictions would have lapsed had the holder continued with Liberty Global or one of its affiliates through the date that is one year after the date of retirement, unless individual award agreements state otherwise. The effect on a cash award or other award of the termination of a holder’s employment or service for any reason, other than for “cause”, will be set forth in the applicable award agreement.

Dividends and Dividend Equivalents. Any dividend, dividend equivalent or other distribution, whether in cash, ordinary shares or other property, made with respect to an award will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the underlying awards and will not be paid or issued until the award is fully vested an otherwise no longer subject to a risk of forfeiture.

Amendment and Termination. The Incentive Plan was approved by the Board, and if this Incentive Plan resolution receives the requisite shareholder approval, the Incentive Plan will become effective on the date of the 2023 AGM, and will terminate on the fifth anniversary on the date that the Incentive Plan takes effect, unless earlier terminated by the compensation committee or the Board. The compensation committee may suspend, discontinue, modify or amend the Incentive Plan at any time prior to its termination. However, before an amendment or modification may be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained, unless the change is necessary to comply with or results in the award being exempt from Section 409A of the Code.

U.S. Federal Income Tax Consequences

The following is a summary of the general rules of the U.S. federal income tax law relating to the tax treatment of options, SARs, restricted shares, RSUs and cash awards that may be issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply based upon the circumstances of a particular holder under the Incentive Plan, including the possibility that a holder may not be subject to U.S. federal income taxation.

Options; SARs. Holders will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of an option or SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price he or she paid for the shares (if any). The holder will generally have a tax basis in any of our ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of an option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under Certain Tax Code Limitations on Deductibility below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules. The disposition of our ordinary shares acquired upon exercise of an option or SAR will usually result in a capital gain or loss.

Cash Awards; RSUs; Restricted Shares. A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A holder will generally not have taxable income upon the grant of a RSU but rather will generally recognize ordinary compensation income at the time the award vests in an amount equal to the fair market value of the shares received.

Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. The holder’s holding period in such shares will commence on the date of grant if an election pursuant to Section 83(b) of the Code is made. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income.

A holder who is a U.S. employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares received pursuant to awards. The tax basis of a holder in the shares received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under Certain Tax Code Limitations on Deductibility below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules.

Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the Incentive Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year.

Awards under the Incentive Plan. Awards to be granted after the 2023 AGM under the Incentive Plan are not determinable at this time because the compensation committee may choose to make awards or may choose to decline to make awards in accordance with the compensation committee’s existing policies and the terms of the Incentive Plan. The compensation committee has the sole discretion to determine the Eligible Persons that can participate in the Incentive Plan, the type of awards granted and the manner in which the awards will vest. The Company does have contractual commitments with its executive management team to make annual equity awards, expressed as a target cash amount, pursuant to the terms of, and subject to the conditions of, their employment contracts. However, neither the type of equity awards that may be granted to our executive team members under such employment contracts, nor the number of ordinary shares covered by such equity awards, are determinable at this time.

Although we cannot predict the number of future award recipients in the Incentive Plan, we estimate that there will be approximately 1,380 Eligible Person who may receive awards under the Incentive Plan, which includes employees and independent contractors of Liberty Global and its affiliates, as well as members of the Board. For more information on awards made to our NEOs and non-employee directors under the 2014 Plans, see the tables on pages 48 and 51.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 13.

Our board of directors unanimously recommends a vote “FOR” resolution 13.

CERTAIN TRANSACTIONS

Under our corporate governance guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed related party transaction), the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty.

Certain Relationships

Charitable Foundation

In 2022, we and certain of our other subsidiaries contributed an aggregate of £2,456,661 ($3,028,428 based on the 2022 average exchange rate, which includes a pre-payment donation for calendar year 2023) in cash to Street Child, an independent educational charity organized in accordance with the non-profit laws of England. On April 1, 2019, Lessons for Life Foundation U.K. merged with Street Child U.K., a charity organized in accordance with the non-profit laws of England. Street Child U.K. partners with local organizations and communities to increase education, child protection and livelihood support to address the social, economic and structural issues that underpin today’s education and poverty crisis. In 2022, we also contributed in-kind services, directly and indirectly, to Lessons for Life Foundation U.K. with an aggregate value of £985 ($1,214 based on the 2022 average exchange rate). During 2022, Lessons for Life Foundation U.K. and Lessons for Life Foundation IE were each an independent charity organized in accordance with the non-profit laws of their respective countries. The purpose of Street Child is to ensure that children living in low resource environments and emergencies are safe, in school and learning. As of December 31, 2022, four employees of our company, including Andrea Salvato, one of our named executive officers, are trustees of Street Child U.K. The trustees do not receive any compensation for their involvement with any of the charities described above. As part of our charitable giving program, we are supportive of the goals and objectives of the Lessons for Life Foundations and their successor, Street Child U.K.

SHAREHOLDER RESOLUTIONS

We currently expect that our 2024 AGM will be held during the second quarter of 2024 in London, England. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2024 annual general meeting, must submit their resolution in writing to our Corporate Secretary, and the resolution must be received at our executive offices at 161 Hammersmith Road, London W6 8BS, U.K., by the close of business on January 6, 2024. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2024 AGM must submit their written notice of the matter to our executive offices at the foregoing address on or following February 15, 2024, and before the close of business on March 16, 2024, or such later date as may be determined and announced in connection with the actual scheduling of the 2024 AGM.

All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.

SHAREHOLDER RIGHTS

Shareholders should note that, on a request made by shareholders of Liberty Global under Section 527 of the Companies Act, we may be required to publish on a website a statement setting out any matter relating to: (1) the audit of our accounts (including the auditors’ report and the conduct of the audit) that are to be laid before the AGM for the financial year ended December 31, 2022; or (2) any circumstance connected with an auditor of Liberty Global ceasing to hold office since the previous meeting at which annual accounts and reports were laid. We cannot require the shareholders requesting any such website publication to pay our expenses in complying with Sections 527 or 528 (requirements as to website availability) of the Companies Act. Where we are required to place a statement on a website under Section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which may be dealt with at the AGM for the relevant financial year includes any statement that we have been required under Section 527 of the Companies Act to publish on a website.

FINANCIAL REPORTING STANDARDS

We prepare our consolidated financial statements included in the U.K. Report and Accounts in accordance with IFRS, as required by the Companies Act. For more information about the preparation of our consolidated financial statements included in the U.K. Report and Accounts, see note 1 to our consolidated financial statements included in the U.K. Report and Accounts.

APPENDIX A

DIRECTORS’ REMUNERATION REPORT

In this Directors’ Remuneration Report, the terms “we”, “our”, “our company” and “us” or similar references may refer as the context requires, to Liberty Global or its predecessor LGI. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the proxy statement.

Annual Statement of the Chairman of the Compensation Committee

Background—U.S. and U.K. laws apply

This Directors’ Remuneration Report is being delivered to you in customary form for companies organized under the laws of England & Wales. This Report sets out relevant disclosures in relation to directors’ remuneration for the year ended December 31, 2022. The relevant sections of the Report have been audited by our company’s auditors, KPMG LLP.

As a NASDAQ-listed company, we prepared our proxy statement for the AGM in accordance with the disclosure requirements of the SEC rules and regulations. Pursuant to these rules and regulations, you will find our compensation discussion and analysis report (the CD&A) in the proxy statement. The CD&A sets forth our overall philosophy regarding compensation of our executive officers. In addition to the SEC requirements, as a public limited company organized under the laws of England & Wales, we are also subject to the Companies Act and the regulations promulgated thereunder. Under these U.K. laws and regulations we are required to have a Directors’ Remuneration Report approved by our shareholders. The Directors’ Remuneration Report consists of a directors’ compensation policy and an annual compensation report on the implementation of the directors’ compensation policy. Pursuant to these regulations, our annual compensation report on the implementation of the directors’ compensation policy for the year ended December 31, 2022 follows this Annual Statement and the Directors’ Compensation Policy.

Statement

Our company’s compensation arrangements, planning and structure are all described in the CD&A section of this proxy statement which is incorporated by reference into this Directors’ Remuneration Report. Highlights of our business performance in 2022 are also set forth in this proxy statement preceding the CD&A. In this report, we set forth some specific, additional disclosure regarding director compensation as required by relevant U.K. laws and regulations.

Directors’ Compensation Policy Summary

Our directors’ compensation policy was most recently approved at our annual general meeting in 2020. In accordance with relevant laws, we are submitting our policy for approval again at this AGM in a form substantially similar to that which was approved in 2020 as the policy has been serving the company’s needs thus far.

In 2022, the fees payable to our non-executive directors increased to $130,000. Further information on director compensation is set forth under Executive Officers and Directors Compensation—Director Compensation of the proxy statement.

With respect to our CEO, Mr. Fries, who is also the Vice Chairman of our board of directors and is considered our executive director, the principal compensation matters in 2022 were as follows:

(i)	At Mr. Fries’ direction, he did not receive a salary increase in 2022, and as a result, his salary remained unchanged at $2,563,000.

(ii)

Our CEO had an annual bonus target of $15.75 million pursuant to his employment agreement and the annual bonus plan in respect of 2022 performance. In recognition of our company’s performance in 2022 and pursuant to the terms of the annual bonus plan, the compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate this earned bonus amount for individual over-performance to other executives in the executive leadership team to recognize their strong performance. Accordingly, the compensation committee paid the 2022 bonus award at 96.9% to Mr. Fries in March 2023 under the bonus plan. For calendar year 2022, the compensation committee determined as a general matter that any payout amounts above the target bonus for our CEO, our other executives and certain senior employees would be paid in company shares in lieu of cash, pursuant to the company’s SHIP.

(iii)

In April 2021, we established a new three-year, long-term incentive plan covering the three-year period ending May 1, 2024 (2021-2022 LTIP) for our CEO and other senior executives, with the objectives of amplifying the risk/reward nature of the long-term incentive grant and further aligning the CEO’s reward to shareholder interests, namely share price appreciation.

The 2021-2022 LTIP for our CEO included a single, combined grant made in April 2021 for his regular annual long-term incentive target value for 2021 plus 90% of his annual long-term incentive target value for 2022. The remaining 10% of his 2022 target long-term incentive value was granted in the 2022 Ventures Incentive Plan (VIP). The combined long-term target value for 2021 and 2022 for our CEO was $39.5 million pursuant to his employment agreement. No other grants were made to our CEO in 2022 under the 2021-2022 LTIP.

The 2021-2022 LTIP grant for our CEO was allocated 90% in SARs, which are not exercisable unless the company’s share prices increase above the award strike prices, and 10% in the company’s new VIP, which is dependent on the three-year performance of our increasingly significant Ventures portfolio. The details of the 2021-2022 LTIP are further described in the CD&A section of the proxy statement.

In calendar year 2022, Mr. Fries did not receive any awards under the 2021-2022 LTIP, other than his VIP award, as noted above.

Further details on the above compensation components are set out under —Elements of Our Compensation Packages of the CD&A.

The Directors’ Remuneration Report and other sections of this proxy statement describe in detail how much of our CEO’s compensation is performance-based and is aligned with our shareholders.

Lastly, please refer to the disclosure in —Board and Committees of the Board of this proxy statement for detailed discussion on the governance of our compensation committee, the board of directors and its other committees.

Larry E. Romrell

Chairman of the Compensation Committee

Consideration of Shareholder Views

At the 2020 AGM, our shareholders approved our directors’ compensation policy (as required under the Companies Act) and approved on an advisory basis the compensation of our NEOs (pursuant to applicable SEC regulations). In addition, most recently at the 2022 AGM, our shareholders approved, on an advisory basis, our annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2021 (as required under the Companies Act), which included the compensation paid to our executive director. The compensation committee is maintaining the overall shareholder-approved compensation policy for our non-executive directors and for our executive director with the underlying details and modification consistent with the policy as described in the CD&A.

The voting results on the relevant compensation matters presented at previous annual general meetings were as follows:

(a)	The directors’ compensation policy was approved at the 2020 AGM by a binding vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	175,762,447	86,746,035	10,075,937
% of Votes Cast	64%	32%	4%

(b)	The compensation of our NEOs, including the CD&A, was approved at the 2020 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	170,232,934	91,909,616	10,441,869
% of Votes Cast	62%	34%	4%

(c)

Most recently, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2021 was approved at the 2022 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	156,233,907	106,047,969	185,962
% of Votes Cast	60%	40%	—%

Directors’ Compensation Policy

We are subject to the disclosure requirements of the SEC and the Companies Act. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar, and in other respects they are different, requiring distinct disclosures. This Directors’ Remuneration Report includes disclosures required by the Companies Act. The CD&A in the proxy statement also includes disclosures required by the Companies Act and the SEC. This Directors’ Remuneration Report should be read in conjunction with the CD&A.

The compensation for our directors (including our executive director) is based on U.S. standards and market conditions for many reasons, including, for example, as a result of our NASDAQ listing, our history as a U.S. incorporated company, our international operations, our primarily U.S. shareholder base and the U.S. residency of most of our directors (including our executive director). The compensation paid to our executive director was developed by the compensation committee of the board of directors, and the compensation paid to our non-executive directors was developed by the nominating and corporate governance committee of the board of directors (the N&CGC). Our board of directors has approved the following director’s compensation policy. Currently, this policy applies to one executive director, Michael T. Fries, who is also our CEO, and 9 non-executive directors, once taking account of Mr. Dick’s retirement at the AGM. We could, in the future, have other executive directors. Information on our directors is found under the section titled Board and Committees of the Board in our proxy statement above.

If approved by our shareholders at the AGM, this directors’ compensation policy will be effective as of that date, and will apply until our annual general meeting to be held in 2026, unless earlier revised by a vote of our shareholders.

Further details on our compensation philosophy and goals can be found in the CD&A under Compensation Philosophy and Goals.

Key Changes

The directors’ compensation policy described below is substantially similar to the directors’ compensation policy approved by our shareholders at the 2020 AGM, and there are, therefore, no key changes to note. Please see above in —Compensation Discussion and Analysis—Overview of Compensation Process for a description of how our board of directors and our compensation committee determine the form and amount of compensation to be paid to our directors, including our executive director.

Non-Executive Directors and Chairman

The following table is a summary of the policy for our non-executive directors’ compensation.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Fees	Designed to attract and retain high-caliber talent by offering market competitive fees.

Fees are paid quarterly in arrears and may be paid in cash, shares or a combination of the two at each non-executive director’s election. An additional fee is payable to chairs of committees and for attendance at board or committee meetings.

Our current chairman of the board currently does not receive any cash fee; however, the board has determined to grant the chairman options annually for his services, as described under equity incentive awards below, and establish an expense reimbursement arrangement, as described under “Benefits” below.

The fees are reviewed annually by the N&CGC and any changes are approved by the board. During the review, fees may be adjusted based on various factors, including time commitment of the role and market levels of compensation in companies of comparable size and complexity. Newly appointed non-executive directors are generally paid fees at the same rate as existing non-executive directors (pro rata for first year).

Currently the annual fee payable to our non-executive directors is $130,000. Also, each non-executive director who serves as a chair of the audit committee, the compensation committee, the People, Planet, Progress Committee and the N&CGC receives an annual fee of $40,000, $25,000, $15,000 and $10,000, respectively.

Not applicable. No recovery provisions apply to fees.

Our non-executive directors may elect to have their quarterly fee installments paid fully or partially in Liberty Global Class A, and Liberty Global Class C, instead of in all cash. The number of shares

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash.

Currently, up to 85% of fees may be deferred into future periods or from prior periods at the election of the non-executive director and pursuant to Liberty Global’s director deferred compensation plan.

Benefits	Designed to attract and retain high-caliber talent.

Personal use of corporate aircraft and payments for spouse/significant other attending certain board functions, gifts (grossed up for U.S. tax), travel companion of any non-executive director who is unable to travel alone due to physical disability, training, professional organization memberships, attendance at conferences and seminars, charitable contributions made by our company at a non-executive director’s request, directors’ and officers’ insurance and indemnification (as provided in our articles of association and deeds of indemnity as described below). In addition, at a non-executive director’s election, we may make available health insurance under our health

Aggregate and individual maximums for benefits will depend on actual flight hours used under the aircraft policy, gifts received, attendance at board functions, cost of conferences and the total cost of negotiated insurance premiums.

Currently, the reimbursement of personal expenses incurred by our chairman may not exceed $750,000 per year; however, the board may consider increasing this limit in the future.

Not applicable. No recovery provisions apply to benefits.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

insurance policies. Benefits are reviewed annually and may be modified due to changes in tax, retirement, insurance, health and other laws and practices, and market conditions. We are a multi-national company and therefore laws and practices of more than one country are taken into consideration.

Expenses incurred by non-executive directors in performing their duties for our company are reimbursable in accordance with our business expense policy. For our chairman, we provide additional expense reimbursement of personal expenses incurred in relation to his ownership of our ordinary shares and his service as chairman. These include professional fees and other expenses incurred for estate or tax planning, regulatory filings and other services. Similar arrangements could apply for other non-executive directors if the board of directors deems it appropriate

Equity Incentive Awards	Designed to attract and retain high-caliber talent. These awards ensure that our non-executive directors have a continuing stake in the company’s	Annual grant of non-qualified share options (options) that, at each non-executive director’s election, may be paid in 50% options and 50% RSUs of the company. The options vest in three	A non-executive director may defer into future periods or from prior periods, any RSU award at the time of vesting, pursuant to the Liberty Global non-executive director deferred compensation plan.	Not applicable. No recovery provisions apply to benefits.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
success and align their interests with our shareholders, and they also serve the goal of director retention through vesting requirements and forfeiture provisions.

equal installments over three years and currently have a ten-year term. RSUs vest after one year.

These awards are time-vested and only subject to continued service as a non-executive director. The annual grant has historically been made at the time of our AGM, except for the annual grant to our chairman which is generally made in early April.

Currently the annual long-term incentive grants to our non-executive directors are equal to a value of $200,000 for each non-executive director, except our chairman who receives an annual grant equal to a value of $2.0 million per year. During its annual review of director compensation, our N&CGC may adjust these grant amounts, expiry terms, vesting dates, etc., based on various factors, including the commitment of the role and market levels of companies of comparable size and complexity.

Savings Plans	Designed to attract and retain high-caliber talent.

We do not have a pension or other defined benefit plan for our non-executive directors. Non-executive directors may, however, defer up to 85% of their annual fees (cash or shares) and their annual equity grants to the extent payable in RSUs at the time of vesting.

The election to defer must be made in the year prior to the year in which the deferral applies. Payment of deferred compensation may be paid in a lump sum at termination, in installments or on a specified date, subject to certain restrictions.

			The annual interest rate earned with respect to deferred cash compensation is 8.0%, in each case compounded daily. The annual interest rate may be increased or decreased in future years at the discretion of the board; provided that any decreases will apply only to deferral elections that become irrevocable after the new rate is set. Deferred RSUs do not accrue interest but will be adjusted for splits, combinations, dividends or distributions. Should applicable tax regulations change in the future, terms of deferred compensation may change or other programs may be instituted by the board of directors.	Not applicable. No recovery provisions apply to benefits.

Footnotes:

1.

For time-vested awards, no performance measures apply and these awards are only subject to continued service on the board. The multi-year vesting period (currently three years, except for RSUs which is one year) without performance measures is believed to be appropriate in order to have our non-executive directors retain a long-term interest in our company and because the value of the awards will move with our share prices, which is in line with our shareholders’ interests.

2.

Please see footnote 1 to our executive director compensation section of the policy table below regarding the board retaining discretion with respect to our non-executive directors’ compensation. As provided in such footnote 1, we are retaining discretion over our non-executive directors’ compensation in the event modifications are necessary to retain current, or appoint new, non-executive directors.

Executive Director

The following table is a summary of the policy for executive director’s compensation. Our executive director is subject to competition for talent internationally, but more significantly in the U.S., and our policies concerning his compensation reflect a U.S. focus. Should we add executive directors, through acquisitions or otherwise, their home jurisdiction or historical compensation terms may require a different compensation package. See New Recruits Policy—Executive Directors below, and the footnotes to the table.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Salary	Designed to attract and retain high-caliber talent and represents a fixed component of an executive director’s compensation. It is provided as an economic consideration of the executive director’s level of responsibility, expertise, skills, knowledge, experience and value to our company.	Salaries are reviewed annually with any change generally effective from April 1.

Salary adjustments will generally be in line with adjustments made to the salaries of other members of senior management. The compensation committee does not specify a maximum salary due to the occurrence of unintended consequences, such as setting undue expectations.

Any change to salary is based upon responsibilities, experience, tenure with our company and individual performance, market conditions, contractual terms (if any), changes in compensation for other members of senior management, changes in size, value or complexity of our company, benchmarking analysis, and external advice from consultants based upon any of the foregoing. The current annual salary for our executive director is

Reviewed annually taking into account the factors listed in Maximum Opportunity column. No recovery provisions apply to salary.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
$2,563,000, which may be increased (but not decreased) as described above. Salary may be deferred into future periods at the election of an executive director as described under “Employer Matching and Savings Plans” below.

Benefits	Designed to attract and retain high-caliber talent and tailored to the individual’s home jurisdiction. Our executive director is currently based in the U.S.	Eligible for participation in aircraft policy, executive health plan, charitable contributions made by our company at the executive director’s request, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity as described below) and payments in the form of gifts and for memberships in certain professional organizations. Also eligible for participation in other benefit plans and policies offered to salaried employees in the applicable country of employment, including life insurance, health insurance, gym facilities and relocation assistance, if and when applicable. In addition, we

Benefits are in line with local market practice and are market competitive and the cost thereof may change without action by the compensation committee.

Personal use under the aircraft policy is currently limited to 120 flight hours per calendar year, as authorized and determined by the compensation committee annually.

Not applicable. No recovery provisions apply to benefits.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

pay for expenses related to business travel, or relocation expenses if applicable, in accordance with our business expense policy.

If authorized by the compensation committee, we may reimburse an executive director for legal fees related to his compensation from our company, including legal fees relating to an executive director entering into an employment agreement with us. We may also reimburse an executive director for personal expenses associated with his or her directorship, employment as an executive or holder of our shares, including professional or filing fees in connection with SEC filings, merger control filings by the company, Hart-Scott-Rodino filings, international tax filings and reports and other similar expenses.

Employer Matching and Savings Plans	Designed to attract and retain high-caliber talent and to provide	We do not presently have a pension or other defined	The annual interest rate earned with respect to	Not applicable. No recovery provisions apply to deferred

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
opportunities for long-term savings.

benefit plan for an executive director or any other employee based in the U.S. Accordingly, we provide a deferred compensation plan pursuant to which an executive director (along with other senior management) has the option to defer up to 90% of his annual salary and up to 100% of his annual bonus (also available to other members of senior management). The compensation committee may expand this plan in the future to provide for deferral of equity awards.

Our executive director may elect distribution of deferred compensation in a lump sum or up to three installments on date(s) selected by him (which can be one year later or longer), or a lump sum on a change in control of our company as defined in the plan. A salary deferral election must be made in the year prior to the year in which the deferral applies and a deferral of our executive director’s annual bonus must be made at least six deferred cash compensation is currently 8.0%, in each case compounded daily. The annual interest rate may be increased or decreased in future years at the discretion of the compensation committee; provided that any decrease will only apply to deferral elections that become irrevocable after the new rate is set.

For the 401(k) Plan, company match contributions are limited to the lesser of 10% of cash compensation or the applicable U.S. federal limit (adjusted annually for inflation as stated in U.S. regulations); for 2023 the U.S. federal limit is $22,500, plus for employees aged 50 and over, an additional catch-up contribution limit of $7,500. The board may modify the company match at any time based on standard practices in the U.S.

compensation or contributions to the 401(k) Plan.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

months before the end of the applicable year.

Like all U.S. employees of our company, contributions to our 401(k) Plan are eligible for company matching contributions in our ordinary shares, as recommended by the 401(k) Plan committee and approved by the board.

Eligible employees may elect to receive all or any portion of their annual bonus in ordinary shares in lieu of cash under our shareholding incentive plan as described below in this table in “Annual Cash Performance Award”—such shares are not matched by the company but if the employee holds the shares for a full year, a top-up SHIP Share (defined below) award is made as described below. Our executive director can participate in this program

Our company operates different pension schemes in the jurisdictions in which it operates. Alternate schemes may be offered in the future if an executive

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
director resides outside the U.S. If another executive director joins the board, our company may provide an executive director with pension benefits customary for its senior management in the executive director’s home country.

Annual Cash Performance Award	Designed to attract and retain high-caliber talent. An annual cash performance awards (annual bonuses) is one of the variable components of our executive director’s compensation package designed to motivate our executive director to achieve our annual business goals and reward him for superior performance.

At the beginning of the year, the compensation committee sets the terms of the annual bonus, including target and/or maximum amounts.

The compensation committee has discretion in setting the annual performance metrics and typically includes performance metrics different from the metric(s) selected for the corresponding multi-year equity awards. In addition, the compensation committee has discretion to change the weightings among the performance metrics. The pay-out is based on achievement against each of the metrics with the financial metrics adjusted for unanticipated events occurring during the

The target and/or maximum amount of the annual bonus is determined by the compensation committee based upon responsibilities, experience, tenure with our company, individual performance, market conditions, contractual terms, if any, changes in compensation for other members of senior management, benchmarking analysis and external advice from consultants based upon any of the foregoing.

The maximum annual bonus amount that may be earned for 2023 by our executive director is 150% of his target award of $16.0 million, which may be achieved based on over-performance against financial and operational targets and based on

For 2023, payment of our executive director’s annual bonus will be based on the achievement of the following performance metrics and operating metrics (as weighted): revenue budget (30%), Adjusted EBITDA less P&E Additions for Compensation Purposes budget (50%), Customer metric (10%) and People, Planet, Progress metric (10%). The performance measures may vary each year.

If our consolidated financial statements for any of the years relevant to the applicable performance metrics are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and the compensation committee determines that if the financial results had been

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

year at the discretion of the compensation committee.

Following the completion of the year, the compensation committee determines the payment of the annual bonus pursuant to the terms of the annual bonus, except as otherwise provided in the terms of a service contract. Eligible employees may elect to receive all or any portion of their annual bonus in our ordinary shares in lieu of cash under our shareholding incentive plan. If they hold their shares for one year they are entitled to receive an additional award of ordinary shares representing 12.5% of the original award (SHIP Shares).

			exceptional individual performance and special contributions, subject to the applicable limits in the relevant employment agreement.	properly reported the annual bonus earned by our executive director would have been lower, then he will be required to refund and/or forfeit any such excess amount.

Equity Incentive Awards	Multi-year equity incentive awards, whether in the form of time-vested equity awards or performance-based awards, have historically represented a significant portion of our executive director’s compensation. These awards ensure that an	The compensation committee determines on an annual basis the type (scheme) of equity awards for an executive director and other members of senior management. These awards may consist of time-vested awards, multi-year performance-based

Equity awards may be granted at the discretion of the compensation committee and in accordance with our company’s incentive plans approved by our shareholders.

Our current incentive plan limits the maximum

VIP awards are contingent on the mathematical value of the company’s venture portfolio at the end of the performance period over the portfolio’s value at the beginning of the performance period. RSUs and SARs do not have a performance requirement.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
	executive director has a continuing stake in our success, align his interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.	awards or any combination thereof. Generally, the compensation committee sets a target annual equity value for an executive director and grants PSUs or RSUs for some portion of the total equity value of the grant, time-vested SARs for another portion of the grant, units in our Ventures Incentive Plan (VIP) or other form of cash-denominated program for the remaining value of the grant. In 2023 the compensation committee elected to use RSUs, SARs and VIP incentives to provide both an incentive for future company performance as well as provide for accountability of our executive director to produce company growth. The awards were granted in an allocation of 40% SARs, 10% VIP incentives and 50% RSUs. The target value of these annual equity awards is $22,000,000 for 2023 and will increase each year by $1.5 million during the term of the Fries Agreement. The compensation committee performance-based opportunity for any person to a grant of equity awards of 8,000,000 ordinary shares per year (including a maximum of 4,000,000 Class B shares). No such corresponding limitation is present in the Liberty Global 2023 Incentive Plan.

VIP award values are based on the growth in value of the company’s venture portfolio and therefor are not limited in dollar value, however, the compensation committee may, in its sole discretion, cap any payouts under such awards.

The target value of our executive director’s VIP award is $2,200,000 in 2023. For more information regarding the VIP grants, see the CD&A.

If our consolidated financial statements for any of the years relevant to the applicable performance metrics are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and the compensation committee determines that if the financial results had been properly reported, the portion of the equity awards earned by our executive director would have been lower than the award actually earned by him, then he will be required to refund and/or forfeit any such excess amount of his earned equity award. No recovery provisions apply to SARs or RSUs.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums

may, however, determine the actual target value of annual equity awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement.

Both RSUs and SARs vest annually in three equal installments over a three year period and are time-vested with no performance measures. The VIP units vest in full after three years and are paid out, at the discretion of the compensation committee, in either cash or our ordinary shares based on the increase in value of the company’s venture portfolio over the three-year vest period.

Additional Compensation Opportunity	Designed to attract and retain high-caliber talent.	When the need arises, the compensation committee may approve other bonuses. This could include a signing bonus (relating to the execution of an agreement not previously in effect), a retention bonus or a promotion bonus.	Any type or amount of bonus will be at the discretion of the compensation committee and may be delivered in the form of equity or cash. Any such bonus will be subject to our incentive plan limits.	Any award may or may not be subject to a performance condition and normally would not be expected to be subject to any recovery provisions.

Footnotes:

1.

In accordance with the Companies Act, the compensation committee (with respect to our executive director) and the board (with respect to our non-executive directors) retain discretion in the operation and administration of the compensation payable to our directors, including the award or vesting of any annual bonus, grant of multi-year equity awards and deferral of compensation. Any discretion with respect to annual bonuses or equity awards (whether outstanding or to be granted) will be operated in accordance with the terms of their respective plans and agreements and subject to any limitations provided in the listing rules and regulations applicable to our company. With respect to our incentive plans, our performance-based equity awards, our annual cash performance awards and deferred compensation plans matters subject to discretion include, among other things:

•	Selection of participants;
•	Type of awards (e.g. options, SARs, PSUs RSUs, cash-denominated awards and restricted shares and the class of shares awarded);
•	Selection of performance metrics (whether financial, operational, non-financial or individual);
•	Allocation of weightings between selected performance metrics and types of awards;
•	Timing and size of awards, including whether to provide for target, minimum or maximum amounts;
•	Treatment of new, terminated or retiring directors;
•	Length of performance and service periods and vesting schedules;
•	Treatment of awards on a change in control;
•	Interest rates;
•	Interpretation or construction of plan and agreement provisions;
•	Establishment, amendment and rescission of such rules and regulations as it deems necessary or advisable;
•	Exercise price or base price;
•	Termination, suspension, discontinuation, extension, modification or amendment of any plan or agreement;
•	Level of achievement against stated performance metrics (i.e., earned percentage); and
•	Forfeiture and recoupment policy

With respect to performance awards, including the annual bonuses, that are based on the achievement of certain financial measures, the compensation committee retains the ability to adjust the targets or set different financial measures upon the occurrence of certain events, such as material acquisitions, material dispositions, mergers, force majeure, macroeconomic or macro-political events, significant product changes or expansion of services offered, that trigger an amendment to ensure the original purpose of the performance awards is maintained and/or that incentives are maintained.

In addition, the compensation committee or board may exercise discretion with respect to any aspect of a director’s (executive or non-executive) compensation in the case of unforeseen, exceptional changes to the business, acquisitions or market conditions, with reference to, among other measures, an appropriate benchmarking or other analysis.

Any use of discretion as described above or otherwise permitted in an applicable plan or agreement would be explained in the following annual compensation report on the implementation of the directors’ compensation policy.

2.

For time-vested awards, no performance measures apply as the awards are only subject to continued service as an executive director. The multi-year vesting period for 2023 (currently three years) for these awards is currently believed to be appropriate in order to have an executive director retain a long-term interest in our company although it may be adjusted by the company. The value of the awards will move with our share prices, which provides incentive to deliver on our company’s long-term strategic objectives and is in line with our shareholders’ interests.

3.

Liberty Global’s portfolio of venture investments has increasing scale and financial and strategic importance within its business. The VIP incentivizes our executives to make accretive investments in companies to increase the value of our ventures portfolio by rewarding them with additional compensation for achieving a higher value of the portfolio over a three year time horizon. The higher the value of the ventures portfolio at the end of the applicable three-year timeframe, the larger the value of the payout for the participant. The value of our ventures portfolio is measured by a third-party auditor, using detailed valuation principles. Participants in the VIP will receive payouts, at the discretion of the compensation committee, in either cash or ordinary shares of the company.

Prior Commitments to Directors

Commitments made by our company to our executive and non-executive directors before the effective date of this directors’ compensation policy (each such commitment, a Prior Commitment) will be honored without regard to whether the Prior Commitment is consistent with the prevailing policy at the time when the Prior Commitment is ultimately fulfilled; provided, however, that such Prior Commitment is consistent with any applicable compensation policy, if any, in force when made. These commitments include deeds of indemnity entered into by our company with each of our directors as permitted by our articles of association. Such deeds of indemnity require that we indemnify our directors, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them in the event that they are a party to or involved in any claim arising in connection with their appointment as director, officer, employee, agent or fiduciary of Liberty Global or another corporation at the request of Liberty Global. In addition, any arrangement or commitment made by our company pursuant to and consistent with this directors’ compensation policy, as approved by our shareholders, will be deemed consistent with a later, amended policy, even if such arrangement would not otherwise be consistent with the policy prevailing when the commitment is fulfilled.

New Recruits Policy—Non-Executive Directors

The compensation package for any new non-executive director would, so far as practicable, be consistent with the policy table set forth above, taking into account the experience and skills of the individual and market conditions and would, so far as practical, be prorated in the first year as necessary. The current maximum annual fee (excluding variable components as described in the policy table) that may be awarded to any new non-executive director is $130,000, plus an equity grant with a value of approximately $200,000 at the time of appointment. This maximum may be increased in accordance with the above policy table.

New Recruits Policy—Executive Directors

The compensation package for any new executive director would, so far as practicable, be consistent with the policy table set forth above, taking into account the experience and skills of the individual, market conditions and the country of residence or citizenship. In order to recruit high-caliber talent, the compensation committee will apply its discretion in determining an appropriate compensation package for a new executive director. In doing this, the compensation committee will not target compensation levels at any particular percentile of any applicable comparator group. In addition to the benefits as stated above, our company may cover relocation expenses, if necessary, and may offer a signing bonus. Any relocation costs will be made in line with our relocation policy applicable to all employees. This policy includes assistance with obtaining visas and work permits and limits on household items shipped by air and/or by sea and excludes costs for shipping certain large personal items (e.g. vehicles and pianos). The amount of any signing bonus will be based on market conditions and as the compensation committee, in its discretion, determines is necessary to attract high-caliber talent. As appropriate, we may also consider buying out existing share awards or long-term incentives of the new executive director from a previous employer, provided that any such compensation is no more valuable than the award being given up. Such action may be either in cash or replacement equity awards under our incentive plans or in combination thereof. We may also reimburse all or a portion of the legal fees in connection with agreeing to employment terms.

The maximum variable compensation that may be awarded on an ongoing basis to any new executive director will be in accordance with the above policy table. This would not include any amounts paid to buy out share awards or long-term incentives from a previous employer.

This new recruits policy applies to both an internally-promoted and external candidates.

Other

Applicable laws of England & Wales provide for alternate directors to be appointed in the event a director may not be able to serve or attend a meeting. We have not historically appointed any alternate directors. In the future, should the need arise, the Board may determine that some form of compensation is appropriate for an alternate director. Some boards have also considered other positions such as board observers, emeritus board positions or other arrangements beyond the traditional board member position. In such event, the Board will take into account the service period, the degree of participation and involvement in Board or committee proceedings, market conditions, and other factors to attract and retain an alternate director. Furthermore, companies incorporated in England & Wales often have executive directors beyond the CEO of the company, which is not the prevailing practice in the United States. Presently our chairman is a non-executive chairman; the board could determine that an executive chairman is appropriate or desirable in the future. The Board could determine on a future date that another executive director position is warranted and in such circumstances may have to adjust that person’s compensation to take into account director service in addition to officer service. Retirements of directors may also involve special circumstances that the Board may take into account in establishing benefits or other adjustments to compensation for the director in question. The residence of a future director could mean that relocation expenses, expatriate expenses or other similar expenses or benefits may be required to attract or retain that directors.

Consideration of Employee Compensation

As shown in the policy table, the executive director’s compensation is heavily weighted towards variable pay. This is also the case for other members of our executive leadership team and our corporate employees. Individual salary levels, target value of equity awards and annual bonus amounts vary according to the employees’ and officers’ levels of responsibility and contributions to our company. From time to time, the compensation committee considers comparative pay data for other similarly situated employees of companies in our industry and companies with which we compete for talent. In determining our non-executive directors’ compensation, our board relies on the general business and industry knowledge and experience of the members of our board and its own evaluation of the performance of our company and of our individual non-executive directors. Neither the compensation committee nor the board consults with employees in determining the directors’ compensation policy and does not take into account employee pay and conditions when determining non-executive directors’ compensation as employee pay and conditions are not relevant.

Service Contracts Policy

Non-executive directors do not currently have appointment letters in force with our company. Past letters are available for inspection at the registered office of our company.

The service contracts (also referred to as employment agreements) of executive directors may contain tailored terms which allow for termination payments to be paid if the executive director’s employment is terminated under certain circumstances, such as following a change of control, involuntary termination, termination “without cause,” “good reason”, death or disability, each as defined in the applicable executive director’s service contract.

In 2019, our board of directors and the compensation committee determined that it was in our company’s best interest to enter into an employment agreement with Mr. Fries (the Fries Agreement) to serve as our CEO in order to promote stability in management, secure his services for the long term, implement appropriate restrictive covenants and recognize his performance and our company’s success under his leadership.

The initial term of the Fries Agreement will end on April 30, 2024. After the initial term, the Fries Agreement automatically renews for successive one-year terms unless either party provides at least 180 days written notice to the other party of its intention not to renew the term. Notwithstanding the foregoing, the Fries Agreement and Mr. Fries’ employment may be terminated by either party at any time during the initial five-year term or a renewal term.

Further details of termination and terms of the current executive director’s employment are described more fully in Executive Officers and Directors—Employment and Other Agreements—Michael T. Fries—Summary of the Fries Agreement of the proxy statement; however, such provisions may be amended from time to time. Such summary of the terms of the Fries Agreement is subject to and qualified in its entirety by reference to the Fries Agreement, which is available for inspection at the registered office of our company and on the U.S. Securities and Exchange Commission website: www.sec.gov.

Although we are incorporated in the U.K., our ordinary shares are listed and traded on the NASDAQ Global Select Market, and Mr. Fries is based in Denver, Colorado. Consequently, the compensation for Mr. Fries and the terms of the Fries Agreement are based on U.S. customs and standards, as we are competing with U.S. companies for senior management personnel based in the U.S.

U.K. law requires that the compensation of our directors (including that of Mr. Fries who is a member of our board of directors), including historical compensation, whether awarded on terms subject to U.S. law or not, be consistent with a compensation policy approved by our shareholders. In accordance with these regulations, our shareholders approved our director compensation policy at the annual general meeting held in 2020, including compensation payable to Mr. Fries pursuant to the terms of the Fries Agreement. We are again presenting the directors’ compensation policy for shareholder approval at the AGM.

The key terms and conditions contained in the current Fries Agreement that could impact the director’s remuneration are set out in Executive Officers and Directors—Employment and Other Agreements—Michael T. Fries—Summary of the Fries Agreement in the proxy statement. The compensation policy set out under Director’s Compensation Policy—Executive Directors describes how such terms and conditions may be impacted by our compensation policy. For an illustration of our compensation policy with respect to Mr. Fries, see Illustration of the Application of the Policy below.

In addition any potential additional benefits that may be made on termination or a change in control, are outlined for the current year in Executive Officers and Directors—Potential Payment upon Termination or Change of Control of the proxy statement, which gives an indication of how these payments may be determined.

Payments for Loss of Office Policy

Other than as provided by the terms of the Fries Agreement, we have not adopted a severance policy for any of our directors. Notwithstanding the foregoing, and subject to the terms of any service contracts, the compensation committee in the case of an executive director and the board in the case of a non-executive director may determine whether any payments or gifts are appropriate to any terminating or resigning director based upon actual circumstances and whether such payments or gifts are appropriate in a U.S. context. The availability of payments and benefits for Mr. Fries varies with the reason his employment terminates, as provided in the Fries Agreement. If a new executive director is appointed, the compensation committee may decide that it is appropriate to also enter into a service contract that provides similar provisions (or other market-based provisions) on termination to those included in our executive director’s service contract, including relocation arrangements. Notice periods for executive directors will be set in accordance with market practice and with reference to factors such as business continuity, balanced against the expectations of new hires.

For our directors (other than Mr. Fries), any outstanding equity awards will be exercisable or forfeited as provided in our plans and agreements under which the awards were granted according to their respective terms and in accordance with all applicable laws, regulations and rules. Any required notice periods would be determined in accordance with applicable law. These terms are summarized below.

Any outstanding vested equity awards, absent termination of a director’s service by us for cause (as defined in the applicable plan), will remain exercisable in accordance with their terms. Directors are entitled to accelerated vesting of all or part of their outstanding equity awards on account of certain termination events, in accordance with the applicable plans. Generally, if termination is due to the occurrence of a change in control of our company (as defined in the applicable plan), options and SARs will become immediately exercisable and the restrictions on restricted shares, RSUs or performance-based RSUs will lapse, unless individual agreements state otherwise, and provided further that, as determined by the compensation committee, such awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, effective provision has not been made for the assumption or continuation of the awards on equivalent terms.

If a director’s service terminates due to death or disability, options and SARs will become immediately exercisable, target performance awards may be deemed to be earned (subject to reduction by the compensation committee based on achievement of the performance metrics), unvested performance awards will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. Notwithstanding the foregoing, unless otherwise provided in the relevant agreement as may be modified, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the director’s service terminates by reason of death or disability (as defined in the applicable plan), his or her options or SARs remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the director’s service for “cause” (as defined in the applicable plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, performance awards, retained distributions, unpaid dividend equivalents and any related cash amounts held by such terminated director.

While definitions of the foregoing termination events vary among the plans and agreements, generally “cause” is defined to mean (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For terminations within 12 months of a change-in-control event, “cause” is generally defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Illustration of the Application of the Policy

The following bar chart sets out the minimum, target and maximum compensation that could be earned by our executive director in 2023 based on the policy described above. Each bar is divided into fixed, short-term and long-term compensation, and shows the percentage of the total comprised by the parts, and the total value of compensation expected for each bar. Importantly, with respect to performance conditions, the applicable regulations require us to show maximum potential payouts even if performance has already been determined at below the maximum payout.

Basis of Calculation and Assumptions

•

For fixed compensation, the full amount of salary and estimated cost of benefits, and the value of time-vested RSUs has been included—no discount has been applied for the fact that an election is available to defer such compensation under our company’s deferred compensation plan or shareholding incentive program.

•

Fixed compensation also considers the intrinsic value of SARs vesting in 2023. The intrinsic value for all SARs vesting in 2023 is calculated based on the spread between the base price of the applicable SAR and the closing market prices of our shares on March 31, 2023, as reported by NASDAQ, and in the maximum scenario considers a 50% appreciation to these closing prices.

•	Equity Incentive Awards consist of the following:

•

The value of all equity incentive awards are shown at the closing market prices of our shares on March 31, 2023, as reported by NASDAQ. The maximum with 50% share price appreciation scenario assumes a 50% increase to the closing market prices of our shares on March 31, 2023.

The annual compensation report beginning immediately below explains how we implemented the directors’ compensation policy in 2022. While remuneration in the next year will be in accordance with this new directors’ compensation policy, it is substantially similar to the previous directors’ compensation policy and therefore we do not anticipate any significant changes in the way in which it is implemented. As such, remuneration next year is expected to be consistent with both the new directors’ compensation policy and prior years.

Annual Compensation Report

The members of our compensation committee are Andrew J. Cole, Paul A. Gould, Richard R. Green and Larry E. Romrell (chairman). The chairman of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and the development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ Stock Market rules) and “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act).

The compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The responsibilities of the compensation committee are more fully described in its charter, which is available on our website at www.libertyglobal.com. In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of our company and the performance of our executive officers. From time to time, however, the compensation committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. In 2022, the compensation committee retained Pearl Meyer & Company to provide limited advice with respect to the new Liberty Global 2023 Incentive Plan.

All compensation decisions with respect to our executive director and the chairman of our board are made by our compensation committee. Decisions with respect to our executive director’s compensation are made in private sessions of the compensation committee without the presence of management. With the assistance of our human resources and legal departments, our executive director is involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee, various legal, tax and accounting analyses relevant to compensation and benefit decisions.

Below is the annual compensation report on our directors’ compensation for the year-ended December 31, 2022. Pursuant to the requirements of the Companies Act, portions of this report have been audited by our U.K. auditors, KPMG LLP (U.K.) as indicated.

Single Total Figure of Compensation for Directors (Audited)

Below is the compensation earned by each of our directors in 2022 and 2021, which is provided in the format required by applicable U.K. regulations. The values reflected in the Long-Term Performance Awards column and the SAR/Option Awards column are based on market prices as described in footnotes 3 and 4 below for specific dates (and not grant date fair values as is the case under U.S. regulations). Accordingly, actual values realized or realizable may vary significantly from the figures in this table. U.S. regulations provide for substantially different means of calculation, using instead grant date fair value or other metrics, as detailed in the section titled Pay Versus Performance elsewhere in this proxy statement. U.K. regulations for the “Single Total Compensation Figure” include compensation granted in prior periods that vests in the year in question. For example, the figure for 2022 includes grants made to Mr. Fries in connection with the renewal of his employment agreement which were granted in 2019 but which vested in 2022 and are shown not at the value of the stock on the date of this proxy statement or at the time of grant but at the spot price at year-end 2022. U.S. stockholders therefore may find this disclosure to be inconsistent with U.S.-based disclosure.

Director	Year	Fees and Salary ($)			Taxable Benefits ($)(1)	Annual Performance Bonus Awards ($)(2)	Long-Term Performance Awards ($)(3)	SAR/Option Awards ($)(4)		Pension ($)(5)	Other Items in the Nature of Remuneration ($)	Total ($)	Total Fixed Remuneration ($)	Total Variable Remuneration ($)

Executive
Michael T. Fries	2022	2,563,000			736,513	15,254,154	15,349,493	4,332,899		—	—	38,236,059	2,563,000	35,673,059
	2021	2,563,000			485,957	17,038,646	54,836,238	10,770,105	(8)	—	—	85,693,946	2,563,000	83,130,946
Non-Executive

Andrew J. Cole	2022	128,750			1,071	—	—	80,317		—	—	210,138	128,750	81,388
	2021	125,000			1,637	—	—	158,160	(8)	—	—	284,797	125,000	159,797

Miranda Curtis	2022	129,695			1,095	—	—	3,391		—	—	134,181	129,695	4,486
	2021	125,000			2,926	—	—	158,160	(8)	—	—	286,086	125,000	161,086

John W. Dick	2022	128,750			3,397	—	—	3,391		—	—	135,538	128,750	6,788
	2021	125,000	(6)		3,674	—	—	158,160	(8)	—	—	286,834	125,000	161,834

Marisa D. Drew	2022	102,637			652	—	—	—		—	—	103,289	102,637	652
	2021	—			—	—	—	—		—	—	—	—	—

Paul A. Gould	2022	168,750	(7)		33,693	—	—	80,317		—	—	282,760	168,750	114,010
	2021	165,000	(6	)(7)	29,823	—	—	158,160	(8)	—	—	352,983	165,000	187,983

Richard R. Green	2022	132,989			11,901	—	—	3,391		—	—	148,281	132,989	15,292
	2021	125,000			12,483	—	—	158,160	(8)	—	—	295,643	125,000	170,643

John C. Malone	2022	—			750,751	—	—	1,125,750		—	—	1,876,501	—	1,876,501
	2021	—			751,546	—	—	2,228,494	(8)	—	—	2,980,040	—	2,980,040

David E. Rapley	2022	62,917			150,205	—	—	—		—	—	213,122	62,917	150,205
	2021	135,000	(7)		142,471	—	—	109,672	(8)	—	—	387,143	135,000	252,143

Larry E. Romrell	2022	153,750			682	—	—	3,391		—	—	157,823	153,750	4,073
	2021	150,000			1,603	—	—	158,160	(8)	—	—	309,763	150,000	159,763

Daniel E. Sanchez	2022	102,637			26,578	—	—	—		—	—	129,215	102,637	26,578
	2021	—			—	—	—	—		—	—	—	—	—

J David Wargo	2022	128,750	(6	)(7)	19,684	—	—	3,391		—	—	151,825	128,750	23,075
	2021	125,000	(6	)(7)	19,556	—	—	158,160	(8)	—	—	302,716	125,000	177,716

(1)	Taxable benefits provided to our executive director include the following:

Executive Director	Year	Group Term Life Insurance ($)	Interest on Deferred Compensation ($)	Use of Company Plane ($)	Entertainment Expense ($)	Health Plan/ Executive Medical ($)	Gifts, Fees & Tax Gross-up ($)(a)	Total ($)
Michael T. Fries	2022	403	—	723,849	—	11,754	507	736,513
	2021	929	—	479,721	—	3,703	1,604	485,957

(a)

For 2021, includes holiday party gifts to Mr. Fries from us valued at approximately $1,237 and the related tax gross-up of $367. For 2022, includes holiday party gifts to Mr. Fries from us valued at approximately $391 and the related tax gross-up of $116.

Taxable benefits provided to our non-executive directors include the following:

Non-Executive Director	Year	Interest on Deferred Compensation ($)(a)	Entertainment & Travel Expenses ($)	Miscellaneous Expenses ($)			Use of Company Plane ($)	U.K. Group Health Insurance ($)	Gifts & Tax Gross-up ($)	Total ($)

Andrew J. Cole	2022	32	—	—			—	—	1,039	1,071
	2021	29	—	—			—	—	1,608	1,637

Miranda Curtis	2022	—	—	—			—	769	326	1,095
	2021	—	—	—			—	1,318	1,608	2,926

John W. Dick	2022	—	—	—			—	1,539	1,858	3,397
	2021	—	—	—			—	2,066	1,608	3,674

Marisa D. Drew	2022	—	—	—			—	—	652	652
	2021	—	—	—			—	—	—	—

Paul A. Gould	2022	33,190	—	—			91	—	412	33,693
	2021	28,158	—	—			—	—	1,665	29,823

Richard R. Green	2022	11,121	—	—			—	—	780	11,901
	2021	10,880	—	—			—	—	1,603	12,483

John C. Malone	2022	—	—	750,000	(b	)	—	—	751	750,751
	2021	—	—	750,000	(b	)	—	—	1,546	751,546

David E. Rapley	2022	150,205	—	—			—	—	—	150,205
	2021	140,868	—	—			—	—	1,603	142,471

Larry E. Romrell	2022	—	—	—			86	—	596	682
	2021	—	—	—			—	—	1,603	1,603

Daniel E. Sanchez	2022	—	—	—			25,446	—	1,132	26,578
	2021	—	—	—			—	—	—	—

J David Wargo	2022	18,299	—	—			—	—	1,385	19,684
	2021	17,891	—	—			—	—	1,665	19,556

(a)	For amounts deferred in each of 2021 and 2022, the rate of interest was 8.0%.

(b)	These expenses include reimbursement for personal expenses related to the ownership of our shares and Mr. Malone’s services as chairman.

(2)

The amount reflects the value of the annual performance bonus awards earned by Mr. Fries. For information regarding the operation of our annual performance bonus awards, including the performance metrics and maximum achievable performance bonus awards, see the section of the CD&A titled Elements of Compensation Packages—Annual Performance Bonus Awards. Our non-executive directors do not receive annual performance bonus awards.

(3)

For 2022, the amount reflects the value of that portion of our executive director’s 2020 RSU grant that vested in 2022 and the 2021 RSU grant that vested in 2022, as well as the company’s 2019 Challenge Grant that vested in 2022, based on the actual number of RSUs vested and the closing price of the shares, as reported by NASDAQ on December 31, 2022. For our non-executive directors, amounts reflect the dollar value of those RSUs granted to the director at the 2021 AGM that vested as of the date of the 2022 AGM, based on the actual number of RSUs vested and closing price of the shares, as reported by NASDAQ on December 31, 2022. For 2021, the amount reflects the value of that portion of our executive director’s 2020 RSU grant that vested in 2021, based on the actual number of RSUs vested and the closing price of the shares, as reported by NASDAQ on December 31, 2021. The RSUs generally vest in three equal annual tranches, beginning the year after they are granted, as long as the executive director is employed by our company on the vesting date. Additionally, Mr. Fries received a sign-on equity commitment award of two million Liberty Global Class B shares on May 15, 2019, which vested in three annual installments, on May 15th of each of 2019, 2020 and 2021, subject to performance conditions. The shares that vested in 2021 are included in the amounts for that year. Our non-executive directors do not participate in our long-term incentive programs.

(4)

The amounts represent the intrinsic value for all SARs (i.e., the spread between the base price of the applicable SAR and the market price of the underlying shares on the respective vesting dates) or options that vested during the years indicated as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ. For our executive director, the amounts consist of the aggregate value for SARs that vested during the applicable year.

For our non-executive directors, the amounts consist of the value of shares received by such director upon the vesting of RSUs during the years indicated and the value of options that vested annually during the applicable year, added together. The RSU and SAR awards for our executive director and the RSU and option awards for our non-executive directors are not subject to performance measures but are time-vested only. We believe time-vested awards are appropriate in order to have our directors retain a long-term interest in our company. The value of the awards will move with our share prices, which provides an incentive to deliver on our long-term strategic objectives and is in line with our shareholders’ interests.

(5)	We do not provide a pension or other defined benefit plan for our directors.

(6)	Includes the dollar value of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(7)

The following table indicates the amount of fees included in the table that the directors listed have elected to defer in the years indicated pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8.0% per annum, compounded daily, until paid in full.

Non-Executive Director	Year	Amount Deferred ($)
Paul A. Gould	2022	143,438
	2021	203

J David Wargo	2022	110,828
	2021	168

(8)

The dollar amounts in the table reflect (i) the intrinsic value of all options or SARs, as applicable, that vested during 2021 for each director, as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ, and (ii) the incremental compensation expense associated with the extension of options or SARs, as applicable, issued in 2014 and 2015 from a seven-year term to a ten-year term, as determined in accordance with FASB ASC 718. Options and SARs that vested and are calculated to be out of the money are considered to have no intrinsic value. In April 2021, the compensation committee extended the expiration date on options issued in each of 2014 and 2015 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the SARs and options issued in 2014 are (i) $2,570,129 for Mr. Fries and (ii) $20,841 for options granted to purchase Liberty Global Class A shares and $44,042 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell and Wargo. The incremental fair value associated with extending the expiration date for the SARs and options issued in 2015 are (i) $1,254,315 for Mr. Fries and (ii) $10,170 for options granted to purchase Liberty Global Class A stock and $21,930 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell and Wargo. For Mr. Rapley, the incremental fair value increases for his 2014 options were $10,421 for options to purchase Liberty Global Class A stock and $22,023 for options to purchase Liberty Global Class C shares. For the 2015 options, those figures for Mr. Rapley were $5,086 and $10,965 for options to purchase Liberty Global Class A and Class C shares, respectively.

2021-2022 Long-Term Incentive Plan (Audited)

As noted in our CD&A, pursuant to the 2021-2022 LTIP, our executive director, Mr. Fries, received a single, combined grant made in April 2021 for his regular annual long-term incentive target value for 2021 plus 90% of his annual long-term incentive target value for 2022. The remaining 10% of his 2022 target long-term incentive value was granted in the 2022 VIP. No other grants were made to our executive director in 2022. The details of the 2021-2022 LTIP are further described under —Elements of Our Compensation Package—Long-Term Incentive Awards—2021-2022 Long-Term Incentive Plan in the CD&A section of the proxy statement.

Director	Grant Date	Type of Award	Class of Shares	Number of Shares	Base Price/ Share	Face Value	Performance Period	% Vesting at Threshold
Michael T. Fries	4/01/2022	2022 VIP	—	—	—	$2,050,000	3 years	—

Payments to Former Directors

Pursuant to our Director Deferred Compensation Plan (as further described in Director Compensation—Deferred Compensation Plan above), we paid our former director, David Rapley, $1,788,167, less applicable withholding amounts in respect of the amounts he deferred under our Director Deferred Compensation Plan. No other payments were made to former directors and no payments made for loss of office during 2022.

Share Ownership Policy

The compensation committee has established a share ownership policy for our executive officers and senior officers, including our executive director. The purpose of this policy is to ensure that our executive director and our other officers have a significant stake in our long-term success and are aligned with our shareholders. As a result, the compensation committee established guidelines for ownership of our ordinary shares by our executive director of a minimum value of five times our executive director’s base salary. Our non-executive directors are not subject to this policy, although they are encouraged to own ordinary shares, representing at least $100,000 in value.

Any newly appointed executive director is expected to meet the guidelines in the policy within four years of appointment. If the executive director is not compliant with the policy, the compensation committee may pay any annual bonus in ordinary shares and/or prohibit any further sales of ordinary shares until compliant. Our share ownership policy is summarized in the CD&A under Elements of Our Compensation Packages—Share Ownership Policy of the proxy statement.

As of April 1, 2023, the value of the ordinary shares owned by our executive director, calculated in accordance with the policy, significantly exceeded the requirements of the policy.

Director Share Ownership and Equity Grants (Audited)

The following table shows the number of shares owned by our directors as well as equity awards outstanding as of April 1, 2023. The equity awards consist of SARs and RSUs for our executive director and options for our non-executive directors. David Rapley, who ceased to be a director of our company during 2022, is not included in this table, as his share ownership can no longer be confirmed by us as of April 1, 2023.

			Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
Executive
Michael T. Fries
Liberty Global Class A	1,221,906	(1)
			61,023	—		16.05	—		4/1/2030
			—	—		—	71,934	(2)	5/2/2023
Liberty Global Class B	2,879,443		—	—		—	—
Liberty Global Class C	2,075,567	(1)
			178,041	—		15.12	—		4/1/2030
			—	—		—	143,868		5/2/2023
Non-Executive
Andrew J. Cole
Liberty Global Class A	34,406	(3)
			4,634	—		29.22	—		6/28/2023
			5,716	—		34.44	—		6/26/2024
			4,303	—		44.46	—		6/25/2025
			5,840	—		30.47	—		6/16/2023
			7,150	—		28.83	—		6/21/2024
			7,941	—		30.14	—		6/12/2025
			6,811	—		26.46	—		6/11/2029
			5,848	2,924	(4)	21.86	—		6/30/2030
			1,149	2,300	(5)	27.82	—		6/16/2031
			—	6,931	(6)	22.04	—		6/15/2032
Liberty Global Class C	59,437
			4,614	—		28.82	—		6/28/2023
			9,985	—		26.77	—		6/28/2023
			11,379	—		33.06	—		6/26/2024

		Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
		8,548	—		41.41	—	6/25/2025
		11,680	—		29.64	—	6/16/2023
		14,300	—		27.85	—	6/21/2024
		15,882	—		29.07	—	6/12/2025
		13,621	—		25.73	—	6/11/2029
		11,694	5,849	(4)	21.51	—	6/30/2030
		2,299	4,599	(5)	27.82	—	6/16/2031
		—	13,861	(6)	23.21	—	6/15/2032
Miranda Curtis
Liberty Global Class A	130,899
		4,634	—		29.22	—	6/28/2023
		5,716	—		34.44	—	6/26/2024
		4,303	—		44.46	—	6/25/2025
		5,840	—		30.47	—	6/16/2023
		7,150	—		28.83	—	6/21/2024
		7,941	—		30.14	—	6/12/2025
		6,811	—		26.46	—	6/11/2029
		5,848	2,924	(4)	21.86	—	6/30/2030
		2,299	4,599	(5)	27.82	—	6/16/2031
		—	6,931	(6)	22.04	—	6/15/2032
Liberty Global Class C	213,505
		4,614	—		28.82	—	6/28/2023
		9,985	—		26.77	—	6/28/2023
		11,379	—		33.06	—	6/26/2024
		8,548	—		41.41	—	6/25/2025
		11,680	—		29.64	—	6/16/2023
		14,300	—		27.85	—	6/21/2024
		15,882	—		29.07	—	6/12/2025
		13,621	—		25.73	—	6/11/2029
		11,694	5,894	(6)	21.51	—	6/30/2030
		4,598	9,197	(5)	27.82	—	6/16/2031
		—	13,861	(6)	23.21	—	6/30/2032
John W. Dick
Liberty Global Class A	47,678
		4,634	—		29.22	—	6/28/2023
		5,716	—		34.44	—	6/26/2024
		4,303	—		44.46	—	6/25/2025
		5,840	—		30.47	—	6/16/2023
		7,150	—		28.83	—	6/21/2024
		7,941	—		30.14	—	6/12/2025
		6,811	—		26.46	—	6/11/2029
		5,848	2,924	(4)	21.86	—	6/30/2030
		2,299	4,599	(5)	27.82	—	6/16/2031
		—	6,931		22.04	—	6/15/2032
Liberty Global Class C	128,385
		4,614	—		28.82	—	6/28/2023
		9,985	—		26.77	—	6/28/2023
		11,379	—		33.06	—	6/26/2024
		8,548	—		41.41	—	6/25/2025
		11,680	—		29.64	—	6/16/2023
		14,300	—		27.85	—	6/21/2024
		15,882	—		29.07	—	6/12/2025
		13,621	—		25.73	—	6/11/2029

		Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
		11,694	5,849	(4)	21.51	—		6/30/2030
		4,598	9,197	(5)	27.82	—		6/16/2031
		—	13,861	(6)	23.21	—		6/15/2032
Marisa D. Drew
Liberty Global Class A	—
		—	4,267	(6)	22.04	—		6/15/2032
		—	—		—	1,799	(7)	6/14/2023
Liberty Global Class C	—
		—	8,533	(6)	23.21	—		6/15/2032
		—	—		—	3,597	(7)	6/14/2023
Paul A. Gould
Liberty Global Class A	226,919
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		6,811	—		26.46			6/11/2029
		5,848	2,924	(4)	21.86			6/30/2030
		1,149	2,300	(5)	27.82	—		6/16/2031
		—	3,466	(6)	22.04	—		6/15/2032
		—	—		—	1,461	(7)	6/14/2023
Liberty Global Class B	51,429	—	—		—	—
Liberty Global Class C	996,137
		4,614	—		28.82	—		6/28/2023
		9,985	—		26.77	—		6/28/2023
		11,379	—		33.06	—		6/26/2024
		8,548	—		41.41	—		6/25/2025
		11,680	—		29.64	—		6/16/2023
		14,300	—		27.85	—		6/21/2024
		15,882	—		29.07	—		6/12/2025
		13,621	—		25.73	—		6/11/2029
		11,694	5,849	(4)	21.51	—		6/30/2030
		2,299	4,599	(5)	27.82	—		6/16/2031
		—	6,931		23.21	—		6/15/2032
		—	—		—	2,922	(7)	6/14/2023
Richard R. Green
Liberty Global Class A	6,907
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		6,811	—		26.46	—		6/11/2029
		5,848	2,924	(4)	21.86	—		6/30/2030
		2,299	4,599	(5)	27.82	—		6/16/2031
		—	3,466	(6)	22.04	—		6/15/2032
		—	—		—	1,461	(7)	6/14/2023
Liberty Global Class C	16,258
		4,614	—		28.82	—		6/28/2023
		9,985	—		26.77	—		6/28/2023

			Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
			11,379	—		33.06	—		6/26/2024
			8,548	—		41.41	—		6/25/2025
			11,680	—		29.64	—		6/16/2023
			14,300	—		27.85	—		6/21/2024
			15,882	—		29.07	—		6/12/2025
			13,621	—		25.73	—		6/11/2029
			11,694	5,849	(4)	21.51	—		6/30/2030
			4,598	9,197	(5)	27.82	—		6/16/2031
			—	6,931	(6)	23.21	—		6/15/2032
			—	—		—	2,922	(7)	6/14/2023
John C. Malone
Liberty Global Class A	4,562,720	(8)
			6,370	—		29.45	—		5/1/2023
			20,802	—		32.37	—		5/1/2024
			26,067	—		42.01	—		5/1/2025
			30,259	—		32.81	—		5/1/2023
			32,473	—		35.69	—		5/1/2024
Liberty Global Class B	8,787,373	(8)(9)	—	—		—	—
Liberty Global Class C	16,932,259	(8)
			6,340	—		29.05	—		5/1/2023
			13,652	—		27.13	—		5/1/2023
			41,393	—		30.81	—		5/1/2024
			52,560	—		40.52	—		5/1/2025
			60,518	—		31.65	—		5/1/2023
			64,946	—		34.80	—		5/1/2024
			129,974	—		28.94	—		5/1/2025
			247,731	—		24.15	—		4/1/2029
			256,608	128,306	(10)	15.12	—		4/1/2030
			77,817	155,636	(11)	25.68	—		4/13/2031
			65,851	131,073	(12)	26.39	—		4/1/2032
Larry E. Romrell
Liberty Global Class A	25,221
			4,634	—		29.22	—		6/28/2023
			5,716	—		34.44	—		6/26/2024
			4,303	—		44.46	—		6/25/2025
			5,840	—		30.47	—		6/16/2023
			7,150	—		28.83	—		6/21/2024
			7,941	—		30.14	—		6/12/2025
			6,811	—		26.46	—		6/11/2029
			5,848	2,924	(4)	21.86	—		6/30/2030
			2,299	4,599	(5)	27.82	—		6/16/2031
			—	6,931	(6)	22.04	—		6/15/2032
Liberty Global Class C	54,209
			4,614	—		28.82	—		6/28/2023
			9,985	—		26.77	—		6/28/2023
			11,379	—		33.06	—		6/26/2024
			8,548	—		41.41	—		6/25/2025
			11,680	—		29.64	—		6/16/2023
			14,300	—		27.85	—		6/21/2024
			15,882	—		29.07	—		6/12/2025
			13,621	—		25.73	—		6/11/2029
			11,694	5,849	(4)	21.51	—		6/30/2030

			Time Vested Options/SARs/RSUs								Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)		Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
			4,598	9,197	(5)	27.82		—		6/16/2031
			—	13,861	(6)	23.21		—		6/15/2032
Daniel E. Sanchez
Liberty Global Class A	—
			—	4,267	(6)	22.04		—		6/15/2032
			—	—		—		1,799	(7)	6/14/2023
Liberty Global Class C	—
			—	8,533	(6)	23.21		—		6/15/2032
			—	—		—		3,597	(7)	6/14/2023
J David Wargo
Liberty Global Class A	63,781
			4,634	—		29.22		—		6/28/2023
			5,716	—		34.44		—		6/26/2024
			4,303	—		44.46		—		6/25/2025
			5,840	—		30.47		—		6/16/2023
			7,150	—		28.83		—		6/21/2024
			7,941	—		30.14		—		6/12/2025
			6,811	—		26.46		—		6/11/2029
			5,848	2,924		(4)	21.86	—		6/30/2030
			2,299	4,599		(5)	27.82	—		6/16/2031
			—	6,931		(6)	22.04	—		6/15/2032
Liberty Global Class C	185,604	(13)
			4,614	—			28.82	—		6/28/2023
			9,985	—			26.77	—		6/28/2023
			11,379	—			33.06	—		6/26/2024
			8,548	—			41.41	—		6/25/2025
			11,680	—			29.64	—		6/16/2023
			14,300	—			27.85	—		6/21/2024
			15,882	—			29.07	—		6/12/2025
			13,621	—			25.73	—		6/11/2029
			11,694	5,849		(4)	21.51	—		6/30/2030
			4,598	9,197		(5)	27.82	—		6/16/2031
			—	13,861		(6)	23.21	—		6/15/2032

(1)	Includes 1,977 Liberty Global Class A shares and 15,072 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(2)	Vests in one remaining annual installment on May 1, 2023.

(3)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(4)	Vests in one remaining annual installment on June 30, 2023.

(5)	Vests in two equal remaining annual installments on June 16 of 2023 and 2024.

(6)	Vests in three equal remaining annual installments on June 15 of 2023, 2024 and 2025.

(7)	RSUs awarded to non-executive directors at an AGM vests in full on the date of the following AGM.

(8)

Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership. Also includes 8,787,373 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust and includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(9)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone, filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and our executive director, Mr. Malone and the Malone Trust have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(10)	Vests in one remaining annual installment on April 1, 2022.

(11)	Vests in two remaining installments on April 13 of 2023 and 2024.

(12)	Vests in three remaining annual installments on April 1 of 2023, 2024 and 2025.

(13)	Includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

Option Exercises and Stock Vested (Audited)

The table below sets forth certain information concerning each exercise of options or SARs and each vesting of restricted shares or RSUs by our directors during the year ended December 31, 2022.

	Option/SARs Awards				Stock Awards
Director	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Expiration Date	Vest Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

Michael T. Fries
Liberty Global Class A	3/7/2019				3/7/2022	146,084	(2)	3,393,531
Liberty Global Class C	3/7/2019				3/7/2022	292,168	(2)	6,915,617
Liberty Global Class A	4/1/2020				5/1/2022	71,933	(2)	1,637,195
Liberty Global Class C	4/1/2020				5/1/2022	143,866	(2)	3,409,624
Liberty Global Class B	3/14/2022				3/14/2022	63,161	(2)	1,538,602

Miranda Curtis
Liberty Global Class A	6/19/2012	1,989	4,316	6/19/2022
Liberty Global Class C	6/19/2012	6,079	23,368	6/19/2022

John W. Dick
Liberty Global Class A	6/19/2012	1,989	5,178	6/19/2022
Liberty Global Class C	6/19/2012	6,079	26,894	6/19/2022

Marisa D. Drew
Liberty Global Class A	—	—	—	—
Liberty Global Class C	—	—	—	—

Paul A. Gould
Liberty Global Class A	6/19/2012	1,989	4,221	6/19/2022
Liberty Global Class C	6/19/2012	6,079	23,209	6/19/2022

Richard Green
Liberty Global Class A	6/19/2012	1,989	4,014	6/19/2022
Liberty Global Class C	6/19/2012	6,079	22,457	6/19/2022

David Rapley
Liberty Global Class A	—	—	—	—
Liberty Global Class C	—	—	—	—

	Option/SARs Awards				Stock Awards
Director	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Expiration Date	Vest Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Larry E. Romrell
Liberty Global Class A	6/19/2012	1,989	4,402	6/19/2022
Liberty Global Class C	6/19/2012	6,079	23,477	6/19/2022

Daniel E. Sanchez
Liberty Global Class A	—	—	—	—
Liberty Global Class C	—	—	—	—

J David Wargo
Liberty Global Class A	6/19/2012	1,989	6,265	6/19/2022
Liberty Global Class C	6/19/2012	6,079	29,204	6/19/2022

(1)	Value reflects the aggregate amount realized upon the exercise or vesting of awards of Liberty Global Class A shares or Liberty Global Class C shares in 2022.

(2)	Includes shares withheld by the company to pay applicable taxes due upon vesting of RSUs in 2022.

CEO Pay Ratio

The following table sets out the ratio of our executive director’s pay to the total pay and benefits of U.K. employees at the 25th, 50th and 75th percentile of compensation among U.K. employees for 2022. The CEO single figure used in the calculation of the ratios reflects the 2022 single total figure of remuneration (as disclosed on page A-24) for our executive director. We have excluded employees from our non-consolidated U.K. entities for the purpose of calculating the below ratios.

Year	Method	25th percentile pay ratio	50th percentile pay ratio	75th percentile pay ratio
2021	C	1,577:1	1,099:1	858:1
2022	C	1,268:1	719:1	403:1

The calculation methodology used reflects Option C as defined under the relevant regulations. To determine the employees at the three quartiles, the company reviewed and analyzed salary data for its permanent employees of consolidated entities as of December 31, 2022. Given the size of the company and the variance in pay elements by employee, the company chose to use base salary to identify the best equivalents for the U.K. employees, as base salary represents the single largest component of pay for the majority of employees across the businesses. Having identified the pools of employees with salaries at the relevant levels, we excluded those employees whose start dates were after January 1, 2023 and graduate trainees on developmental rotations, and we selected a single representative, full-time employee from the remaining identified employees. Once the employees were identified, the company added other elements of pay, including overtime, commissions, benefits and all other relevant compensation elements and converted the sum to U.S. Dollars using currency exchange rates as of December 31, 2022 in order to provide a like-for-like comparison to the pay of our executive director.

The 2022 salary and pay and total benefits, for the 25th, 50th and 75th percentile U.K. employees (excluding employees of non-consolidated U.K. subsidiaries) are as follows:

Percentile	Salary	Total Pay
25th percentile	£24,470	$30,165
Median	£43,134	$53,173
75th percentile	£77,025	$94,952

Each employee’s pay and benefits were calculated using each employee’s remuneration, consistent with the aggregated CEO remuneration. No adjustments were made and no components of pay have been omitted. Note that some of the U.K. employees have equity-based compensation. Cash-on-cash comparisons would be different because our CEO’s compensation has a substantial equity component.

Comparison of Annual Change in Pay

In accordance with U.K. regulations, the following table sets out the comparison of the annual change of each director’s pay and average employee of Liberty Global plc (as the parent company) for 2022. The following table requires disclosure of changes in salary, benefits, and bonus amounts for directors, but the year-over-year change can be driven by charitable contributions, use of aircraft, deferred compensation elections, and other minor factors that can collectively give the appearance of significant reductions or increases. For example, Mr. Fries contributed approximately $1 million of his 2020 salary to the company’s COVID-19 relief fund, which is presented in the table as a reduction followed by a substantial increase in salary, when, in fact, his stated base salary remained substantially similar from year to year.

	Salary or fees (% change from 2019 to 2020)	Benefits (% change from 2019 to 2020)	Bonus (% change from 2019 to 2020)	Salary or fees (% change from 2020 to 2021)	Benefits (% change from 2020 to 2021)	Bonus (% change from 2020 to 2021)	Salary or fees (% change from 2021 to 2022)	Benefits (% change from 2021 to 2022)	Bonus (% change from 2021 to 2022)
Average Liberty Global plc employee	4.5%	(44.7)%	19.2%	17.7%	(25.0)%	13.2%	17.7%	(25.0)%	(19.6)%
Michael T. Fries	(34.7)%	(36.4)%	12.4%	65.6%	1.3%	12.4%	—	51.5%	2.2%
Andrew J. Cole	(7.5)%	658.2%	—	8.1%	(63.6)%	—	3.0%	(34.6)%	—
Miranda Curtis	(7.5)%	125.0%	—	8.1%	(57.6)%	—	3.8%	(62.6)%	—
John W. Dick	(7.5)%	100.6%	—	8.1%	(47.7)%	—	3.0%	(7.5)%	—
Marisa D. Drew	—	—	—	—	—	—	—	—	—
Paul A. Gould	(5.7)%	25.9%	—	6.0%	(2.1)%	—	2.3%	13.0%	—
Richard R. Green	(7.5)%	36.5%	—	8.1%	(33.1)%	—	6.4%	(4.7)%	—
John C. Malone	—	0.5%	—	—	(0.4)%	—	—	(0.1)%	—
David E. Rapley	(6.9)%	38.9%	—	7.5%	0.1%	—	(53.4)%	5.4%	—
Larry E. Romrell	1.5%	519.5%	—	18.3%	(64.0)%	—	2.5%	(57.5)%	—
Daniel E. Sanchez	—	—	—	—	—	—	—	—	—
J David Wargo	(7.5)%	33.4%	—	8.1%	(7.1)%	—	3.0%	0.7%	—

Relative Importance of Spend on Pay

The following table shows our consolidated expenditures for the last two fiscal years on total compensation costs (as calculated under GAAP) for all employees and our share repurchase programs. The share repurchase program was chosen as an appropriate comparator, as it is our primary method of distributing profits to our shareholders.

	2022	2021	Percentage Change
	in millions
Compensation costs (1)	1,499.0	$2,149.0	(30.2)%
Share repurchase programs	1,702.6	$1,581.1	7.7%

(1)

Includes costs for wages and salaries, share-based compensation, pension and social security and benefits. The amounts for 2022 and 2021 exclude employees who were with the operations sold by our company in 2022.

Past Performance

Total Shareholder Return Graphs

The following graph compares the changes in the cumulative total shareholder return on our Liberty Global Class A shares, Liberty Global Class B shares and Liberty Global Class C shares from January 1, 2013 to December 31, 2022, to the change in the cumulative total returns of the Nasdaq US Benchmark Telecom TR Index and the Nasdaq US Benchmark TR Index (assuming reinvestment of dividends, if applicable) over the same period, because Liberty Global plc shares are listed on the Nasdaq. The performance presented below includes (a) the share prices of LGI’s Series A, Series B and Series C common stock prior to the June 7, 2013 acquisition of Virgin Media and (b) the retrospective impact of the July 1, 2015 distribution of our LiLAC ordinary shares. The performance presented below for the periods prior to July 1, 2016, has not been retrospectively revised to give effect to the distribution of LiLAC ordinary shares to holders of Liberty Global ordinary shares. The graph assumes that $100 was invested on December 31, 2012.

	December 31,
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Liberty Global Class A shares	$100.00	$141.37	$137.04	$115.63	$95.09	$111.41	$66.34	$70.69	$75.29	$86.23	$58.84
Liberty Global Class B shares (a)	$100.00	$140.54	$157.35	$126.09	$97.55	$110.27	$65.14	$70.53	$76.05	$87.34	$58.93
Liberty Global Class C shares	$100.00	$146.15	$143.79	$121.35	$101.09	$115.18	$70.25	$74.20	$80.50	$95.61	$66.13
Nasdaq US Benchmark Telecom TR Index	$100.00	$113.40	$116.50	$120.68	$149.37	$149.23	$139.05	$175.72	$193.00	$203.29	$157.99
Nasdaq US Benchmark TR Index	$100.00	$133.48	$150.12	$150.84	$170.46	$206.91	$195.65	$256.63	$311.22	$391.79	$314.49

(a)	Trading data is limited for Liberty Global Class B shares, as these shares are thinly-traded.

Ten Year CEO Total Compensation (Determined under U.K. Regulations Using Historic Stock Prices)

	2022	2021(3)	2020(3)	2019(3)	2018(3)	2017(3)	2016(3)	2015(3)	2014(3)	2013(3)
Single Total Compensation Figure (1)(2)	$38,236,059	$85,695,136	$52,241,521	$49,497,981	$24,886,072	$8,963,767	$24,038,545	$29,662,545	$131,664,116	$17,980,903

Annual Performance Bonus Awards (as percentage of maximum)	96.9%	113.2%	112.5%	101.8%	101.6%	57.0%	61.7%	82.3%	98.1%	79.2%
Vesting of Long-Term Performance Awards (as percentage of maximum)	—%	100%	65%	106.1%	27.4%	—%	66.3%	69.1%	100.8%	66.3%

(1)

Reflects the single figure in respect of Mr. Fries for each of the periods, calculated in accordance with U.K. regulations (as shown in the table “Single Total Figure of Compensation for Directors (Audited)”). U.S. regulations provide for substantially different means of calculation, using instead grant date fair value. U.K. regulations for the “Single Total Compensation Figure” include compensation granted in prior periods that vests in the year in question. For example, the figure for 2022 includes grants made to Mr. Fries in connection with the renewal of his employment agreement which were granted in 2019 but which vested in 2022 and are shown not at the value of the stock on the date of this proxy statement or at the time of grant but at the spot price at year end of 2022 (see next footnote). U.S. stockholders therefore may find this disclosure to be inconsistent with U.S.-based disclosure.

(2)

U.K. regulations require that equity awards are valued using stock prices as of the end of the year in which they were granted and SAR values using the stock price at the time of vesting. Since market prices for our shares move upwards or downwards, these values therefore only show the “spot” value based upon those regulations. Actual amounts realized or realizable will vary and can vary substantially. The single total figure of compensation for Mr. Fries consists of the sum of his fees and salary, taxable benefits, annual performance bonus awards, long-term performance awards, SAR /option awards and pension amounts for the relevant year, as the case may be.

(3)

The numbers for the above table for previous years are derived from our proxy statement for each of the respective years. For further information on previous years please refer to those filings. For calendar year 2014, the reported single figure included compensation from Mr. Fries’ employment agreement which was entered into in that year. Under the agreement he received various equity awards which were subject to time vesting and performance conditions over multiple years, but which were shown pursuant to the applicable regulations as if earned in one year, reflecting stock prices on December 31, 2014. Stock prices have since varied.

Director Compensation for the Year Ending December 31, 2023

For 2023, the nominating and corporate governance committee with respect to our non-executive directors, and the compensation committee with respect to our executive director, intend to apply our approved directors’ compensation policy using each committee’s discretion, as described below, consistent with the terms of the directors’ compensation policy.

Executive Director

Salary. For 2023, the compensation committee did not increase our executive director’s base salary from that in effect during 2023, maintaining it at $2,563,000.

Benefits. Our executive director is eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and a deed of indemnity between Liberty Global and our executive director), gifts, reimbursement of certain fees, and memberships in certain professional organizations. Our executive director is eligible for participation in other benefit plans and policies offered to salaried employees in the U.S., including life insurance, health insurance, executive health plan and gym facilities. Our Deferred Compensation Plan permits our executive director to defer payment of his salary and annual bonus. In addition, we will pay for expenses related to business travel in accordance with our business expense policy.

Annual Performance Bonus Award. In February 2023, the compensation committee approved individual performance goals, including maximum achievable annual performance bonus awards, with respect to annual performance awards for 2023 to our executive officers, including our executive director. For 2023, the target achievable performance bonus award for our executive director is $16.0 million pursuant to the terms of the Fries Agreement and in accordance with the directors’ compensation policy. The target 2023 annual bonus program is based on the achievement of revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budgets, customer satisfaction metrics and specified People, Planet and Progress metrics and objectives for the fiscal year ending December 31, 2023. Based on the achievement of these performance metrics, the actual payout is determined. If each of the targets are met, the payout is 100%. The maximum payout under the 2023 annual performance bonus award related to these performance metrics is 145%. In special circumstances, the compensation committee can increase the 2023 annual performance bonus award to up to 1.5 times the target bonus amount to recognize exceptional individual performance and special contributions.

Equity Incentive Awards. For our executive director, the target long-term incentive value for 2023 is $22.0 million, pursuant to his employment agreement. In April 2023, 40% of the executive director’s 2023 target equity value was granted in the form of SARs. The SARs are subject to vesting in three equal installments on May 1 of 2024, 2025 and 2026, and naturally align the executives’ performance with shareholders as their value is completely dependent upon share appreciation. 10% of the executive director’s 2023 target equity value was granted in VIP awards, which is based upon performance over a three-year period of the company’s increasingly significant Ventures portfolio of investments. The VIP component of the long-term incentive program is designed to incentivize management’s efforts in driving growth and value with respect to the Ventures portfolio of investments. Performance is based upon changes (positive or negative) against the valuation of the Ventures portfolio over the performance period performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid after the end of the performance period, either in company shares or cash at the option of the company. The remaining 50% of the executive director’s 2023 target equity value was granted in RSUs which vest in three equal installments on May 1 of 2024, 2025, and 2026.

The 2023 Long Term Incentive Plan as described above, overall and particularly for our executive director, is weighted heavily in SARs, which carries greater risk to the executive but also provides upside aligned with shareholders if the company’s share prices appreciate. The compensation committee made these modifications to the long-term incentive portion of our executives’, including the executive director’s, compensation to provide increased focus on share price performance, which directly aligns the interests of the executives with shareholders.

Non-executive Directors

Non-executive director compensation for 2023 will remain at the same level as it ended at in 2022, such that each non-executive director, other than Mr. Malone, will continue to receive an annual retainer equivalent of

$130,000 and an equity award with a combined grant date fair value of $200,000. The non-executive director compensation will remain consistent with our directors’ compensation policy, which is summarized in the proxy statement under Executive Officers and Directors Compensation—Directors Compensation. Similar to previous years, the non-executive directors will receive an equity award grant on the date of the AGM as stated in the Executive Officers and Directors Compensation—Directors Compensation section of the proxy statement, except in the case of our chairman, who will receive his grant of options at the time the executive director receives his equity award grant. The equity awards they receive will generally be based on a combination of our Liberty Global Class A and Liberty Global Class C shares.

Our non-executive directors are eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity between Liberty Global and each non-executive director), gifts and memberships in certain professional organizations. We will also make available to our non-executive directors, when requested, health insurance under our health insurance policies. In accordance with our directors’ compensation policy, we have agreed to pay our chairman from his reimbursement allowance for professional fees and other expenses incurred by him related to his ownership of our shares and in connection with his services as our chairman. For our non-executive directors, we offer our Directors Deferred Compensation Plan that permits our non-executive directors to defer up to 85% of their fees (whether paid in shares or cash) and vesting of any RSUs. In addition, we will pay for expenses related to business travel, including guests when invited, in accordance with our business expense policy.

No additional changes are anticipated in 2023 with respect to the compensation of our non-executive directors or our executive director.

Signed on behalf of the board of directors:

Bryan H. Hall
Executive Vice President, General Counsel and Secretary
April 28, 2023

Company registered number:     8379990

APPENDIX B

LIBERTY GLOBAL 2023 INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN

1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby eligible employees, directors and independent contractors of the Company and its Subsidiaries may be awarded additional remuneration for services rendered in the form of Share and Share-based or Share-settled awards thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in attracting Persons of exceptional ability to become officers, employees, directors and independent contractors of the Company and its Subsidiaries.

1.2    Effective Date. The Plan has been initially adopted by the Compensation Committee of the Board on March 24, 2023, subject to approval by Shareholders, in accordance with applicable law. The Plan will become effective on the date of such approval by Shareholders (the “Effective Date”).

1.3    Prior Plans. Following the Effective Date, no new awards shall be made under the Company’s 2014 Incentive Plan or the Company’s 2014 Nonemployee Director Incentive Plan (collectively, the “Prior Plans”), although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the applicable Prior Plan.

ARTICLE II

DEFINITIONS

2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement, cash award agreement or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards, Cash Awards, Other Awards or any other authorized award under the Plan (other than cash payable under Article XII with respect to Director Compensation, including cash in lieu of fractional Shares).

“Board” means the Board of Directors of the Company.

“Board Change” means the date a majority of members of the Board is replaced during any two-year period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

“Cash Award” means an Award made pursuant to Section 11.1 of the Plan to a Holder, which may be settled in cash or in a combination of cash and Shares as determined by the Committee.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Company” means Liberty Global plc, a public limited company incorporated under English law.

“Control Purchase” means any transaction (or series of related transactions) in which any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means (a) the Chairman of the Board and each of the directors of the Company as of January 1, 2023, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Director Compensation” means the fees paid by the Company to Non-Employee Directors pursuant to the Liberty Global Compensation Policy for Non-Employee Directors, as may be in effect from time to time.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.

“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Committee only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.

“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Election Deadline” means, with respect to a particular calendar quarter, the last day of the immediately preceding calendar quarter.

“Election Notice” means a written notice provided by a Non-Employee Director to the Company informing the Company of the Non-Employee Director’s decision to exercise such Non-Employee Director’s Share Election Right. For purposes of Section 12.3, valid Election Notices filed pursuant to the Company’s 2014 Nonemployee Director Incentive Plan (or any predecessor plan) shall continue to apply to the Plan.

“Eligible Person” means employees (including officers and directors) and independent contractors of the Company or of any Subsidiary, and Non-Employee Directors.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a Person who has received an Award under the Plan, including Non-Employee Directors who have exercised his or her Share Election Right with respect to a particular calendar quarter and have not yet received the Shares issuable as a result of such exercise.

“Nasdaq” means the Nasdaq Global Select Market.

“Non-Employee Director” means any individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.

“Option” means a share option granted under Article VI.

“Other Awards” has the meaning ascribed thereto in Section 11.2.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Global 2023 Incentive Plan, as may be amended from time to time.

“Prior Plans” has the meaning ascribed thereto in Section 1.3.

“Purchase Restriction” means any restriction under applicable law (including, without limitation, a blackout period under the U.S. Sarbanes-Oxley Act of 2002) or the rules of Nasdaq or any other principal national securities exchange on which Shares are traded that would prohibit a Non-Employee Director from purchasing Shares.

“Rescission Notice” means a written notice provided by a Non-Employee Director to the Company informing the Company of the Non-Employee Director’s decision to rescind the future application of a previously delivered Election Notice in accordance with Section 12.3.

“Restricted Share Unit” means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article IX.

“Restricted Shares” means Shares subject to a Restriction Period and awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“Retirement” means, with respect to Eligible Persons (other than independent contractors), the voluntary termination of a Holder’s employment or service with the Company and its Subsidiaries on such terms as are determined by the Committee and set forth in the Agreement, or, if not otherwise set forth in the Agreement, the voluntary termination on or after the date that the sum of the Holder’s years of age and years of employment or service with the Company and its Subsidiaries is at least 70.

“SARs” means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.

“Scheme of Arrangement” means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.

“Share” means each or any (as the context may require) class of the Company’s ordinary shares.

“Share Election Right” means the right of a Non-Employee Director to elect to receive Shares, as prescribed by the Board, in consideration for an undertaking to pay for such Shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of the Company by the release of the Director Compensation payable to such Non-Employee Director with respect to a particular calendar quarter.

“Shareholder” means a holder of the ordinary or preference shares of the Company, known as a “member” under English law.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of Section 5.1, a Subsidiary shall additionally mean a subsidiary within the meaning of Section 1159 of the Act.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Award, means the date on which such Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1    Committee. The Plan shall be administered by the Compensation Committee of the Board (unless a different committee is subsequently appointed by the Board), except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board”. The Committee shall be comprised of not less than two Persons who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the “independent” requirement of the rules of any principal securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the Committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the Committee may act for the Committee as a whole provided such remaining members satisfy the requirements of the previous sentence. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2    Powers. The Committee shall have full power and authority to select Eligible Persons to become Holders, to grant Awards to Eligible Persons, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the Eligible Person, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3    Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend or rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall not exceed 43,284,342 million Shares, which represents the number of Shares reserved for issuance under the Prior Plans that remain available for grant under the Prior Plans immediately prior to the Company’s 2023 Annual Meeting of Shareholders, plus the number of Shares subject to outstanding Awards under the Prior Plans that become available for issuance under this Plan pursuant to this Section 4.1. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares, or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (i) subject to any Award granted under the Plan or the Prior Plans that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (ii) subject to any Award of Restricted Shares or Restricted Share Units granted under the Plan or the Prior Plans that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (iii) covered by an Award granted under the Plan or the Prior Plans and not delivered to the Holder due to payment of withholding taxes or purchase prices and (iv) that the Company repurchases on the open market by the Company with the proceeds of an Option purchase price, shall to the extent permitted under applicable law, again be available for purposes of the Plan.

4.2    Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 13.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). Notwithstanding the foregoing, with respect to any Award that may be settled in a combination of Shares and cash, the Committee may, if its deems appropriate, provide for a cash payment for the whole Award in connection with any adjustment made pursuant to Section 4.2.

4.3    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.

ARTICLE V

ELIGIBILITY

5.1    General. Awards may be granted under the Plan only to Eligible Persons as the Committee shall select. Solely with respect to independent contractors, for purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.

ARTICLE VI

OPTIONS

6.1    Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Persons to be granted Options, the time when each Option shall be granted to such Eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.

6.2    Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and, except in connection with Substitute Awards or as provided by any sub-plan of the Plan, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.

6.3    Term of Options. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.

6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.5    Manner of Exercise.

(a)    Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 13.10 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. The Committee may adopt a policy providing for the automatic exercise of an Option due to its expiration.

(b)    Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.

(c)    Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 13.10, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII

SARS

7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such Eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an Eligible Person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.

7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of a Free Standing SAR shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.

7.4    Consideration. Except as otherwise set forth in an Agreement, the consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII

RESTRICTED SHARES

8.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, shall specify the Company’s right to repurchase any Restricted Shares, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2    Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiary or to such other entity or employee, as determined by the Committee in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3    Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) subject to Section 13.3, the Company or its designee may retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

8.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiary or to such other entity or employee as determined by the Committee, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

ARTICLE IX

RESTRICTED SHARE UNITS

9.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 9.1 shall be specified in the Agreement.

9.2    Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.

9.3    Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which shall be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Sections 8.3 and 13.3 hereof, as the Committee shall determine.

9.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued to the Holder therefor, (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement and (iii) with respect to Awards of Restricted Share Units that may be settled in cash or a combination of cash and Shares, any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

9.5     Cash Payments. In connection with any Award of Restricted Share Units that may be settled in cash or a combination of cash and Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE X

PERFORMANCE AWARDS

10.1    Designation as a Performance Award. The Committee shall have the right to designate any Award as a Performance Award.

10.2    Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); share price measures (including growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); Adjusted EBITDA less property and equipment additions, economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including distributable cash flow, operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); net promoter score or other metrics regarding quality or extent of customer satisfaction or service; expense measures (including overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, corporate responsibility, workforce diversity, environmental and safety); such other criteria as determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

10.3    Waiver of Performance Objectives. The Committee shall have discretion to modify, adjust or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award.

ARTICLE XI

CASH AND OTHER AWARDS

11.1    Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Share Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to Eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. The determinations made by the Committee pursuant to this Section 11.1 shall be specified in the applicable Agreement.

11.2    Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Agreement) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Shares, notes or other property as the Committee may determine based in whole or in part on the value or future value of a Share or on any amount that the Company pays as dividends or otherwise distributes with respect to Shares, (ii) the acquisition or future acquisition of Shares, (iii) cash, Shares, notes or other property as the Committee may determine (including payment of Dividend Equivalents in cash or Shares) based on one or more criteria determined by the Committee unrelated to the value of a Share, or (iv) any combination of the foregoing (such Awards, “Other Awards”). Awards pursuant to this Section 11.2 may, among other things, be made subject to restrictions on transfer, repurchase, vesting requirements or cancellation under specified circumstances.

ARTICLE XII

CERTAIN SHARES IN CONNECTION WITH DIRECTOR COMPENSATION

12.1    General. Subject to the provisions of this Article XII, each Non-Employee Director shall have a Share Election Right in connection with Director Compensation payable for the calendar quarter ended after the Effective Date and each calendar quarter thereafter. Subject to any applicable Purchase Restrictions, to the extent a Non-Employee Director has exercised the Share Election Right in accordance with this Article XII, such Non-Employee Director will receive Shares of the applicable class of Shares in consideration for an undertaking to pay for such Shares in accordance with the terms of the Share Election Right. Furthermore, the undertaking to pay may be satisfied (in whole or in part) by the release, at the Company’s discretion, of its requirement to pay the Director Compensation payable to such Non-Employee Director with respect to the applicable calendar quarter on the last day of such calendar quarter (or as soon as practicable thereafter). The number of Shares of the applicable class of Shares issuable to a Non-Employee Director pursuant to a Share Election Right for a particular calendar quarter shall equal the quotient obtained by dividing (x) the aggregate amount of such Director Compensation by (y) the Fair Market Value of a Share of the applicable class of Shares as of the last day of such calendar quarter. No fractional Shares will be issued. In lieu of issuing any fractional Shares resulting from such calculation, an amount in cash will be paid equal to such fraction multiplied by the Fair Market Value of a share of the applicable class of Shares on the last day of such calendar quarter. All Shares issued under this Article XII shall be issued free of all restrictions, except as required by law. In addition, the issuance of any Shares under this Article XII shall be for at least the minimum consideration necessary to permit such Shares to be fully paid. Nothing in this Article XII shall preclude Non-Employee Directors from receiving any other Award authorized under the Plan.

12.2    Timing of Election. Subject to the deemed election provisions of Section 12.3, a Non-Employee Director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an Election Notice by the Election Deadline applicable to such calendar quarter. Once the Election Deadline applicable to a particular calendar quarter has passed, no Share Election Right may be exercised by any Non-Employee Director with respect to such calendar quarter, unless the Board determines, in its sole discretion, that such change is occasioned by an extraordinary or unanticipated event.

12.3    Deemed Election. If a Non-Employee Director has never delivered a timely Election Notice, the Non-Employee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will receive cash for the Director Compensation payable to such Non-Employee Director without set-off against undertakings to pay for any such Shares for all calendar quarters until an Election Notice is timely delivered. Once an Election Notice is timely delivered by a Non-Employee Director, it shall apply to the calendar quarter with respect to which it was delivered, and, if such Non-Employee Director subsequently fails to timely provide Election Notices with respect to the succeeding calendar quarters, it shall be deemed to apply to all succeeding calendar quarters until a Rescission Notice is timely delivered to the Company with respect to any succeeding calendar quarter. For a Rescission Notice to be timely with respect to a particular calendar quarter, it must be delivered to the Company by the Election Deadline applicable to such calendar quarter. A Non-Employee Director who has delivered a Rescission Notice may exercise a Share Election Right for subsequent calendar quarters by the timely delivery of an Election Notice.

12.4    Election Void During Restricted Period. If, on the date a Non-Employee Director is to receive Shares pursuant to this Article XII, a Purchase Restriction is in place, such Non-Employee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will instead receive cash in payment of the Director Compensation then payable to such Non-Employee Director without set-off against an undertaking to pay for any such Shares.

12.5    Conditions. Nothing contained herein shall preclude the Board, in its sole discretion, from imposing additional conditions as it may determine, in its sole discretion, on any issuance of Shares pursuant to this Article XII.

ARTICLE XIII

GENERAL PROVISIONS

13.1    Acceleration of Awards.

(a)    Death or Disability. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with the Holder’s termination of employment or service by reason of death or Disability, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

(b)    Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction, if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with any Approved Transaction, Board Change or Control Purchase, unless the applicable Agreement provides otherwise, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. The effect, if any, on a Cash Award or Other Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.

13.2    Termination of Employment or Service.

(a)    General. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least three years following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for cause will be treated in accordance with the provisions of Section 13.2(c). With respect to a Holder of an Award of Restricted Shares or Restricted Share Units that may be settled in cash or a combination of cash and Shares, if such Holder’s employment or service with the Company and its Subsidiaries shall terminate during the Restriction Period with respect to any such Restricted Shares or Restricted Share Units, the Holder’s rights to any related cash amounts shall thereafter vest solely to the extent provided in the applicable Agreement. The effect on a Cash Award or Other Award of the termination of a Holder’s employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b)    Retirement. Notwithstanding the provisions of Section 13.2(a) to the contrary and unless otherwise determined by the Committee, if a Holder’s employment or service with the Company and its Subsidiaries is terminated due to Retirement during a Restriction Period applicable to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall immediately vest to the extent that such Awards (including any Retained Distributions and unpaid Dividend Equivalents) would have become vested and exercisable had the Holder remained in continuous employment with the Company through the date that is one year after the date of the Holder’s Retirement. Unless otherwise determined by the Committee, upon termination of a Holder’s employment or service with the Company and its Subsidiaries due to Retirement, Options and SARs that are vested and exercisable as of the date of the Holder’s Retirement shall remain exercisable until the first to occur of the date that is three years after the date of the Holder’s Retirement or the scheduled expiration of such Options or SARs. Notwithstanding the foregoing and unless otherwise determined by the Committee, for purposes of any Performance Award, a Holder’s Retirement during the performance period applicable to such Performance Award shall have no effect on such Performance Award, provided that the additional one-year of vesting service described in this Section 13.2(b) shall apply to a Performance Award if a Holder’s Retirement occurs during a service period applicable to such Performance Award following completion of the performance period. For the avoidance of doubt, this Section 13.2(b) shall not apply to Awards made to independent contractors. With respect to a Holder of a Cash Award or an Award of Restricted Shares, Restricted Share Units or Other Awards that may be settled in cash or a combination of cash and Shares, if such Holder’s employment or service with the Company and its Subsidiaries shall terminate due to Retirement during the Restriction Period with respect to any Restricted Shares, Restricted Share Units or Other Awards or prior to the payment of a Cash Award or Other Award, the Holder’s rights to any cash amounts related to such Award shall thereafter vest as determined under this Section 13.2(b) unless otherwise provided in the applicable Agreement.

(c)    Termination for Cause. If a Holder’s employment or service with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, “cause” shall have the meaning ascribed thereto in any employment or other agreement to which such Holder is a party or, in the absence thereof or with respect to Non-Employee Directors, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents shall be forfeited immediately. With respect to a Holder of a Cash Award or an Award of Restricted Shares, Restricted Share Units or Other Awards that may be settled in cash or a combination of cash and Shares, if the Holder’s employment or service with the Company and its Subsidiaries shall be terminated by the Company or the Subsidiary for “cause” (as defined in this Section 13.2(c) of the Plan), then, unless otherwise determined by the Committee and provided in the applicable Agreement, all (i) unpaid Cash Awards or Other Awards held by such Holder shall immediately terminate, and (ii) all cash amounts related to Restricted Shares, Restricted Share Units or Other Awards shall be forfeited immediately.

(d)    Miscellaneous. With respect to Awards made to employees of the Company or any Subsidiary, the Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any of its Subsidiaries.

13.3    Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, any dividend, Dividend Equivalent or other distribution, whether in cash, Shares or other property, made with respect to an Award shall be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the underlying Award and shall not paid or issued until such Award is fully vested and otherwise no longer subject to a risk of forfeiture.

13.4    Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other agreement between the Holder and the Company or any Subsidiary of the Company.

13.5    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

13.6    Written Agreement. Each Award shall be evidenced by an Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Award shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 13.8(b).

13.7    Nontransferability; Designation of Beneficiaries.

(a)    Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).

(b)    Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.

13.8    Termination and Amendment.

(a)    General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards or Share payments under Article XII may be made under the Plan on or after the fifth anniversary of the Effective Date. The Plan may be terminated at any time prior to the fifth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 13.8(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend, as permitted by applicable law, the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 13.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

13.9    Government and Other Regulations. The obligation of the Company with respect to Awards and Share payments under Article XII shall be subject to all applicable laws, rules and regulations, including the Act, the Exchange Act and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

13.10    Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units, the satisfaction of the Performance Objectives applicable to a Performance Award or upon payment of Director Compensation in Shares under Article XII, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable to such Holder (subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award. With respect to Cash Awards or Awards that may be settled in cash or a combination of cash and Shares, the foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to Cash Awards or cash amounts paid in settlement of any Award (or portion thereof) under the Plan.

13.11    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.12    Exclusion from Pension and Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

13.13    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any Shares or cash which may at any time be represented by Awards or deliverable in payment Director Compensation under Article XII, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the Shares covered by an Award or deliverable in payment Director Compensation under Article XII prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.14    Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.

13.15    Accounts. The delivery or payment of any Shares or cash shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 13.10.

13.16    Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

13.17    Company’s Rights. Neither the grant of Awards pursuant to the Plan nor the issue of Shares pursuant to Article XII of the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

13.18    Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

13.19    Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.

13.20    Annexes and Subplans. Any annex or subplan adopted from time to time with respect to the Plan shall be made a part of the Plan and, in the event of a conflict between the terms of the Plan and the terms of an annex or subplan to the Plan, the terms of the annex or subplan shall control with respect to the terms of Awards granted to Persons who are Holders pursuant to the annex or subplan.

13.21    Recoupment. Notwithstanding any other provisions of the Plan, all Awards will be subject to deduction or recoupment pursuant to the Company’s Recoupment Policy or as otherwise may be required pursuant to any law, government regulation or stock exchange listing requirement, or any other policy adopted by the Company.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Resolutions — The Board of Directors recommends a vote FOR all nominees in ordinary resolutions 1 and 2, FOR ordinary resolutions 3-9 and 11-13 and FOR special resolution 10. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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Online

Go to **www.envisionreports.com/lgip** or scan the QR code — login details are located in the shaded bar below.

Annual General Meeting Proxy Materials - Notice of Availability 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Liberty Global plc Annual General Meeting of Shareholders to be Held on June 14, 2023

Under the rules of the U.S. Securities and Exchange Commission and the U.K. Companies Act 2006, you are receiving this notice that the proxy materials for the Annual General Meeting of shareholders are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual General Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report to Shareholders, the U.K. Report and Accounts and The Notice and Proxy Statement are available at:

www.envisionreports.com/lgip

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/lgip.**
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 4, 2023 to facilitate timely delivery.

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